As filed with the Securities and Exchange Commission on September 22, 1998
                                             Registration No._______________




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                                  PEOPLE'S BANK

                   (Originator of the Trust described herein)
                (Exact name as specified in registrant's charter)

                     PEOPLE'S BANK CREDIT CARD MASTER TRUST
                      (Issuer of the Offered Certificates)

        United States                        6025                      06-1213065
(State or other jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)      Classification Code Number)     Identification No.)
                                        850 Main Street
                                   Bridgeport, Connecticut 06604
                                        (203) 338-7171
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           ---------------------------


                            WILLIAM T. KOSTURKO, ESQ.
                                 GENERAL COUNSEL
                                  PEOPLE'S BANK
                                 850 Main Street
                          Bridgeport, Connecticut 06604
                                 (203) 338-7171
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           ---------------------------


                                    Copy to:
 LAURA A. DEFELICE, ESQ.                            ANDREW M. FAULKNER, ESQ.
  MAYER, BROWN & PLATT                                SKADDEN, ARPS, SLATE,
      1675 Broadway                                     MEAGHER & FLOM LLP
New York, New York 10019                                919 Third Avenue
     (212) 506-2500                                 New York, New York 10022
                                                         (212) 735-3000

                           ---------------------------


                Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

                           ---------------------------


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           ---------------------------


                         CALCULATION OF REGISTRATION FEE

                                                                    Proposed maximum       Proposed
              Title of each class of                  Amount to    aggregate offering  maximum aggregate      Amount of
            securities being registered             be registered   price per unit(1)   offering price(1)   registration fee
            ---------------------------             -------------   -----------------   -----------------   ----------------

Floating Rate Class A Asset Backed Certificates,
   Series _________..............................     $ 900,000           100%              $ 900,000           $ 265.50

Floating Rate Class B Asset Backed Certificates,
   Series _________..............................     $ 100,000           100%              $ 100,000           $  29.50

Total                                               $ 1,000,000           100%            $ 1,000,000           $ 295.00


(1) Estimated solely for the purpose of calculating the registration fee.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                                                  CROSS REFERENCE SHEET


                         Name and Caption in Form S-1                                 Caption in Prospectus
                         ----------------------------                                 ---------------------

1.      Forepart of Registration Statement and Outside Front Cover
        Page of Prospectus..............................................     Front Cover Page of Registration Statement;
                                                                                 Outside Front Cover Page of Prospectus
2.      Inside Front and Outside Back Cover Pages of
        Prospectus......................................................     Inside Front Cover Page of Prospectus;
                                                                                 Outside Back Cover Page of Prospectus
3.      Summary Information, Risk Factors and Ratio of Earnings to
        Fixed Charges...................................................     Prospectus Summary; Special
                                                                                 Considerations; The Trust; The
                                                                                 Receivables; Receivables Yield
                                                                                 Considerations; Certain Legal
                                                                                 Aspects of the Receivables
4.      Use of Proceeds.................................................     Use of Proceeds

5.      Determination of Offering Price.................................                          *

6.      Dilution........................................................                          *

7.      Selling Security Holders........................................                          *

8.      Plan of Distribution............................................     Underwriting

9.      Description of Securities to be Registered......................     Prospectus Summary; The Trust; The
                                                                                 Receivables; Maturity Assumptions;
                                                                                 Receivable Yield Considerations;
                                                                                 Description of the Certificates; Certain
                                                                                 Federal Income Tax Consequences
10.     Interests of Named Experts and Counsel..........................                          *

11.     Information with Respect to the Registrant......................     The Trust; The Credit Card Business of
                                                                                 People's Bank; People's Bank; Description
                                                                                 of the Certificates

12.     Disclosure of Commission Position on Indemnification for
        Securities Act Liabilities......................................                          *

*  Not applicable.

========================BEGINNING OF RED HERRING TEXT===========================
Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State. ==========================END OF RED HERRING TEXT===============================


               SUBJECT TO COMPLETION, DATED _______________ , 1998
                                        $

                     PEOPLE'S BANK CREDIT CARD MASTER TRUST

 $___________ Floating Rate Class A Asset Backed Certificates, Series _________ $___________ Floating Rate Class B Asset Backed Certificates, Series _________
                                     [LOGO]
                             Transferor and Servicer

         Each of the Floating Rate Class A Asset Backed Certificates, Series _________ (the "Class A Certificates") and each of the Floating Rate Class B Asset Backed Certificates, Series _________ (the "Class B Certificates" and, together with the Class A Certificates, the "Offered Certificates") offered hereby will evidence undivided interests in certain assets of the People's Bank Credit Card Master Trust (the "Trust") created pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of March 18, 1997, amending and restating in its entirety the Pooling and Servicing Agreement dated as of June 1, 1993, and as further amended, from time to time, between People's Bank, as transferor and servicer (the "Transferor"), and Bankers Trust Company, as trustee. In addition, the Collateral Interest (as defined herein), which is not offered hereby, will be issued in the initial amount of $___________ (the Collateral Interest together with the Offered Certificates, the "Certificates"). The property of the Trust includes, among other things, receivables (the "Receivables") generated from time to time in a portfolio of VISA(R) and MasterCard(R) credit card accounts, all monies due or to become due in payment of the Receivables, Recoveries, Interchange, the benefits of the funds and securities on deposit in certain bank accounts with respect to the Certificates and certain interest rate cap agreements, each as defined or described herein. People's Bank services the Receivables, and People's Structured Finance Corp. ("PSFC"), a wholly-owned subsidiary of People's Bank, owns the undivided interest in the Trust not represented by the Certificates or the other interests issued by the Trust. The Trust currently has five other series of certificates outstanding, and PSFC and People's Bank may offer from time to time other series of certificates which evidence fractional undivided interests in certain assets of the Trust, which may have terms significantly different from the Certificates, by exchanging a portion of PSFC's interest in the Trust. (continued on following page)

         There currently is no secondary market for the Certificates, and there is no assurance that one will develop. Potential investors should consider, among other things, the information set forth in "Risk Factors" commencing on page 22.

                          ---------------------------

         THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF PEOPLE'S BANK, PSFC OR ANY OF THEIR AFFILIATES. A CERTIFICATE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC"). THE RECEIVABLES ARE NOT INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY.

                          ---------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ---------------------------


                                  Initial Public
                                  Offering Price        Underwriting Discount (2)  Proceeds to PSFC (1)(3)
                                 ----------------        ----------------------     --------------------

Per Class A Certificate              ______%                     ____%                    _____%
Per Class B Certificate              ______%                     ____%                    _____%
Total                            $____________               $___________            $______________
------------------

(1) Plus accrued interest, if any, at the applicable Certificate Rate (as defined herein) from the Closing Date.


(2) People's Bank and PSFC have agreed to indemnify the Underwriters (as defined herein) against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

(3) Before deduction of expenses of the offering payable by People's Bank estimated to be $_______.

                           ---------------------------

The Offered Certificates are offered by the Underwriters as specified herein, subject to receipt and acceptance by the Underwriters and subject to their right to reject in whole or in part. It is expected that the Offered Certificates will be delivered in book-entry form on or about __________, 1998, through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System.

                           ---------------------------

                    Underwriters of the Class A Certificates

                    Underwriters of the Class B Certificates

                           ---------------------------


              The date of this Prospectus is ____________ ___, 1998.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE OFFERED CERTIFICATES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT COVERING TRANSACTIONS AND THE IMPOSITION OF A PENALTY BID IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

(Continued from previous page)

         Interest with respect to the Offered Certificates is scheduled to be distributed on __________, 1998 and on the 15th day of each month thereafter (or, if such 15th day is not a business day, on the next succeeding business day) (each a "Distribution Date"). Interest will accrue on the Class A Certificates from the Closing Date through and including __________, 1998 at the rate of _____% per annum and with respect to each Interest Period (as defined herein) thereafter in the manner and with the exceptions described herein at the rate of _____% per annum above the London interbank offered quotations rate for one-month United States dollar deposits. Interest will accrue on the Class B Certificates from the Closing Date through and including _____________, 1998 at the rate of _____% per annum and with respect to each Interest Period thereafter in the manner and with the exceptions described herein at the rate of _____% per annum above the London interbank offered quotations rate for one-month United States dollar deposits. See "Description of the Certificates--Interest Payments." Principal with respect to the Class A Certificates is scheduled to be distributed on the _________, 2003 Distribution Date (the "Class A Scheduled Payment Date"), but may be paid earlier or later under certain limited circumstances as described herein. Principal with respect to the Class B Certificates is scheduled to be distributed on the __________, 2003 Distribution Date (the "Class B Scheduled Payment Date"), but may be paid earlier or later under certain limited circumstances as described herein. See "Maturity Considerations." Principal payments will not be made to Class B Certificate Holders until the final principal payment has been paid in respect of the Class A Certificates. See "Description of the Certificates--Principal Payments."

     The fractional undivided interest in the Trust represented by the Class B Certificates will be subordinated to the Class A Certificates to the extent described herein. In addition, the Collateral Interest will be subordinated to the Offered Certificates to the extent described herein.


                         REPORTS TO CERTIFICATE HOLDERS

     Unless and until Definitive Certificates (as defined herein) are issued, monthly and annual reports containing unaudited information concerning the Trust and prepared by the Servicer will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the Agreement. See "Description of the Certificates--Book-Entry Registration," "--Reports to Certificate Holders" and "--Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Transferor does not intend to send any of its financial reports to Certificate Holders or to the owners of beneficial interests in the Offered Certificates ("Offered Certificate Owners"). The Servicer will file with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

     Such periodic reports will also be available at the offices of Bankers Trust Luxembourg, S.A., the Listing Agent with respect to the Class A Certificates. See "Listing and General Information."


                              AVAILABLE INFORMATION

     The Transferor, as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission on behalf of the Trust with respect to the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the
Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site at "http://www.sec.gov" that contains information regarding registrants that file electronically with the Commission.

     Application will be made to list the Class A Certificates on the Luxembourg Stock Exchange.

                                OTHER INFORMATION

     This Prospectus contains certain limited information about the offering of the Class A Certificates which is relevant to non-U.S. persons. Detailed information concerning the offering is contained herein and purchasers are urged to read this Prospectus in full. The distribution of this Prospectus and the offering of the Certificates in certain jurisdictions may be restricted by law. Persons into whose possession this Prospectus comes are required by the Underwriters to inform themselves about and to observe any such restrictions.

     The Transferor and PSFC have taken all reasonable care to ensure that the information contained in this Prospectus in relation to the Transferor and PSFC, as the case may be, and the Certificates is true and accurate in all material respects and that in relation to the Transferor, PSFC and the Certificates there are no material facts the omission of which would make misleading any statement herein, whether fact or opinion. The Transferor and PSFC each accepts responsibility accordingly.

     This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy the Certificates in any jurisdiction in which such offer or solicitation is unlawful.

     No person has been authorized to give information or make statements other than those of this Prospectus and no person may rely on such information or statements as having been authorized. The publication of this Prospectus does not imply that the information contained herein is still valid after the date of publication.

     As used in this Prospectus, all references to "dollars" and "$" refer to United States dollars.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE AND, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus. A listing of the pages on which some of such terms are defined is found in the "Index of Key Terms." Unless the context requires otherwise, certain capitalized terms, when used herein, relate only to the Certificates.

Title of Securities..........       $______________________  Floating Rate Class
                                    A   Asset   Backed   Certificates,    Series
                                    _________ (the "Class A  Certificates")  and
                                    $__________________  Floating  Rate  Class B
                                    Asset Backed Certificates,  Series _________
                                    (the "Class B  Certificates"  and,  together
                                    with the Class A Certificates,  the "Offered
                                    Certificates"   and,   together   with   the
                                    Collateral  Interest  described herein,  the
                                    "Certificates").

The Trust....................       The   Certificates    represent   fractional
                                    undivided  interests  in  certain  assets of
                                    People's  Bank Credit Card Master Trust (the
                                    "Trust").   The  Trust's  fiscal  year  ends
                                    December  31.  As  used  herein,   the  term
                                    "Series _________  Supplement" refers to the
                                    supplement to the Agreement  relating to the
                                    Certificates; the term "Agreement" refers to
                                    the   Amended  and   Restated   Pooling  and
                                    Servicing  Agreement  dated as of March  18,
                                    1997, amending and restating in its entirety
                                    the Pooling and Servicing Agreement dated as
                                    of June 1,  1993,  as further  amended  from
                                    time  to  time,   and,  unless  the  context
                                    requires otherwise,  refers to the Agreement
                                    as  supplemented  by  the  Series  _________
                                    Supplement;  the term  "Offered  Certificate
                                    Holders"  refers to holders  of the  Offered
                                    Certificates; the term "Certificate Holders"
                                    refers to the  Offered  Certificate  Holders
                                    and   the   Collateral    Interest    Holder
                                    collectively;  the term "Class A Certificate
                                    Holders"  refers to  holders  of the Class A
                                    Certificates   and   the   term   "Class   B
                                    Certificate Holders" refers to holders of the Class B Certificates; the term "Series" refers to any series of certificates issued by the Trust, including the Certificates;
                                    and the term "Series _________" refers to the Series represented by the Certificates.

                                    The Trust currently has five other Series outstanding. See "Annex I: Prior Series Issued and Outstanding" for a summary of these outstanding Series.

Trustee......................       Bankers  Trust  Company,  a New York banking
                                    corporation (the  "Trustee").  The Corporate
                                    Trust Office is located at 4 Albany  Street,
                                    New York, New York 10006.

Transferor...................       People's  Bank, a Connecticut  stock savings
                                    bank and a  majority-  owned  subsidiary  of
                                    People's Mutual Holdings,  is the Transferor
                                    of the Receivables and the originator of the
                                    Trust.  The principal  executive  offices of
                                    People's   Bank  are  located  at  850  Main
                                    Street,   Bridgeport   Center,   Bridgeport,
                                    Connecticut  06604,  telephone  number (203)
                                    338-7171.

Trust Assets.................       The   property   of   the   Trust   includes
                                    receivables  (the   "Receivables")   arising
                                    under certain  VISA(R)*/* and MasterCard(R)*
                                    credit  card  -  accounts,  all  Receivables
                                    arising in Automatic Additional Accounts and
                                    Additional  Accounts designated from time to
                                    time,  all  monies  due or to become  due in
                                    payment of the Receivables,  all proceeds of
                                    the   Receivables,   proceeds  of  insurance
                                    policies  relating to the  Receivables,  and
                                    the    right   to    receive    Interchange,
                                    Recoveries, all monies on deposit in certain
                                    bank  accounts of the Trust,  all monies and
                                    securities   on  deposit  in  certain   bank
                                    accounts  established and maintained for the
                                    benefit  of   certificate   holders  of  any
                                    Series,  an interest  rate cap agreement for
                                    the   exclusive   benefit  of  the  Class  A
                                    Certificate  Holders  (the "Class A Interest
                                    Rate   Cap")  and  an   interest   rate  cap
                                    agreement for the  exclusive  benefit of the
                                    Class B  Certificate  Holders  (the "Class B
                                    Interest  Rate Cap" and,  together  with the
                                    Class A  Interest  Rate Cap,  the  "Interest
                                    Rate Caps"), each provided by _________ (the
                                    "Interest   Rate  Cap  Provider"),  and  any
                                    Enhancement  issued   with   respect  to any
                                    Series. The term "Trust Portfolio" means the pool of Eligible Receivables represent-ing assets of the Trust as of a specified date. The Trust does not and will not include the Receivables of any Accounts designated from time to time as Removed
                                    Accounts, the Receivables of which have been removed from the Trust.

                                    The Offered  Certificate Holders will not be
                                    entitled to the benefits of any  Enhancement
                                    issued with respect to any Series other than
                                    Series  _________,  and the  holders  of the
                                    certificates  of  other  Series  will not be
                                    entitled  to the  benefits  of,  among other
                                    things,   the  Interest  Rate  Caps  or  the
                                    Collateral Interest.  The term "Enhancement"
                                    shall mean, with respect to any Series,  any
                                    letter of credit,  cash collateral  account,
                                    collateral interest, surety bond, guaranteed
                                    rate agreement,  maturity guaranty facility,
                                    tax protection  agreement,  reserve account,
                                    subordinated class of certificates, or other
                                    contract or  agreement  principally  for the
                                    benefit  of  certificate   holders  of  such
                                    Series.

Securities Offered...........       The  Class A  Certificates  and the  Class B
                                    Certificates  will be  issued on _________ ,
                                    1998 (the "Closing Date") in book-entry form
                                    only, in the initial  principal  amounts of
                                    $________ and $_________, respectively,  and
                                    will each  be  represented by  one  or  more
                                    Offered   Certificates  registered   in  the
                                    name  of  Cede.  All  references  herein  to
                                    Offered    Certificate   Holders,   Class  A
                                    Certificate  Holders  or Class B Certificate
                                    Holders shall refer to Offered   Certificate
                                    Owners,   except   as   otherwise  specified
                                    herein. See "Description of the Certificates
                                    --Definitive Certificates."

                                    In addition to the Class A Certificates  and
                                    the  Class B  Certificates,  the  Collateral
                                    Interest  will be issued on the Closing Date
                                    in   the  initial  amount  of   $___________
                                    (which  amount represents ___% of the amount
                                    of   the   Initial   Investor  Interest)  as
                                    Enhancement for

--------

* VISA(R) and MasterCard(R) are registered trademarks of VISA USA, Inc. and MasterCard International Incorporated, respectively.

                                    the Offered Certificates. The provider of such Enhancement is sometimes referred to herein as the "Collateral Interest Holder."

                                    Each  of  the   Certificates   represents  a
                                    fractional  undivided  interest  in  certain
                                    assets of the Trust.  The Trust  assets will
                                    be allocated among the Certificate  Holders,
                                    the  holders  of  certificates  of any other
                                    Series which is  outstanding  at the time of
                                    such   allocation  and  the  holder  of  the
                                    certificate  (the  "Exchangeable  Transferor
                                    Certificate") that represents the Transferor
                                    Interest (as defined  below),  which is held
                                    by   People's   Structured   Finance   Corp.
                                    ("PSFC"),  a  wholly-owned  special  purpose
                                    Connecticut  subsidiary  of  People's  Bank,
                                    pursuant  to an  Assignment  and  Assumption
                                    Agreement, dated as of December 15, 1995, by
                                    and between the Transferor  and PSFC.  PSFC,
                                    in   its   capacity   as   holder   of   the
                                    Exchangeable Transferor Certificate,  or any
                                    other permitted assignee of the Exchangeable
                                    Transferor  Certificate  that  is  then  the
                                    registered   holder   of  the   Exchangeable
                                    Transferor    Certificate,    is   sometimes
                                    referred to herein as the "Holder of the Exchangeable Transferor Certificate."

                                    The Certificates  represent interests in the
                                    Trust only and do not represent interests in
                                    or recourse  obligations of the  Transferor,
                                    PSFC   or  any  of   their   affiliates.   A
                                    Certificate  is  not a  deposit  and  is not
                                    insured  by the  Federal  Deposit  Insurance
                                    Corporation   (the   "FDIC").   Neither  the
                                    Receivables nor the underlying Accounts are insured or guaranteed by the FDIC or any other governmental agency.

Investor Interest;
Transferor Interest..........       On the Closing Date, the amount of the Class
                                    A Certificate Holders' interest in Principal
                                    Receivables will equal $_______________ (the
                                    "Class A Initial  Investor  Interest"),  the
                                    amount of the Class B  Certificate  Holders'
                                    interest in Principal Receivables will equal
                                    $____ (the   "Class   B   Initial   Investor
                                    Interest"), and the amount of the Collateral
                                    Interest in Principal Receivables will equal
                                    $___ (the "Initial Collateral Interest" and,
                                    together  with the Class A Initial  Investor
                                    Interest  and the Class B  Initial  Investor
                                    Interest,  the "Initial Investor Interest").
                                    The Class A Initial  Investor  Interest  and
                                    the Class B Initial Investor Interest may be
                                    reduced   to   reflect    the   tender   and
                                    cancellation    of   Offered    Certificates
                                    pursuant to an Investor Exchange.  The Class
                                    A Certificate Holders' interest in Principal
                                    Receivables  on any date  after the  Closing
                                    Date (the "Class A Investor  Interest") will
                                    equal the Class A Initial Investor Interest,
                                    less the sum of (i) an  amount  equal to the
                                    sum of all  payments in respect of principal
                                    made on the  Class A  Certificates  and (ii)
                                    all Class A Investor  Charge-Offs,  plus any
                                    reimbursements  of  such  Class  A  Investor
                                    Charge-Offs.  The "Class A Adjusted Investor
                                    Interest"   will   equal  (i)  the  Class  A
                                    Investor  Interest  less (ii) the  Principal
                                    Funding  Account  Balance on such date.  The
                                    Class B  Certificate  Holders'  interest  in
                                    Principal  Receivables on any date after the
                                    Closing   Date   (the   "Class  B   Investor
                                    Interest")  will  equal  the Class B Initial
                                    Investor  Interest,  less  all  payments  in
                                    respect  of  principal  made on the  Class B
                                    Certificates,    any   Class   B    Investor
                                    Charge-Offs and any other  reductions of the
                                    Class  B  Investor   Interest  as  described
                                    herein,  plus  any  reimbursements  of  such
                                    Class    B    Investor    Charge-Offs    and
                                    reimbursements of such other reductions of the Class B Investor

                                    Interest.  The Collateral  Interest Holder's
                                    interest  in  Principal  Receivables  on any
                                    date after the Closing Date (the "Collateral
                                    Interest") will equal the Initial Collateral
                                    Interest,  less all  payments  in respect of
                                    principal made on the  Collateral  Interest,
                                    any Collateral Interest  Charge-Offs and any
                                    other reductions of the Collateral  Interest
                                    as described herein, plus any reimbursements
                                    of such Collateral Interest  Charge-Offs and
                                    reimbursements  of such other  reductions of
                                    the Collateral Interest as described herein.
                                    The   aggregate  of  the  Class  A  Investor
                                    Interest,  the Class B Investor Interest and
                                    the  Collateral  Interest at any time is the
                                    "Investor  Interest."  The  aggregate of the
                                    Class  A  Adjusted  Investor  Interest,  the
                                    Class B Investor Interest and the Collateral
                                    Interest  at  any  time  is  the   "Adjusted
                                    Investor Interest."

                                    The  Holder of the  Exchangeable  Transferor
                                    Certificate holds in the Trust the remaining
                                    undivided    interest   in   the   Principal
                                    Receivables  and  amounts  on deposit in the
                                    Excess  Funding  Account not  represented by
                                    the  Certificates  or  any  other  undivided
                                    interests in the Trust that have been issued
                                    and  are  outstanding  at the  time  of such
                                    determination  (the "Transferor  Interest").
                                    As new  Receivables  are  added to the Trust
                                    and as payments are made on Receivables, the
                                    principal amount of the Transferor  Interest
                                    will   fluctuate.    The   Holder   of   the
                                    Exchangeable   Transferor   Certificate  may
                                    tender    the    Exchangeable     Transferor
                                    Certificate  or, if provided in the relevant
                                    Supplement,   the   Transferor   may  tender
                                    certificates  representing  all or a portion
                                    of any Series of certificates and the Holder
                                    of the Exchangeable  Transferor  Certificate
                                    may  tender  the   Exchangeable   Transferor
                                    Certificate   to  the  Trustee   and,   upon
                                    satisfying  certain  conditions,  cause  the
                                    Trustee to issue one or more new Series,  as
                                    described    in    "Description    of    the
                                    Certificates--Exchanges," which Exchange may
                                    have the effect of decreasing the Transferor
                                    Interest. As of the date hereof, eight other
                                    Series have been  issued by  the Trust, five
                                    of  which  are  currently  outstanding.  See
                                    "Annex   I:   Prior   Series    Issued   and
                                    Outstanding."

Allocation Percentages.......       The  Certificates  will include the right to
                                    receive (but only to the extent  required to
                                    make   payments   under  the   Agreement)  a
                                    percentage  (the "Investor  Percentage")  of
                                    the Finance Charge Collections and Principal
                                    Collections  received  during each  calendar
                                    month (a "Monthly  Period").  Finance Charge
                                    Collections  and  Receivables  in  Defaulted
                                    Accounts,   at  all  times,   and  Principal
                                    Collections  during  the  Revolving  Period,
                                    will be allocated to the Certificate Holders
                                    based on the Floating Investor Percentage as
                                    described   under    "Description   of   the
                                    Certificates--Allocation  Percentages." Such
                                    amounts   so   allocated   will  be  further
                                    allocated  among  the  Class  A  Certificate
                                    Holders, the Class B Certificate Holders and
                                    the Collateral  Interest Holder based on the
                                    Class A  Floating  Allocation,  the  Class B
                                    Floating   Allocation   and  the  Collateral
                                    Floating      Allocation,      respectively,
                                    applicable   during  the   related   Monthly
                                    Period.

                                    Principal  Collections during the Controlled
                                    Accumulation    Period    and   the    Rapid
                                    Amortization Period will be allocated to the
                                    Certificate   Holders  based  on  the  Fixed
                                    Investor  Percentage,   as  described  under
                                    "Description of the Certificates--Allocation
                                    Percentages." Such amounts so allocated will be further allocated between the

                                    Class A  Certificate  Holders,  the  Class B
                                    Certificate   Holders  and  the   Collateral
                                    Interest  Holder  based on the Class A Fixed
                                    Allocation, the Class B Fixed Allocation and
                                    the     Collateral     Fixed     Allocation,
                                    respectively.   See   "Description   of  the
                                    Certificates--Allocation Percentages."

Interest.....................       Interest is required  to be  distributed  on
                                    _____,  1998  and on the  15th  day of  each
                                    month  thereafter,  or,  if such 15th day is
                                    not a business  day, on the next  succeeding
                                    business day (each, a "Distribution  Date"),
                                    in an  amount  equal  to, in the case of the
                                    Class  A  Certificates,  the  sum of (v) the
                                    product of (a) the London interbank  offered
                                    quotations rate for one-month  United States
                                    dollar  deposits  ("LIBOR"),  determined  as
                                    described herein,  plus _____% (the "Class A
                                    Certificate   Rate")   (or  _____%  for  the
                                    Initial Interest Period),  (b) the lesser of
                                    the Class A Adjusted Investor Interest as of
                                    the preceding Distribution Date after giving
                                    effect  to  all   payments,   deposits   and
                                    withdrawals on such  Distribution  Date (or,
                                    in the case of the first  Distribution Date,
                                    the Class A Initial  Investor  Interest) and
                                    the  Expected  Class A  Principal  as of the
                                    preceding  Distribution  Date,  and  (c) the
                                    actual   number  of  days  in  the   related
                                    Interest Period divided by 360, plus (w) the
                                    Class A Covered  Amounts  for such  Interest
                                    Period,  plus  (x)  the  product  of (a) the
                                    Class A Excess Principal,  (b) the lesser of
                                    the Class A Certificate Rate and the Class A
                                    Cap Rate,  and (c) the actual number of days
                                    in the related  Interest  Period  divided by
                                    360 (clauses (v), (w) and (x)  collectively,
                                    the "Class A Monthly Interest"), plus (y) to
                                    the extent  permitted by applicable law, any
                                    interest accrued on the Class A Certificates
                                    (including  interest on any overdue  Class A
                                    Monthly  Interest)  during any prior accrual
                                    period which has not been distributed to the
                                    Class A  Certificate  Holders,  plus, to the
                                    extent  that  there  is   available   Excess
                                    Spread,  (z) an amount  equal to the product
                                    of (a)  the  amount  by  which  the  Class A
                                    Certificate  Rate  exceeds  the  Class A Cap
                                    Rate,  (b) the Class A Excess  Principal and
                                    (c) the actual number of days in the related
                                    Interest Period divided by 360 (the "Class A
                                    Excess Interest").  In the case of the Class
                                    B Certificates, interest will be distributed
                                    in an  amount  equal  to the  sum of (w) the
                                    product   of  (a)   LIBOR,   determined   as
                                    described herein,  plus _____% (the "Class B
                                    Certificate  Rate";  the Class A Certificate
                                    Rate and the  Class B  Certificate  Rate are
                                    each  sometimes  referred  to as an "Offered
                                    Certificate  Rate"  and  collectively,   the
                                    "Offered  Certificate Rates") (or _____% for
                                    the Initial Interest Period), (b) the lesser
                                    of the Class B Investor  Interest  as of the
                                    preceding  Distribution  Date  after  giving
                                    effect  to  all   payments,   deposits   and
                                    withdrawals on such  Distribution  Date (or,
                                    in the case of the first  Distribution Date,
                                    the Class B Initial  Investor  Interest) and
                                    the  Expected  Class B  Principal  as of the
                                    preceding  Distribution  Date,  and  (c) the
                                    actual   number  of  days  in  the   related
                                    Interest Period divided by 360, plus (x) the
                                    product of (a) the Class B Excess Principal,
                                    (b) the  lesser of the  Class B  Certificate
                                    Rate and the Class B Cap  Rate,  and (c) the
                                    actual   number  of  days  in  the   related
                                    Interest     Period     divided    by    360
                                    (collectively,    the   "Class   B   Monthly
                                    Interest"), plus (y) to the extent permitted
                                    by applicable  law, any interest  accrued on
                                    the Class B Certificates (including interest
                                    on any  overdue  Class B  Monthly  Interest)
                                    during any prior  accrual  period  which has
                                    not  been   distributed   to  the   Class  B
                                    Certificate Holders, plus, to the
                                    extent  that  there  is   available   Excess
                                    Spread,  (z) an amount  equal to the product
                                    of (a)  the  amount  by  which  the  Class B
                                    Certificate  Rate  exceeds  the  Class B Cap
                                    Rate,  (b) the Class B Excess  Principal and
                                    (c) the actual number of days in the related
                                    Interest Period divided by 360 (the "Class B
                                    Excess  Interest").  For any Interest Period
                                    in which the Class A Certificate Rate or the
                                    Class B  Certificate  Rate,  as the case may
                                    be,  exceeds  the  Class  A Cap  Rate or the
                                    Class B Cap Rate, respectively,  the portion
                                    of the Class A Monthly Interest or the Class
                                    B  Monthly  Interest   attributable  to  the
                                    amount by which the Class A Certificate Rate
                                    or the Class B Certificate Rate, as the case
                                    may be,  exceeds the Class A Cap Rate or the
                                    Class  B Cap  Rate,  respectively,  will  be
                                    funded from  payments  made  pursuant to the
                                    Class A  Interest  Rate  Cap or the  Class B
                                    Interest  Rate Cap,  respectively,  and from
                                    available     Excess    Spread.     Interest
                                    distributable on ______, 1998 will accrue from and including the Closing Date to and including _____, 1998 (the "Initial Interest
                                    Period").

Revolving Period.............       No  principal  will be  payable  to  Offered
                                    Certificate   Holders  until  the  _________
                                    Distribution Date or, upon the occurrence of
                                    a Pay Out  Event as  described  herein,  the
                                    first  Distribution Date with respect to the
                                    Rapid Amortization  Period. For each Monthly
                                    Period  during the period from and including
                                    the Closing  Date,  up to and  including the
                                    day prior to the day on which the Controlled
                                    Accumulation    Period    or    the    Rapid
                                    Amortization     Period    commences    (the
                                    "Revolving   Period"),   Available  Investor
                                    Principal Collections otherwise allocable to
                                    the  Certificate   Holders  will,  unless  a
                                    reduction   in   the   Required   Collateral
                                    Interest has occurred and subject to certain
                                    other  limitations,  be  applied  as  Shared
                                    Principal  Collections,  as described below,
                                    and  thereafter  (to  the  extent  that  the
                                    Transferor   Interest  exceeds  the  Minimum
                                    Transferor  Interest)  be paid to the Holder
                                    of the Exchangeable  Transferor  Certificate
                                    to  maintain  the  Investor  Interest at the
                                    Initial Investor Interest.  See "Description
                                    of the  Certificates--Pay  Out Events" for a
                                    discussion of the events which might lead to
                                    the  early   termination  of  the  Revolving
                                    Period.

Principal Payments;
Controlled Accumulation
Period.......................       Unless a Pay Out  Event has  occurred  or is
                                    deemed to have  occurred  or the  Controlled
                                    Accumulation Period is postponed as a result
                                    of   the    conditions   set   forth   under
                                    "Description    of    the     Certificates--
                                    Postponement   of  Controlled   Accumulation
                                    Period," the controlled  accumulation period
                                    for  the   Certificates   (the   "Controlled
                                    Accumulation   Period")   will  commence  on
                                    ________________       (the      "Controlled
                                    Accumulation  Date"),  and  will  end on the
                                    earliest  of  (a)  the  commencement  of the
                                    Rapid  Amortization  Period, (b) the payment
                                    of the Investor Interest in full and (c) the
                                    termination  of the  Trust  pursuant  to the
                                    Agreement.  On the Business Day  immediately
                                    preceding each  Distribution Date (each such
                                    date, a "Transfer Date"), beginning with the
                                    Transfer Date  following the Monthly  Period
                                    in which the Controlled  Accumulation Period
                                    commences,  an amount  equal to the least of
                                    (a)   the   Available   Investor   Principal
                                    Collections  with  respect  to  the  related
                                    Monthly   Period,   (b)   the   sum  of  the
                                    Controlled   Accumulation   Amount  for  the
                                    related Monthly Period and the  Accumulation
                                    Shortfall, if any (such sum, the "Controlled
                                    Deposit Amount") and (c) the Class A

                                    Adjusted  Investor Interest on such Transfer
                                    Date  (prior to any  deposits  on such date)
                                    will  be  deposited   in  a  trust   account
                                    established  by the Trustee (the  "Principal
                                    Funding Account").  The amount on deposit in
                                    the   Principal    Funding    Account   (the
                                    "Principal Funding Account Balance") will be
                                    deposited  in the  Distribution  Account for
                                    distribution  to  the  Class  A  Certificate
                                    Holders  on the  Class A  Scheduled  Payment
                                    Date.  If, for any Monthly  Period  prior to
                                    the  Class A  Scheduled  Payment  Date,  the
                                    Available Investor Principal Collections for
                                    such  Monthly   Period  are  less  than  the
                                    applicable  Controlled  Deposit Amount,  the
                                    amount  of  such   deficiency  will  be  the
                                    "Accumulation  Shortfall" for the succeeding
                                    Monthly  Period.  See  "Description  of  the
                                    Certificates--Application of Collections."

                                    On the Transfer Date  immediately  following
                                    the  Distribution  Date on which the Class A
                                    Investor  Interest has been paid in full, an
                                    amount  equal  to  the  lesser  of  (a)  the
                                    Available Investor Principal Collections for
                                    the related Monthly Period and (b) the Class
                                    B Investor  Interest will be deposited  into
                                    the Distribution Account for distribution to
                                    the Class B Certificate Holders on the Class
                                    B  Scheduled   Payment  Date.  If,  for  any
                                    Monthly  Period,   the  Available   Investor
                                    Principal   Collections   for  such  Monthly
                                    Period exceed the Controlled  Deposit Amount
                                    (or if the  Class  A  Investor  Interest  is
                                    zero, the Class B Investor  Interest),  such
                                    excess will be first paid to the  Collateral
                                    Interest  Holder  to  the  extent  that  the
                                    Collateral  Interest  exceeds  the  Required
                                    Collateral   Interest   (such  excess,   the
                                    "Collateral   Interest  Surplus")  and  then
                                    treated as Shared Principal  Collections and
                                    allocated  to the holders of other Series of
                                    certificates   issued  and  outstanding  or,
                                    subject  to  certain  limitations  described
                                    herein  (to the extent  that the  Transferor
                                    Interest  exceeds  the  Minimum   Transferor
                                    Interest),   paid  to  the   holder  of  the
                                    Exchangeable Transferor Certificate.

                                    Unless a Pay Out  Event has  occurred  or is
                                    deemed  to  have  occurred,   prior  to  the
                                    payment of the Class A Investor  Interest in
                                    full,  all funds on deposit in the Principal
                                    Funding  Account  will  be  invested  at the
                                    direction  of the Servicer by the Trustee in
                                    certain  Permitted  Investments.  Investment
                                    earnings  (net  of  investment   losses  and
                                    expenses)   on  funds  on   deposit  in  the
                                    Principal  Funding  Account (the  "Principal
                                    Funding  Investment  Proceeds")  during  the
                                    Controlled  Accumulation Period will be used
                                    to pay interest on the Class A  Certificates
                                    up  to  an  amount  (the  "Class  A  Covered
                                    Amount")  equal to, for each Transfer  Date,
                                    the product of (a) a fraction, the numerator
                                    of which is the actual number of days in the
                                    related  Interest Period and the denominator
                                    of which is 360, (b) the Class A Certificate
                                    Rate in effect  with  respect to the related
                                    Interest   Period  and  (c)  the   Principal
                                    Funding  Account Balance as of the preceding
                                    Distribution Date after giving effect to all
                                    payments,  deposits and  withdrawals on such
                                    Distribution  Date.  If,  for  any  Transfer
                                    Date,  the  Principal   Funding   Investment
                                    Proceeds  are less  than the Class A Covered
                                    Amount,  the amount of such  deficiency (the
                                    "Class  A   Principal   Funding   Investment
                                    Shortfall")  will  be  paid,  to the  extent
                                    available,  from the Reserve Account and, if
                                    necessary,    from    Excess    Spread   and
                                    Reallocated Principal Collections.

                                    Funds on  deposit in the  Principal  Funding
                                    Account will be available to pay the Class A
                                    Certificate  Holders in respect of the Class
                                    A Investor Interest on the Class A Scheduled
                                    Payment  Date.  If the  aggregate  principal
                                    amount  of  deposits  made to the  Principal
                                    Funding  Account is  insufficient to pay the
                                    Class  A  Investor  Interest  in full on the
                                    Class A Scheduled  Payment  Date,  the Rapid
                                    Amortization   Period   will   commence   as
                                    described below.  Although it is anticipated
                                    that  during  the  Controlled   Accumulation
                                    Period  prior to the  payment of the Class A
                                    Investor  Interest  in full,  funds  will be
                                    deposited in the Principal  Funding  Account
                                    in  an  amount   equal  to  the   applicable
                                    Controlled  Deposit  Amount on each Transfer
                                    Date and that scheduled principal will be available for distribution to the Class A Certificate Holders on the Class A Scheduled Payment Date, no assurance can be given in that regard. See "Maturity Considerations."

                                    On  the  Class  B  Scheduled  Payment  Date,
                                    provided that the Class A Investor  Interest
                                    is paid in  full  on the  Class A  Scheduled
                                    Payment Date and a Rapid Amortization Period
                                    has  not   commenced,   Available   Investor
                                    Principal  Collections  will  be used to pay
                                    the Class B  Certificate  Holders in respect
                                    of  the  Class  B   Investor   Interest   as
                                    described  herein.  If  Available   Investor
                                    Principal Collections are insufficient to pay the Class B Investor Interest in full on the Class B Scheduled Payment Date, the Rapid Amortization Period will commence as described below. Although it is anticipated that scheduled principal will be available for distribution to the Class B Certificate Holders on the Class B Scheduled Payment Date, no assurance can be given in that regard. See "Maturity Considerations."

                                    If  a  Pay  Out  Event  occurs   during  the
                                    Controlled  Accumulation  Period,  the Rapid
                                    Amortization  Period will  commence  and any
                                    amounts on deposit in the Principal  Funding
                                    Account    will   be    deposited   in   the
                                    Distribution Account for distribution to the
                                    Class   A   Certificate   Holders   on   the
                                    Distribution   Date  following  the  Monthly
                                    Period  in  which  the  Rapid   Amortization
                                    Period     commences.      See     "Maturity
                                    Considerations,"    "Description    of   the
                                    Certificates Application of Collections" and
                                    "--Subordination     of    the    Class    B
                                    Certificates."

Principal Payments;
Rapid Amortization Period....       During  the period  beginning  on the day on
                                    which a Pay Out Event occurs or is deemed to
                                    occur and  continuing  to and  including the
                                    earlier   of  (a)  the  date  on  which  the
                                    Investor  Interest has been paid in full and
                                    (b)   the   Scheduled    Series    _________
                                    Termination  Date (the  "Rapid  Amortization
                                    Period"),  the  Principal  Allocation  along
                                    with Shared Principal Collections from other
                                    Series,  if any,  and any amounts  withdrawn
                                    from the Excess Funding Account allocated to
                                    the Certificates will be distributed monthly
                                    to the Class A Certificate Holders until the
                                    Class A  Investor  Interest  is paid in full
                                    and,  following the final principal  payment
                                    to the Class A Certificate  Holders,  to the
                                    Class B Certificate  Holders until the Class
                                    B  Investor  Interest  is paid in full  and,
                                    following the final principal payment to the
                                    Class   B   Certificate   Holders,   to  the
                                    Collateral   Interest   Holder   until   the
                                    Collateral Interest is paid in full, on each
                                    Distribution   Date   beginning   with   the
                                    Distribution Date in the month following the Monthly Period in which the

                                    Rapid  Amortization  Period  commences.  See
                                    "Description  of the  Certificates--Pay  Out
                                    Events" for a discussion of the events which might lead to the commencement of a Rapid Amortization Period.

Scheduled Payment
of Principal and Interest....       The final  distributions of interest and the
                                    scheduled  payment of principal on the Class
                                    A Certificates and the Class B Certificates,
                                    respectively,  are  scheduled  to be made on
                                    ______ the  Distribution  Date (the "Class A
                                    Scheduled Payment Date") and the ___________
                                    Distribution  Date (the  "Class B  Scheduled
                                    Payment  Date";   "Scheduled  Payment  Date"
                                    shall refer to the Class B Scheduled Payment
                                    Date  and/or the Class A  Scheduled  Payment
                                    Date,  as  applicable)  and  will be made no
                                    later  than the  _____________  Distribution
                                    Date  (the   "Scheduled   Series   _________
                                    Termination  Date").   After  the  Scheduled
                                    Series _________  Termination Date,  neither
                                    the Trust nor the  Transferor  will have any
                                    further   obligation  to  pay  principal  or
                                    interest on the Offered Certificates.

Exchanges....................       The  Agreement  authorizes  the  Trustee  to
                                    issue two types of certificates:  (i) one or
                                    more Series of certificates transferable and
                                    having the  characteristics  described below
                                    and   (ii)   the   Exchangeable   Transferor
                                    Certificate,  a certificate  evidencing  the
                                    Transferor Interest,  currently held by PSFC
                                    and  transferable  only as  provided  in the
                                    Agreement. The Agreement also provides that,
                                    pursuant to any one or more  supplements  to
                                    the Agreement  (each, a  "Supplement"),  the
                                    Holder   of  the   Exchangeable   Transferor
                                    Certificate  may  tender  the   Exchangeable
                                    Transferor    Certificate   (a   "Transferor
                                    Exchange")  or, if provided in the  relevant
                                    Supplement,   the  Transferor  may  transfer
                                    certificates   representing  any  Series  of
                                    certificates   and   the   Holder   of   the
                                    Exchangeable   Transferor   Certificate  may
                                    transfer   the    Exchangeable    Transferor
                                    Certificate (an "Investor Exchange"), to the
                                    Trustee  in  exchange  for one or  more  new
                                    Series   and   a    reissued    Exchangeable
                                    Transferor  Certificate (any tender pursuant
                                    to a  Transferor  Exchange  or  an  Investor
                                    Exchange    being    referred   to   as   an
                                    "Exchange"). The Series _________ Supplement
                                    permits an Investor Exchange with respect to
                                    the  Certificates.  See  "Description of the
                                    Certificates--Exchanges."   At  all   times,
                                    however,   the  interest  in  the  Principal
                                    Receivables in the Trust  represented by the
                                    Transferor Interest must equal or exceed the
                                    Minimum  Transferor   Interest  (as  defined
                                    below). Under the Agreement,  the Supplement
                                    executed by the  Transferor and the Trust in
                                    conjunction  with an Exchange  will  define,
                                    with  respect to any Series,  the  Principal
                                    Terms of the Series.  The Transferor and the
                                    Holder   of  the   Exchangeable   Transferor
                                    Certificate  may  offer  any  Series  to the
                                    public or other investors under a prospectus
                                    or other disclosure  document (a "Disclosure
                                    Document") in transactions either registered
                                    under  the  Securities  Act or  exempt  from
                                    registration thereunder, directly or through
                                    the   Underwriters  or  one  or  more  other
                                    underwriters   or   placement   agents,   in
                                    fixed-price   offerings  or  in   negotiated
                                    transactions  or otherwise.  The  Transferor
                                    and   the   Holder   of   the   Exchangeable
                                    Transferor  Certificate may offer, from time
                                    to time,  additional  Series  issued  by the
                                    Trust.     See     "Description    of    the
                                    Certificates--Exchanges."

                                    Under  the   Agreement  and  pursuant  to  a
                                    Supplement,  an Exchange may occur only upon
                                    delivery  to the  Trustee of the  following:
                                    (i) a Supplement  specifying  the  Principal
                                    Terms of such  Series,  (ii) an  opinion  of
                                    counsel to the effect that the  certificates
                                    of such Series  under  existing  law will be
                                    characterized  as  indebtedness  for Federal
                                    income tax purposes and that the issuance of
                                    such  Series will not  materially  adversely
                                    affect     the     Federal     income    tax
                                    characterization  of any outstanding Series,
                                    (iii) if required by the related Supplement,
                                    the form of Enhancement, (iv) if Enhancement
                                    is   required   by   the   Supplement,    an
                                    appropriate    Enhancement   instrument   or
                                    agreement, (v) written confirmation from the
                                    Rating  Agency  that the  Exchange  will not
                                    result in such  Rating  Agency  reducing  or
                                    withdrawing   its   rating   on   any   then
                                    outstanding Series rated by it, and (vi) the
                                    existing Exchangeable Transferor Certificate
                                    and,   if   applicable,   the   certificates
                                    representing the Series to be exchanged.

                                    The  Holder of the  Exchangeable  Transferor
                                    Certificate   also  has  the   right,   upon
                                    Transferor    consent,   to   transfer   the
                                    Exchangeable Transferor Certificate, and the
                                    Transferor  also  has  the  right  to  sell,
                                    transfer  or pledge the  Accounts,  provided
                                    that certain  requirements  contained in the
                                    Agreement  are satisfied and that the Rating
                                    Agency   has   confirmed   that  such  sale,
                                    transfer  or pledge  will not  result in the
                                    reduction or withdrawal of its then existing
                                    rating of any of the then outstanding Series
                                    of certificates, including the Certificates.
                                    See  "Description of the  Certificates--Sale
                                    of   Accounts"   and   "--Certain    Matters
                                    Regarding the Transferor and the Servicer."

Receivables..................       The Receivables  arise in Accounts that have
                                    been selected  from the VISA and  MasterCard
                                    credit card accounts owned by the Transferor
                                    based on criteria  provided in the Agreement
                                    as applied with respect to each Account upon
                                    its  inclusion in the  portfolio  and on the
                                    date  of  the   inclusion   of  the  related
                                    Receivables  in the Trust.  The  Receivables
                                    consist  of amounts  charged by  cardholders
                                    for goods  and  services  and cash  advances
                                    (the  "Principal   Receivables")   plus  the
                                    related  periodic  finance charges billed to
                                    the Accounts, amounts billed to the Accounts
                                    in respect of annual  membership  fees, cash
                                    advance  fees,  late  fees,  returned  check
                                    fees,  overlimit fees,  certain  premiums in
                                    respect  of  credit  insurance  relating  to
                                    cardholders'      balances,      Recoveries,
                                    Interchange  and investment  earnings on the
                                    Excess Funding  Account  (collectively,  the
                                    "Finance Charge Receivables").  In addition,
                                    if the  Transferor  exercises  the  Discount
                                    Option  in  accordance  with the  terms  and
                                    conditions of the Agreement, an amount equal
                                    to the  product of the  Discount  Percentage
                                    and the  amount of  Receivables  arising  in
                                    designated  Accounts  on and  after the date
                                    such  option  is  exercised  that  otherwise
                                    would  be  Principal   Receivables  will  be
                                    treated as Finance Charge  Receivables.  See
                                    "Description  of the  Certificates--Discount
                                    Option."    "Accounts"    means   VISA   and
                                    MasterCard  credit card accounts  identified
                                    as  part  of  the  accounts  underlying  the
                                    Receivables  in the  Trust  Portfolio  as of
                                    _______,  1998 (the "Series Cut-Off Date")[,
                                    together with Additional  Accounts  conveyed
                                    on  __________,  1998].  "Recoveries"  means
                                    amounts received with respect to charged-off
                                    credit card receivables  which,  immediately
                                    prior to being charged-off, were
                                    included   in  the  Trust   Portfolio.   The
                                    aggregate   amount  of  Receivables  in  the
                                    Accounts as of the Series  Cut-Off  Date was
                                    approximately  $_______ [after giving effect
                                    to   Additional    Accounts    conveyed   on
                                    __________, 1998].

                                    During  the  term  of  the  Trust,  all  new
                                    Receivables  arising in the Accounts will be
                                    automatically  transferred  (without further
                                    action  by the  Transferor)  to the Trust by
                                    the   Transferor.   The   total   amount  of
                                    Receivables in the Trust will fluctuate from
                                    day  to  day,  because  the  amount  of  new
                                    Receivables  arising in the Accounts and the
                                    amount of  payments  collected  on  existing
                                    Receivables usually differ each day. Because
                                    the  Transferor   Interest   represents  the
                                    interest in the Principal Receivables in the
                                    Trust not  represented by the  Certificates,
                                    the  certificates  of  other  Series  or any
                                    other undivided  interests in the Trust, the
                                    amount  of  the  Transferor   Interest  will
                                    fluctuate from day to day as Receivables are
                                    collected    and   new    Receivables    are
                                    transferred   to   the   Trust.   See   "The
                                    Receivables."

Addition and Removal
of Accounts..................       Pursuant to the  Agreement,  the  Transferor
                                    has from time to time  (subject  to  certain
                                    limitations and  conditions)  designated and
                                    may  in  the  future  designate   additional
                                    eligible consumer  revolving credit accounts
                                    or categories of eligible consumer revolving
                                    credit accounts  satisfying certain criteria
                                    specified in the Agreement  (the  "Automatic
                                    Additional  Accounts")  and has  conveyed or
                                    will convey (as applicable) to the Trust all
                                    of  the   Receivables   in  such   Automatic
                                    Additional Accounts whether such Receivables
                                    are then existing or thereafter created. See
                                    "Description  of the  Certificates--Addition
                                    of Accounts." Additionally,  pursuant to the
                                    Agreement,  the  Transferor  has  the  right
                                    (subject   to   certain    limitations   and
                                    conditions) and, in some  circumstances,  is
                                    obligated,  to designate additional eligible
                                    consumer  revolving  credit  accounts  to be
                                    included   as  Accounts   (the   "Additional
                                    Accounts") and to convey to the Trust all of the Receivables in the Additional Accounts whether such Receivables are then existing or thereafter created.

                                    Automatic Additional Accounts and Additional
                                    Accounts  will  consist  of  certain  of the
                                    Transferor's  VISA credit card  accounts and
                                    MasterCard      credit     card     accounts
                                    constituting,     respectively,     Eligible
                                    Automatic  Additional  Accounts and Eligible
                                    Additional  Accounts and satisfying  certain
                                    other  criteria,  and  arising  in  Accounts
                                    designated  by the  Transferor  from time to
                                    time.   Automatic  Additional  Accounts  and
                                    Additional  Accounts may, subject to certain
                                    conditions,   also  include   certain  other
                                    consumer  revolving  credit  accounts.   See
                                    "Description of the Certificates--Addition of Accounts."

                                    Further,  pursuant  to  the  Agreement,  the
                                    Transferor has the right (subject to certain
                                    limitations  and  conditions) to remove from
                                    the Trust the Receivables related to certain
                                    Accounts  designated by the Transferor  (the
                                    "Removed    Accounts")    and   accept   the
                                    conveyance  of all  the  Receivables  in the
                                    Removed  Accounts,  whether such Receivables
                                    are then  existing  or  thereafter  created.
                                    Removed   Accounts   are  not   included  as
                                    Accounts   of  the  Trust   Portfolio.   The
                                    Transferor previously designated Accounts as
                                    Removed Accounts
                                    on March 2, 1998.  See  "Description  of the
                                    Certificates--Removal of Accounts."

Denomination.................       The Offered Certificates will be offered for
                                    purchase in minimum denominations of $1,000 and integral multiples thereof.

Registration of
Offered Certificates.........       The Offered  Certificates  will initially be
                                    represented  by  certificates  registered in
                                    the name of Cede,  as the nominee of DTC. No
                                    Offered  Certificate  Owner will be entitled
                                    to   receive   a   definitive    certificate
                                    representing such person's interest, except in the event that Definitive Certificates
                                    (as defined herein) are issued under the limited circumstances described herein. See
                                    "Description of the Certificates--Definitive
                                    Certificates."

Clearance and Settlement.....       Offered Certificate Owners may elect to hold
                                    their  certificates   through  DTC  (in  the
                                    United  States)  or Cedel or  Euroclear  (in
                                    Europe),  each of which in turn hold through
                                    their  respective  depositaries,  which will
                                    hold positions through DTC. Transfers within
                                    DTC or Cedel or  Euroclear,  as the case may
                                    be,  will  be made in  accordance  with  the
                                    usual rules and operating  procedures of the
                                    relevant  system.   Cross-market   transfers
                                    between   persons   holding    directly   or
                                    indirectly through DTC in the United States, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through the relevant Depositaries of Cedel or Euroclear. See "Description of the
                                    Certificates--Book-Entry  Registration"  and
                                    Annex II.

Servicer.....................       The Servicer is People's Bank, a Connecticut
                                    chartered  stock  savings  bank.  In certain
                                    limited  circumstances,  People's  Bank  may
                                    resign or be removed as  Servicer,  in which
                                    event the Trustee or a third party  servicer
                                    may  be  appointed  as  successor   servicer
                                    (People's   Bank,  and  any  such  successor
                                    servicer   acting  in  such  capacity,   are
                                    referred to herein as the  "Servicer").  The
                                    Servicer is permitted to delegate certain of its duties as servicer under the Agreement to any of its affiliates, but any such delegation will not relieve the Servicer of its obligations thereunder.

Subordination of the
Class B Certificates
and the Collateral
Interest.....................       The  Class  B  Investor   Interest  and  the
                                    Collateral  Interest will be subordinated as
                                    described  herein to the extent necessary to
                                    fund  certain  payments  with respect to the
                                    Class A Certificates and the Class A Monthly
                                    Servicing  Fee  as  described   herein.   In
                                    addition,  the  Collateral  Interest will be
                                    subordinated  as  described  herein  to  the
                                    extent  necessary to fund  certain  payments
                                    with respect to the Class B Certificates and
                                    the Class B Monthly  Servicing  Fee.  If the
                                    Collateral  Interest is reduced to zero, the
                                    Class  B   Certificate   Holders  will  bear
                                    directly   the   credit   and  other   risks
                                    associated with their interest in the Trust.
                                    If the  Class B  Investor  Interest  and the
                                    Collateral Interest are reduced to zero, the
                                    Class  A   Certificate   Holders  will  bear
                                    directly   the   credit   and  other   risks
                                    associated with their interest in the Trust.
                                    To the extent the Class B Investor  Interest
                                    is reduced, the percentage of Finance Charge
                                    Collections   allocated   to  the   Class  B
                                    Certificate  Holders in  subsequent  Monthly
                                    Periods will be reduced.  Such reductions of
                                    the   Class   B   Investor   Interest   will
                                    thereafter  be  reimbursed  and the  Class B
                                    Investor   Interest    increased   on   each
                                    Distribution Date by the amount, if any,
                                    of  Excess  Spread  and any  Shared  Finance
                                    Charge   Collections   from   other   Series
                                    available   for   that   purpose   for  such
                                    Distribution Date.  Moreover,  to the extent
                                    the amount of such  reduction in the Class B
                                    Investor  Interest  is not  reimbursed,  the
                                    amount  of  principal  distributable  to the
                                    Class B Certificate Holders will be reduced.
                                    See    "Description    of     Certificates--
                                    Subordination of the Class B Certificates" and "--Application of Collections."

Application of Excess
Spread and Reallocated
Cashflow.....................       If Finance Charge  Collections  allocable to
                                    the  Class  A  Investor   Interest  for  any
                                    Monthly  Period plus,  during the Controlled
                                    Accumulation   Period,   Principal   Funding
                                    Investment  Proceeds  and  amounts,  if any,
                                    withdrawn  from  the  Reserve  Account  with
                                    respect   to  such   Monthly   Period,   are
                                    insufficient (such  insufficiency  being the
                                    "Class  A  Required   Amount")  to  pay  (i)
                                    interest accrued on the Class A Certificates
                                    with  respect  to the  related  Distribution
                                    Date in an  amount  equal  to the sum of (a)
                                    the Class A Monthly Cap Rate Interest due on
                                    the  related   Distribution   Date  and  any
                                    overdue  Class A Monthly Cap Rate  Interest,
                                    and (b) the Class A Covered  Amount  for the
                                    related  Interest  Period,  (ii) the Class A
                                    Monthly   Servicing   Fee  for  the  related
                                    Interest  Period  and  any  overdue  Class A
                                    Monthly  Servicing  Fees,  (iii) the Class A
                                    Investor  Default  Amount  for such  Monthly
                                    Period,   and  (iv)  unreimbursed   Class  A
                                    Investor   Charge-Offs   (the  aggregate  of
                                    clauses  (i)  through  (iv),  the  "Class  A
                                    Payment Amount"), then first, Excess Spread,
                                    if  any,  from  Finance  Charge  Collections
                                    allocable  to the Class B  Certificates  and
                                    the Collateral Interest will be allocated to
                                    the Class A  Certificates  up to the Class A
                                    Required Amount, and second,  Shared Finance
                                    Charge Collections, if any, allocable to the
                                    Certificates  will be allocated to the Class
                                    A Certificates  up to the remaining  Class A
                                    Required  Amount.  If the sum of such Excess
                                    Spread and Shared Finance Charge Collections
                                    is less than the Class A Required Amount for
                                    such Monthly Period,  Reallocated Collateral
                                    Principal  Collections and, if the foregoing
                                    is   insufficient,   Reallocated   Class   B
                                    Principal  Collections  with  respect to the
                                    related Monthly Period, will be used to fund
                                    the remaining Class A Required  Amount.  The
                                    Collateral  Interest  will be reduced by the
                                    amount of Reallocated  Collateral  Principal
                                    Collections   and   Reallocated    Class   B
                                    Principal Collections used to fund the Class
                                    A Required Amount,  and the Class B Investor
                                    Interest  will be  reduced  by the amount of
                                    Reallocated Class B Principal Collections in
                                    excess  of the  Collateral  Interest  (after
                                    giving   effect   to   reductions   for  any
                                    Collateral  Interest   Charge-Offs  and  any
                                    Reallocated Collateral Principal Collections as of the related Distribution Date) used to fund the Class A Required Amount.

                                    If,  on  the  related   Distribution   Date,
                                    Reallocated    Principal   Collections   are
                                    insufficient  to fund the remaining  Class A
                                    Required  Amount  for such  Monthly  Period,
                                    then the Collateral  Interest  (after giving
                                    effect  to  reductions  for  any  Collateral
                                    Interest    Charge-Offs    and   Reallocated
                                    Principal    Collections    as    of    such
                                    Distribution  Date)  will be  reduced by the
                                    amount of such  deficiency  (but not by more
                                    than the Class A Investor Default Amount for
                                    the related  Monthly  Period).  In the event
                                    that   such   reduction   would   cause  the
                                    Collateral Interest to be a negative number,
                                    the  Collateral  Interest will be reduced to
                                    zero,  and  the  Class B  Investor  Interest
                                    (after giving
                                    effect  to   reductions   for  any  Class  B
                                    Investor  Charge-Offs  and  any  Reallocated
                                    Class  B  Principal  Collections  as of such
                                    Distribution  Date)  will be  reduced by the
                                    amount  by  which  the  Collateral  Interest
                                    would have been reduced  below zero.  In the
                                    event that such  reduction  would  cause the
                                    Class B Investor  Interest  to be a negative
                                    number,  the Class B Investor  Interest will
                                    be  reduced to zero and the Class A Investor
                                    Interest  will be  reduced  by the amount by
                                    which the Class B  Investor  Interest  would
                                    have   been   reduced   below   zero   (such
                                    reduction, a "Class A Investor Charge-Off").

                                    If Finance Charge  Collections  allocable to
                                    the  Class  B  Investor   Interest  for  any
                                    Monthly   Period  are   insufficient   (such
                                    insufficiency  being the  "Class B  Required
                                    Amount") to pay (i) interest  accrued on the
                                    Class B  Certificates  with  respect  to the
                                    related Distribution Date in an amount equal
                                    to the Class B Monthly Cap Rate Interest due
                                    on the  related  Distribution  Date  and any
                                    overdue  Class B Monthly Cap Rate  Interest,
                                    (ii) the Class B Monthly  Servicing  Fee for
                                    the related  Interest Period and any overdue
                                    Class B Monthly  Servicing  Fees,  (iii) the
                                    Class B  Investor  Default  Amount  for such
                                    Monthly Period,  and (iv) unreimbursed Class
                                    B Investor  Charge-Offs  (the  aggregate  of
                                    clauses  (i)  through  (iv),  the  "Class  B
                                    Payment Amount"), then first, Excess Spread,
                                    if  any,  from  Finance  Charge  Collections
                                    allocable  to the Class A  Certificates  and
                                    the Collateral  Interest,  to the extent not
                                    required to pay the Class A Required  Amount
                                    for such Monthly  Period,  will be allocated
                                    to the Class B Certificates  up to the Class
                                    B  Required  Amount,   and  second,   Shared
                                    Finance   Charge   Collections,    if   any,
                                    allocable  to  the   Certificates   and  not
                                    required to pay the Class A Required  Amount
                                    for such Monthly Period will be allocated to
                                    the Class B Certificates up to the remaining
                                    Class B Required Amount.  If the sum of such
                                    Excess Spread and such Shared Finance Charge
                                    Collections  is  insufficient  to  fund  the
                                    Class B  Required  Amount  for such  Monthly
                                    Period,   Reallocated  Collateral  Principal
                                    Collections  for the related  Monthly Period
                                    and  not   required  to  fund  the  Class  A
                                    Required Amount will be used to fund the remaining Class B Required Amount.

                                    If,  on  the  related   Distribution   Date,
                                    Reallocated Collateral Principal Collections
                                    not  required  to fund the Class A  Required
                                    Amount   are   insufficient   to  fund   the
                                    remaining  Class B Required  Amount for such
                                    Monthly Period, then the Collateral Interest
                                    (after giving  effect to reductions  for any
                                    Collateral Interest Charge-Offs, Reallocated
                                    Principal  Collections  and any  adjustments
                                    made  thereto for the benefit of the Class A
                                    Certificate  Holders) will be reduced by the
                                    amount of such  deficiency  (but not by more
                                    than the Class B Investor Default Amount for
                                    such Monthly Period). In the event that such
                                    reduction   would   cause   the   Collateral
                                    Interest  to  be  a  negative  number,   the
                                    Collateral Interest will be reduced to zero,
                                    and the Class B  Investor  Interest  will be
                                    reduced   by  the   amount   by  which   the
                                    Collateral  Interest would have been reduced
                                    below  zero  (such  reduction,  a  "Class  B
                                    Investor  Charge-Off").  In the  event  of a
                                    reduction of the Class A Investor  Interest,
                                    the  Class  B  Investor   Interest   or  the
                                    Collateral Interest, the amount of principal and interest available to fund payments with respect to the Class A Certificates, the Class B Certificates and the Collateral

                                    Interest will be decreased. See "Description
                                    of the  Certificates--Reallocation  of  Cash
                                    Flows"   and    "--Defaulted    Receivables;
                                    Adjustments and Fraudulent Charges."

                                    Finance Charge Collections  allocable to the
                                    Collateral  Interest for any Monthly  Period
                                    will  be  applied  to  pay  the   Collateral
                                    Interest Monthly  Servicing Fee with respect
                                    to such  Monthly  Period and any accrued and
                                    unpaid Collateral Interest Monthly Servicing
                                    Fee with respect to prior  Monthly  Periods,
                                    and  any  such   remaining   Finance  Charge
                                    Collections   will  be   applied  as  Excess
                                    Spread.

                                    With respect to the related  Transfer  Date,
                                    Excess Spread not required to fund the Class
                                    A  Required  Amount and the Class B Required
                                    Amount, if any, will be applied as specified
                                    in         "Description        of        the
                                    Certificates--Allocation of Funds--Payment of Fees, Interest and Other Items."

Required Collateral
Interest.....................       The  "Required   Collateral  Interest"  with
                                    respect  to  any  Transfer  Date  means  (a)
                                    initially,  the Initial Collateral  Interest
                                    and (b) on any Transfer Date thereafter,  an
                                    amount   equal  to  ____%  of  the  Adjusted
                                    Investor  Interest  on such  Transfer  Date,
                                    after taking into account  deposits into the
                                    Principal  Funding  Account on such Transfer
                                    Date  and  all  payments  to be  made on the
                                    related    Distribution    Date    and   all
                                    adjustments  made on such Transfer Date, but
                                    not less than $________;  provided, however,
                                    that  (1)  if  certain   reductions  in  the
                                    Collateral  Interest  occur  or if a Pay Out
                                    Event   occurs,   the  Required   Collateral
                                    Interest for such  Transfer Date shall equal
                                    the  Required  Collateral  Interest  for the
                                    Transfer  Date  immediately   preceding  the
                                    occurrence  of  such  reduction  or Pay  Out
                                    Event;  (2) in no event  shall the  Required
                                    Collateral   Interest   exceed   the  unpaid
                                    principal amount of the Offered Certificates
                                    as of the  last  day of the  Monthly  Period
                                    preceding such Transfer Date, less cash held
                                    in the Principal  Funding Account as of such
                                    Transfer  Date,  after  taking into  account
                                    payments   to  be   made   on  the   related
                                    Distribution  Date;  and  (3)  the  Required
                                    Collateral  Interest  may be  reduced at any
                                    time  to  a  lesser   amount  upon   written
                                    confirmation from the Rating Agency that such reduction will not result in the Rating
                                    Agency reducing or withdrawing its rating on any then outstanding Series rated by it. See
                                    "Description  of the  Certificates--Required
                                    Collateral Interest."

                                    If on  any  Transfer  Date,  the  Collateral
                                    Interest  has been reduced to an amount less
                                    than  the  Required   Collateral   Interest,
                                    Excess  Spread  and  Shared  Finance  Charge
                                    Collections,  to the extent available,  will
                                    be used to increase the Collateral  Interest
                                    to  the  extent  of  such   shortfall.   See
                                    "Description of the Certificates--Allocation of Funds--Excess Spread."

Interest Rate Cap............       On the Closing Date,  the Trustee will enter
                                    into the Class A  Interest  Rate Cap and the
                                    Class B Interest  Rate Cap with the Interest
                                    Rate Cap Provider for the exclusive benefit of the Class A Certificate Holders and the Class B Certificate Holders, respectively.
                                    On  each  Transfer  Date  that  the  Class A
                                    Certificate  Rate or the Class B Certificate
                                    Rate for the related Interest Period exceeds the Class A Cap Rate or the Class B Cap
                                    Rate,  respectively,  the Interest  Rate Cap
                                    Provider will make a payment to the Trustee, on behalf of the

                                    Trust,  based on the  amount of such  excess
                                    and the  notional  amount of the  applicable
                                    Interest  Rate  Cap.  The  Class A  Notional
                                    Amount  will at all  times  be  equal  to or
                                    greater  than  the  amount  of the  Expected
                                    Class A Principal,  and the Class B Notional
                                    Amount will at all times equal the amount of
                                    the Expected Class B Principal, in each case
                                    less the  aggregate  notional  amount of any
                                    portion  of the  related  Interest  Rate Cap
                                    sold   on  or   prior   to   the   date   of
                                    determination. The Class A Interest Rate Cap
                                    and  the  Class B  Interest  Rate  Cap  will
                                    terminate on the day  immediately  following
                                    the Class A Scheduled  Payment  Date and the
                                    Class    B    Scheduled     Payment    Date,
                                    respectively;  provided,  however,  that the
                                    Class A  Interest  Rate Cap and the  Class B
                                    Interest Rate Cap may each be terminated at an earlier date if the Trustee has obtained a Replacement Interest Rate Cap or entered into a Qualified Substitute Arrangement with respect thereto.

Shared Collections...........       In any Monthly  Period  during the Revolving
                                    Period,   Principal   Collections  otherwise
                                    allocable to the Certificates, to the extent
                                    not  required  to  satisfy  the   Collateral
                                    Monthly  Principal,  will  be  available  to
                                    cover  principal  payments due to or for the
                                    benefit of the certificate  holders of other
                                    Series.  In  addition,  if  in  any  Monthly
                                    Period  during the  Controlled  Accumulation
                                    Period the  Principal  Allocation is greater
                                    than the sum of (i) the  Controlled  Deposit
                                    Amount  and  (ii)  the  Collateral   Monthly
                                    Principal,   such   excess   will   also  be
                                    available to cover principal payments due to
                                    or for the benefit of certificate holders of
                                    other Series and holders of other  undivided
                                    interests  in the Trust  issued  pursuant to
                                    the    Agreement    and    the    applicable
                                    Supplements.

                                    Such  Principal  Collections  applied to the
                                    payment of  certificates of other Series and
                                    to such  other  interests  in the  Trust are
                                    herein  referred  to  as  "Shared  Principal
                                    Collections." Any such application of Shared
                                    Principal  Collections  to other Series will
                                    not result in a  reduction  in the  Investor
                                    Interest  of  this   Series.   In  addition,
                                    amounts   designated  as  Shared   Principal
                                    Collections pursuant to the Supplement for any other Series may be applied to cover principal payments due to or for the benefit of the Certificate Holders. See "Description of the Certificates--Allocation of Funds."

                                    In any Monthly Period,  the amount of Excess
                                    Spread available after  application to items
                                    (a) through (n) listed under "Description of
                                    the        Certificates--Allocation       of
                                    Funds--Excess     Spread     (such    amount
                                    constituting    "Shared    Finance    Charge
                                    Collections")  will be  applied to cover any
                                    shortfalls  with respect to certain  amounts
                                    payable  from  Finance  Charge   Collections
                                    allocable  to  any  other  Series  or  other
                                    undivided   interests   in  the  Trust  then
                                    outstanding. In addition, amounts designated
                                    as   Shared   Finance   Charge   Collections
                                    pursuant  to the  Supplement  for any  other
                                    Series  may  be  applied  to  cover  certain
                                    payments  due  to be  made  out  of  Finance
                                    Charge   Collections   to  the   Certificate
                                    Holders,   including  the  reimbursement  of
                                    reductions in the Class B Investor  Interest
                                    arising in  connection  with the  payment of
                                    the  Class  A   Required   Amount   and  the
                                    reimbursement    of    reductions   in   the
                                    Collateral Interest arising in connection with the payment of the Class A Required Amount and the Class B Required Amount. See "Description of the Certificates--Allocation of Funds."

                                    Shared Finance Charge Collections and Shared
                                    Principal Collections will be applied to any
                                    Series (and any related undivided  interests
                                    in the  Trust)  then  outstanding  pro rata,
                                    based upon the amount of shortfall,  if any,
                                    with   respect  to  such  Series  (and  such
                                    interests).

Repurchase...................       The  Investor  Interest  will be  subject to
                                    optional  purchase by the  Transferor on any
                                    Distribution  Date  on  which  the  Investor
                                    Interest  is an amount less than or equal to
                                    5% of the Initial  Investor  Interest (after
                                    giving  effect to all payments to be made on
                                    such date), if certain  conditions set forth
                                    in  the  Agreement  are  met.  The  Investor
                                    Interest   will  be  subject  to   mandatory
                                    purchase   by   the    Transferor   on   the
                                    Distribution Date immediately  preceding the
                                    Scheduled Series _________  Termination Date
                                    if the  Investor  Interest  is reduced to an
                                    amount  less  than  or  equal  to 5% of  the
                                    Initial   Investor   Interest,   if  certain
                                    conditions  set forth in the  Agreement  are
                                    met. The mandatory  purchase  requirement is
                                    in  addition  to any  other  provisions  and
                                    remedies  provided by the Agreement and will
                                    not   serve   to   relieve   any   party  of
                                    obligations  it may otherwise  have or waive
                                    any remedy that is otherwise  provided.  The
                                    purchase   price  will  equal  the  Investor
                                    Interest, accrued and unpaid interest on the
                                    Certificates  and all  other  amounts  owing
                                    under the Loan Agreement  among the Trustee,
                                    the Transferor, the Servicer, the Collateral
                                    Interest  Holder  and  the  other  financial
                                    institutions   party   thereto   (the  "Loan
                                    Agreement")  through the last day  preceding
                                    the Distribution  Date on which the purchase
                                    occurs.     See    "Description    of    the
                                    Certificates--Final  Payment  of  Principal;
                                    Termination of the Trust."

Tax Status...................       Special  tax  counsel  to  the   Transferor,
                                    Mayer, Brown & Platt, is of the opinion that
                                    under existing law the Offered  Certificates
                                    will be  characterized  as indebtedness  for
                                    federal  income  tax  purposes.   Under  the
                                    Agreement, the Transferor,  the Trustee, the
                                    Holder   of  the   Exchangeable   Transferor
                                    Certificate and the Certificate Owners will agree to treat the Certificates as debt for tax purposes. See "Certain Federal Income
                                    Tax Consequences" for additional information concerning the application of federal income tax laws.

ERISA Considerations.........       Under  regulations  issued by the Department
                                    of Labor,  the Trust's  assets  would not be
                                    deemed "plan assets" of an employee  benefit
                                    plan holding the Offered Certificates of any
                                    class  if   certain   conditions   are  met,
                                    including that the Offered  Certificates  of
                                    such  class be held by at least 100  persons
                                    independent of the Transferor and each other
                                    upon completion of the public offering being
                                    made hereby.  The Class A Underwriters  will
                                    not  sell  the  Class  A   Certificates   to
                                    employee  benefit  plans unless they believe
                                    that the Class A  Certificates  will be held
                                    by at least 100 persons upon the  completion
                                    of this offering. The Transferor anticipates
                                    that the other conditions of the regulations
                                    will  be met  with  respect  to the  Class A
                                    Certificates.  The Class B  Underwriters  do
                                    not anticipate that the Class B Certificates
                                    will be held by at least  100  persons  upon
                                    the    completion    of    this    offering.
                                    Accordingly,  the Class B  Certificates  may
                                    not  be  acquired  with  the  assets  of any
                                    employee  benefit  plan,  including  without
                                    limitation  any  insurance  company  general
                                    account  deemed to include  the assets of an
                                    employee benefit plan. If the Trust's assets
                                    were  deemed to be "plan  assets"  of such a
                                    plan,  there is  uncertainty  as to  whether
                                    existing
                                    exemptions from the "prohibited transaction"
                                    rules  of  the  Employee  Retirement  Income
                                    Security Act of 1974, as amended  ("ERISA"),
                                    would  apply to all  transactions  involving
                                    the Trust's  assets.  Regardless  of whether
                                    the Trust's  assets are deemed to constitute
                                    "plan  assets," an employee  benefit  plan's
                                    purchase of Offered Certificates may, in the
                                    absence  of  an   exemption,   constitute  a
                                    prohibited   transaction   if   any  of  the
                                    Transferor,  the Servicer, the Holder of the
                                    Exchangeable  Transferor  Certificate,   the
                                    Trustee  or the  Underwriters  is a party in
                                    interest   with   respect   to  that   plan.
                                    Accordingly,    employee    benefit    plans
                                    contemplating    purchasing    the   Offered
                                    Certificates  should  consult  their counsel
                                    before  making  a  purchase.   See  "Certain
                                    Employee Benefit Plan Considerations."

Class A Certificate Rating...       It is a  condition  to the  issuance  of the
                                    Class  A  Certificates   that  the  Class  A
                                    Certificates be rated in the highest generic rating category by at least one nationally recognized rating agency.

Class B Certificate Rating...       It is a  condition  to the  issuance  of the
                                    Class  B  Certificates   that  the  Class  B
                                    Certificates  be rated  in one of the  three
                                    highest  generic  rating  categories  by  at
                                    least  one  nationally   recognized   rating
                                    agency.

Listing......................       Application will be made to list the Class A
                                    Certificates   on   the   Luxembourg   Stock
                                    Exchange.

                                  RISK FACTORS

         Limited  Liquidity.  There  is  currently  no  market  for the  Offered
Certificates. The Underwriters intend to make a market in the Offered Certificates but are not obligated to do so. There is no assurance that a secondary market will develop or, if it does develop, that it will provide Offered Certificate Holders with liquidity of investment or that it will continue until the Offered Certificates are paid in full.

         Certain Legal Aspects. While the Transferor transferred interests in the Receivables to the Trust, a court could treat such transaction as an assignment of collateral as security for the benefit of holders of certificates issued by the Trust. The Transferor represents and warrants in the Agreement that the transfer of the Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Transferor has taken certain actions as are required to perfect the Trust's security interest in the Receivables and warrants that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a first priority perfected security interest therein. Nevertheless, a tax or government lien on property of the Transferor where notice of such lien has been filed before Receivables are transferred to the Trust may have priority over the Trust's interest in such Receivables, and if the FDIC were appointed conservator or receiver of the Transferor, certain administrative expenses of the conservator, receiver or the State of Connecticut Department of Banking may have priority over the Trust's interest in such Receivables. See "Certain Legal Aspects of the Receivables--Transfer of Receivables."

         To the extent that the Transferor has granted a security interest in the Receivables to the Trust and that security interest was validly perfected before the appointment of the FDIC as conservator or receiver and before the Transferor's insolvency, and certain other conditions are satisfied including that such security interest was not taken in contemplation of the insolvency of the Transferor, and was not taken with the intent to hinder, delay or defraud the Transferor or the creditors of the Transferor, such security interest should be enforceable (to the extent of the Trust's "actual direct compensatory damages") and should not be subject to avoidance by the FDIC, as receiver or conservator for the Transferor, and, therefore, in such circumstances, payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to recovery by a conservator or receiver for the Transferor. The foregoing conclusions are based on FDIC general counsel opinions and policy statements regarding the application of certain provisions of the Federal Deposit Insurance Act (as amended, the "FDIA"). While a Policy Statement of the Resolution Trust Company (the "RTC") indicates that "actual direct compensatory damages" would include outstanding principal plus interest accrued to the date of payment, in one case a federal district court held that such damages constituted the fair market value of the repudiated bonds as of the date of repudiation, which, with respect to the Certificates, depending upon circumstances existing on the date of repudiation, could be an amount less than the outstanding principal plus interest accrued to the date of repudiation. The FDIC has not adopted a policy statement on payment of interest on collateralized borrowings of banks. If the conservator or receiver for the Transferor were to assert that such security interest should not be enforceable or should be subject to avoidance or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Transferor as provided under the FDIA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In addition, the appointment of a receiver or conservator could result in administrative expenses of the receiver or conservator having priority over the interest of the Trust in the Receivables. The FDIC, as conservator or receiver, would also have the rights and powers conferred under Connecticut law. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Conservatorship and Receivership."

         If a conservator or receiver were appointed for the Transferor, then a Pay Out Event could occur with respect to all Series then outstanding and, pursuant to the Agreement, new Principal Receivables would not be transferred to the Trust. In that event, unless holders of more than 50% of the investor interest of each Series of certificates issued and outstanding (or with respect to any Series with two or more classes, more than 50% of each class) instruct otherwise, the Trustee would sell the portion of the Receivables allocable to each Series that did not vote to disapprove of the sale of the Receivables in accordance with the Agreement in a commercially reasonable manner and on commercially reasonable terms, which may cause early termination of the Trust and a loss to certificate holders of each such Series (including the Certificate Holders) if the proceeds from such early sale allocable to such Series, if any, and the amounts available under any Enhancement applicable to such Series were insufficient to pay certificate holders of such Series in full. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver would have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. A conservator or receiver may also have the power to cause the early sale of the Receivables and the early retirement of the Certificates, to prohibit the continued transfer of Principal Receivables to the Trust, and to repudiate the servicing obligations of the Transferor. In addition, in the event of a Servicer Default relating to the insolvency of the Servicer, if no Servicer Default other than such conservatorship or receivership or insolvency exists, the conservator or receiver for the Servicer may have the power to prevent either the Trustee or the certificate holders from appointing a successor Servicer. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Conservatorship and Receivership."

         Consumer Protection Laws. The Accounts and Receivables are subject to numerous federal and state consumer protection laws imposing requirements on the making, enforcement and collection of consumer loans. The United States Congress and the states may enact laws and amendments to existing laws to regulate further the credit card industry or to reduce finance charges or other fees or charges applicable to credit card accounts. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain the required level of periodic finance charges, annual membership fees and other fees. In addition, failure by the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the Receivables. During recent years, federal legislative proposals have attempted unsuccessfully to limit the maximum annual percentage rate that issuers may assess on credit card accounts. If such legislation were enacted and imposed an interest rate cap substantially lower than the annual percentage rates currently assessed on the Accounts, it is likely that the Portfolio Yield (averaged over a period of three consecutive Monthly Periods) would be reduced to a rate below the average of the Base Rates for such Monthly Periods and therefore a Pay Out Event would occur with respect to the Certificates. See "Description of the Certificates--Pay Out Events." In addition, during recent years, there has been increased consumer awareness with respect to the level of finance charges and fees and other practices of credit card issuers. As a result of these developments and other factors, there can be no assurance as to whether any federal or state legislation will be promulgated imposing additional limitations on the monthly periodic finance charges or fees relating to the Accounts.

         Pursuant to the Agreement, the Transferor covenants to accept reassignment of each Receivable not complying in all material respects with all requirements of applicable law as of the time of its creation if, as a result of such noncompliance, the related Account becomes a Defaulted Account or the Trust's rights in, to or under the Receivable or its proceeds are impaired or unavailable. The Transferor makes certain other representations and warranties relating to the validity and enforceability of the Receivables. The Trustee has not made, however, and it is not anticipated that it will make, any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is breached and such breach continues beyond the applicable cure period is that the Transferor will be obligated to accept reassignment of the Investor Interest in the Receivables affected thereby. See "Description of the Certificate--Representations and Warranties" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws."

         Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificate Holders in the Receivables if such laws result in any Receivables being written off as uncollectible when there are insufficient funds available to reimburse such losses. See "Description of the Certificates--Defaulted Receivables; Adjustments and Fraudulent Charges."

         Competition in the Credit Card Industry. The credit card industry is highly competitive and operates in an environment increasingly focused on the interest and fees charged to consumers for credit card services. As issuers seek to expand their share of the market, there is increased use of advertising, target marketing, pricing competition and incentive programs, all of which may adversely impact issuer profit margins. The MasterCard and Visa organizations do not require adherence to specific underwriting standards, and therefore credit card issuers may compete on the basis of individual account solicitation and underwriting criteria. The Transferor has traditionally competed as a low fixed-rate provider of credit card services targeting highly creditworthy customers who carry balances on their credit cards. The growth of the Transferor's credit card portfolio is largely due to customers who, attracted by its low rates, have transferred balances from competing credit card issuers, as well as due to higher balances from purchases and cash advances. The Transferor is participating in such competition through direct marketing programs, average annual percentage rates and monthly minimum payment rates the Transferor believes compare favorably to rates and fees charged by certain of the Transferor's competitors and operating efficiencies which permit it to maintain a favorable cost structure. If cardholders choose to utilize competing sources of credit, the amount and rate of new Receivables generated in the Accounts may be reduced and certain purchase and payment patterns with respect to Receivables may be affected.

The size of the Trust will be dependent upon the Transferor's continued ability to generate new Receivables. If the amount of new Receivables generated declines significantly, Receivables from Additional Accounts (to the extent available) may be added to the Trust, as described below, or a Pay Out Event could occur, in which event the Rapid Amortization Period would commence. See "Description of the Certificates--Pay Out Events."

         Payments and Maturity. The Receivables may be paid at any time, and there is no assurance that there will be additional Receivables created in the Accounts or that any particular pattern of cardholder repayments will occur. The commencement and continuation of the Controlled Accumulation Period will be dependent upon the continued generation of new Receivables to be conveyed to the Trust. A significant decline in the amount of Receivables generated could result in the occurrence of a Pay Out Event for the Certificate Holders and the commencement of the Rapid Amortization Period. Certificate Holders should be aware that the Transferor's ability to continue to compete in the current industry environment will affect the Transferor's ability to generate new Receivables to be conveyed to the Trust and may also affect payment patterns. The minimum monthly payment currently required on the Accounts generally approximates 3% of the statement balances (as of specific dates), plus past due amounts. A portion of the Receivables volume is a result of convenience use by obligors who pay their entire monthly statement balance on or prior to its due date and do not incur finance charges thereon. A significant decrease in the cardholder monthly payment rate or minimum required payment could slow the accumulation of principal during the Controlled Accumulation Period or delay the payment of principal on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date or during the Rapid Amortization Period, and such delay of the accumulation of principal or payment of principal, as the case may be, could adversely affect the ability of investors to reinvest profitably. See "--Ability to Change Terms of the Receivables," "Maturity Considerations" and "The Credit Card Business of People's Bank--Underwriting Procedures."

         Social, Technological and Economic Factors. Changes in card usage and payment pattern by cardholders may result from a variety of social, technological and economic factors. Social factors include potential changes in consumers' attitudes to financing purchases with debt. Technological factors include new methods of payment, such as debit cards. Economic factors include the rate of inflation, unemployment levels, personal bankruptcy levels and relative interest rates. As a consequence of some of these factors, the credit card industry has experienced generally increased levels of losses and delinquencies. The loss and delinquency experience of the Trust Portfolio has reflected that trend.

         While the Trust Portfolio is a geographically diverse portfolio, the largest concentration (approximately ____%) of accounts giving rise to the Receivables included in the Trust Portfolio are in California. Approximately ____% of the Receivables included in the Trust Portfolio are from Accounts in Connecticut, the second largest geographic state concentration in the Trust Portfolio and the headquarters state of People's Bank. The loss and delinquency experience of Connecticut Accounts is generally equivalent to the remaining Accounts in the Trust Portfolio. Connecticut's economy has historically been highly dependent on the insurance, aerospace and defense industries. As a result of consolidation and structural changes in the financial services sector and defense budget cutbacks, Connecticut's overall job growth lagged behind the United States as a whole during much of the current economic expansion. However, total job growth has been positive since 1993 and employment growth [increased by 2.4% in 1997], the strongest in a decade and nearly as strong as the national rate of [2.7]%. The state's unemployment rate of [4.4% was below] the national rate of [4.7]% at [December 1997], and Connecticut residents continue to have the highest per capita income of any state in the country.

         Effect of Subordination of the Class B Certificates. The Class B Certificates are subordinated in right of payment of principal to payments of principal and interest on the Class A Certificates. Payments of principal in respect of the Class B Certificates will not commence until after the Class A Investor Interest has been paid in full as described herein. In addition, the Class B Investor Interest is subject to reduction if the Class A Required Amount for any Monthly Period is not funded from Collections allocable to the Class A Investor Interest, from payments under the Class A Interest Rate Cap, from Excess Spread, from Shared Finance Charge Collections from other Series allocable to the Certificates or from Reallocated Collateral Principal Collections and if the Collateral Interest has been reduced to zero. If the Class B Investor Interest suffers such a reduction, the portion of Finance Charge Collections allocable to the Class B Certificate Holders in future Monthly Periods will be reduced and principal and interest payments on the Class B Certificates may be delayed or reduced. See "Description of the Certificates--Subordination of the Class B Certificates." Such reductions of the Class B Investor Interest will thereafter be reimbursed and the Class B Investor Interest increased on each Distribution Date by the amount, if any, of Excess Spread and Shared Finance Charge Collections from other Series available for that purpose for such Distribution Date.

         Further, in the event of a sale of the Receivables due to an Insolvency Event, the portion of the net proceeds of such sale allocable to pay principal with respect to the Certificate Holders' interest in such Receivables will first be used to pay principal amounts due to the Class A Certificate Holders and will then be used to pay principal amounts due to the Class B Certificate Holders, thereby causing a loss to Class B Certificate Holders if such remaining portion is insufficient to pay the Class B Certificate Holders in full. See "Description of the Certificates--Principal Payments" and "--Pay Out Events." If the Class B Investor Interest is reduced to zero, the Class A Certificate Holders will bear directly the credit and other risks associated with their undivided interest in the Trust.

         Ability to Change Terms of the Receivables. Pursuant to the Agreement, the Transferor has not transferred, and will not transfer, the Accounts to the Trust. Only the Receivables arising in the Accounts have been and will be so transferred. As owner of the Accounts, the Transferor has the right (to the extent provided in the applicable credit card agreements and the Agreement) to determine the monthly periodic finance charge and other fees which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required on the Accounts and to change various other terms with respect to the Accounts. A decrease in the monthly periodic finance charges, annual membership fees, cash advance fees or Interchange could decrease the effective yield on the Accounts and could result in the occurrence of a Pay Out Event for the Certificate Holders and the commencement of the Rapid Amortization Period. Under the Agreement, the Transferor has agreed that, except as otherwise required by law or as is deemed by the Transferor to be necessary in order to maintain its credit card business, based upon a good faith assessment by it, in its sole discretion, of the nature of the competition in that business, the Transferor will not (i) reduce the annual percentage rate which determines the monthly periodic finance charges assessed on the Receivables or other fees on the accounts, if as a result of such reduction, its reasonable expectation of the Portfolio Yield as of such date would be less than the weighted average base rates of all Series then issued and outstanding or (ii) unless required by law, reduce such periodic finance charge if its reasonable expectation is that the Portfolio Yield would be less than the highest certificate rate for any Series then issued and outstanding. Such changes may include the reduction or waiver of annual membership fees in connection with the Transferor's marketing efforts. The term "Base Rate" with respect to the Certificates generally means, with respect to any Monthly Period, the weighted average of (x) the lesser of the Class A Certificate Rate and Class A Cap Rate, (y) the lesser of the Class B Certificate Rate and the Class B Cap Rate, and (z) the Collateral Rate (weighted based on the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest, respectively, as of the last day of the preceding Monthly Period) plus the Servicing Fee Rate. The term "Portfolio Yield" means generally, with respect to the Certificates and any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of the Finance Charge Receivables allocable to the Investor Interest billed during such Monthly Period after subtracting the Investor Default Amounts for such Monthly Period (but in no event greater than the aggregate amount of Collections for such Monthly Period), Principal Funding Investment Proceeds and amounts withdrawn from the Reserve Account and deposited into the Finance Charge Account and allocable to the Certificates for such Monthly Period, and the denominator of which is the Investor Interest as of the last day of the preceding Monthly Period. In addition, the Transferor has agreed that, upon the occurrence of the Pay Out Event described in clause (iv) of "Description of the Certificates--Pay Out Events" (relating to the average of the Portfolio Yields for any three consecutive Monthly Periods being less than the average of the Base Rates for such Monthly Periods), the Transferor will not, unless required by law, reduce the annual percentage rate determining the monthly periodic finance charges on the Accounts to a rate that would result in such monthly periodic finance charges on the last day of such Monthly Period being less than the weighted average of the base rates for all Series then issued and outstanding. The Transferor has also agreed not to change the terms of the Accounts, unless (i) if the Transferor has a comparable segment of credit card accounts, the change is also made applicable to the comparable segment of the portfolio of accounts with similar characteristics owned by it and (ii) if the Transferor does not own such a comparable segment, any such change is not made with the intent to benefit the Transferor materially over the Certificate Holders. In servicing the Accounts, the Servicer is also required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own comparable accounts. Except as specified above, there are no restrictions on the Transferor's ability to change the terms of the Accounts. While the Transferor has no current intention of decreasing the monthly periodic finance charges on the overall Trust Portfolio, there can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by the Transferor to take actions changing this or other Account terms. In addition, an increase in the monthly periodic finance charges and other fees applicable to the Accounts might have the result of decreasing the volume of Receivables generated on those Accounts. A significant decrease in Receivables could cause the Transferor Interest to decline below the Minimum Transferor Interest. The Transferor would be obligated in such event to add Receivables from Additional Accounts (to the extent available) to the Trust. If the Transferor were unable to convey Receivables in Additional Accounts to the Trust when required by the Agreement, a Pay Out Event would occur.

         Master Trust Considerations. The Trust, as a master trust, will issue the Certificates, has issued eight prior Series of certificates, five of which are currently outstanding, and may issue additional Series of certificates in the future. See "Annex I: Prior Series Issued and Outstanding." While the Principal Terms of any Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review or consent of Holders of the certificates of any previously issued Series. Such Principal Terms may include methods for determining applicable investor percentages and allocating Collections, provisions creating different or additional security or other Enhancement, provisions subordinating such Series to another Series (if the Supplement relating to such Series so permits; the Series _________ Supplement will not permit the subordination of Series _________ to any other Series) or other Series to such Series, and any other amendment or supplement to the Agreement which is made applicable only to such Series. It is a condition precedent to the issuance of any additional Series that either (x) the Rating Agency delivers written confirmation to the Trustee that such issuance or Exchange will not result in the Rating Agency reducing or withdrawing its rating on any outstanding Series or (y) if at the time of the issuance or Exchange there is no outstanding Series currently rated by a Rating Agency, a nationally recognized investment banking firm or commercial bank deliver a certificate to the Trustee to the effect that the issuance or Exchange will not have an adverse effect on the timing or distribution of payments to such other Series. There can be no assurance, however, that the Principal Terms of any other Series, including any Series issued from time to time hereafter, or that a change in the character of the Trust Portfolio, through, for instance, the addition of Receivables arising from Accounts and Receivables arising from Additional Accounts or Automatic Additional Accounts, might not have an impact on the timing and amount of payments received by a Certificate Holder, including as a result of the refixing of the Investor Percentage with respect to the allocation of the Principal Receivables. See "Description of the Certificates--Exchanges" and "--Allocation Percentages."

         Addition of Accounts. The Transferor expects, and in some cases will be obligated, to designate Additional Accounts from time to time, the Receivables in which will be conveyed to the Trust. Such Additional Accounts will likely include accounts originated using criteria different from those which were applied to previously-designated Accounts, because such Accounts were originated at a different date, under different underwriting criteria or by different institutions, or represent a separate segment of the Transferor's credit card business. Consequently, there can be no assurance that Additional Accounts designated in the future will be originated, priced or underwritten in the same manner as previously-designated Accounts. The designation of Additional Accounts will be subject to the satisfaction of certain conditions described herein under "Description of the Certificates--Addition of Accounts."

         Control. Subject to certain exceptions, the certificate holders of each Series may take certain actions, or direct certain actions to be taken, under the Agreement or the related Supplement. Under certain circumstances, however, the consent or approval of a specified percentage of the aggregate investor interest of all outstanding Series or of the investor interest of each Series will be required to take or direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default, amending the Agreement in certain circumstances and directing a repurchase of all outstanding Series upon the breach of certain representations and warranties by the Transferor. In such instances, the interests of the Holders of the Certificates may not be aligned with the interests of the holders of certificates of such other Series. Thus, even if the requisite majority of Certificate Holders votes to take or direct such action, the certificate holders of such other Series may control whether or not such action occurs.

         Certificate Ratings. It is a condition to issuance of the Class A Certificates that the Class A Certificates be rated in the highest generic rating category by at least one nationally recognized rating agency. It is a condition to the issuance of the Class B Certificates that the Class B Certificates be rated in one of the three highest generic rating categories by at least one nationally recognized rating agency. As used herein, the term "Rating Agency" with respect to the Certificates, and with respect to any other Series, means the rating agency or agencies from whom ratings have been solicited as specified in the Supplement with respect to such Series. The ratings address the likelihood of full payment of principal and interest of the Certificates by the Scheduled Series _________ Termination Date. The ratings are based primarily on the quality of the Receivables, the credit support provided by the Collateral Interest, the Interest Rate Caps and, with respect to the rating of the Class A Certificates, the terms of the Class B Certificates. The ratings are not a recommendation to purchase, hold or sell Certificates, inasmuch as such ratings do not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agency if in its judgment circumstances so warrant. The ratings do not address the possibility of the occurrence of a Pay Out Event, and they do not address the likelihood of any payment in respect of either Class A Excess Interest or Class B Excess Interest.

         Limited Credit Enhancement. Although credit enhancement with respect to the Offered Certificates will be provided by (i) the Collateral Interest and
(ii) with respect to the Class A Certificates, the subordination of the Class B Certificates, the Collateral Interest and the Class B Investor Interest are limited and will be reduced by certain claims made that are not paid from Finance Charge Collections allocated to the Certificates and are not reimbursed from Excess Spread or Shared Finance Charge Collections. If Finance Charge Collections allocated to the Investor Interest, Excess Spread, Shared Finance Charge Collections allocated to the Certificates, and Reallocated Principal Collections are not sufficient to cover the Class A Investor Default Amount and the Class B Investor Default Amount in any Monthly Period and if the Collateral Interest has been reduced to zero, the Investor Interest will be reduced (unless it is otherwise reimbursed) resulting in a reduction of the amount of Collections allocable to Certificate Holders in future Monthly Periods and in a reduction of the aggregate principal amount returned to the Certificate Holders. If the Collateral Interest and, with respect to the Class A Certificates, the Class B Investor Interest are reduced to zero, Class A Certificate Holders and Class B Certificate Holders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Description of the Certificates--Reallocation of Cash Flows" and "--Defaulted Receivables; Adjustments and Fraudulent Charges."

         Reductions of the Collateral Interest and the Class B Investor Interest, other than reductions resulting from principal payments, will be reimbursed by Excess Spread and Shared Finance Charge Collections which are allocated and available to fund such amounts. Certain factors, such as lowering the finance charges (including late fees and membership charges) on outstanding Receivables balances and increased convenience use by obligors who pay their entire monthly statement balance on or prior to its due date and do not incur finance charges thereon, may lower the amount of Finance Charge Receivables generated as well as Collections in respect thereof, and may thereby reduce the Excess Spread and Shared Finance Charge Collections available to replenish the credit enhancement. See "Description of the Certificates--Allocation of Funds." Finally, a slowing in payment rates on the Receivables could extend the final Distribution Date for the Class A Certificates and Class B Certificates beyond the Scheduled Payment Date for each such class. See "--Payments and Maturity." The Reallocated Collateral Principal Collections and the Reallocated Class B Principal Collections may only be utilized to cover Required Amounts on and prior to the Scheduled Series _________ Termination Date and will not be available otherwise to pay the remaining principal on the Certificates at any time.

         Book-Entry Registration. The Offered Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Offered Certificate Owners or their nominees. Unless and until Definitive Certificates are issued, Offered Certificate Owners will not be recognized by the Trustee as Certificate Holders, as that term is used in the Agreement. Hence, until such time, Offered Certificate Owners will only be able to exercise the rights of Offered Certificate Holders indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates."

         Reports to Certificate Holders. Unless and until Definitive Certificates are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede, as nominee for DTC and the registered holder of the Offered Certificates. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles and will not be sent by the Servicer or the Trustee to the Offered Certificate Owners. See "Description of the Certificates--Book-Entry Registration," "--Definitive Certificates" and "--Reports to Certificate Holders."

         Limitations on Interest Rate Cap Coverage. The Class A Notional Amount of the Class A Interest Rate Cap will be reduced during the Controlled Accumulation Period to an amount not less than the Expected Class A Principal. Any Class A Excess Principal will not have the benefit of the Class A Interest Rate Cap. The Class B Notional Amount of the Class B Interest Rate Cap will be reduced to zero on the Class B Scheduled Payment Date. To the extent the Class B Investor Interest is greater than zero on the Class B Scheduled Payment Date, the Class B Certificate Holders will not have the benefit of the Class B Interest Rate Cap. In addition, the Certificates will not include the right to receive any interest on Excess Principal in excess of the Class A Cap Rate or the Class B Cap Rate, as applicable. While distributions may be made in respect of the Class A Excess Interest or the Class B Excess Interest, such distributions are not addressed in the ratings assigned by the Rating Agency.

                                    THE TRUST

         The Trust has been formed in accordance with the laws of the State of New York pursuant to the Agreement. Prior to its formation, the Trust did not have any assets or obligations. The Trust has not and will not engage in any activity, other than as described herein. The Trust will exist only for the transactions described herein, including the receipt of the Receivables and holding such Receivables, the issuance of the Exchangeable Transferor Certificate, the issuance of certificates of other, previously-issued Series, the issuance of the Certificates and other undivided interests representing additional Series and related activities (including, with respect to any Series, receiving any Enhancement and entering into the Enhancement agreement relating thereto) and making payments thereon. As a consequence, the Trust is not expected to have any need for additional capital resources.


                    THE CREDIT CARD BUSINESS OF PEOPLE'S BANK

General

         People's Bank began its credit card program in 1985 by marketing a low interest rate credit card to highly creditworthy individuals in its market area. As a result of the initial program's success, People's Bank expanded the program nationally. The Nilson Report ranked People's Bank the [24th] largest VISA USA, Inc. ("VISA") and MasterCard International Incorporated ("MasterCard") credit card issuer in the United States as of [December 1997] on the basis of outstanding balances. People's Bank further expanded its credit card operations in 1996 by establishing a limited branch in the United Kingdom, which had generated credit card receivables of approximately $______ million as of ______, 1998. No receivable generated by the United Kingdom branch will be included in the Trust Portfolio. All of the eligible receivables in the Trust Portfolio are payable in United States dollars.

         The Receivables conveyed or to be conveyed to the Trust by People's Bank pursuant to the Agreement have been or will be generated from transactions made by holders of certain VISA and certain MasterCard credit card accounts, a subset of People's Bank's entire portfolio of credit card accounts, and include finance charges and fees billed to the Accounts. The Accounts were generated under the VISA or MasterCard associations of which People's Bank is a member.

         People's Bank services all of its accounts and receivables at its facilities in Bridgeport, Connecticut. Certain operations are performed on behalf of People's Bank by Total System Services, Inc., of Columbus, Georgia ("Total System"), including statement processing, printing and mailing. People's Bank has used Total System for such services since it launched its credit card program in 1985. If Total System were to fail or become insolvent, delays in processing and recovery of information with respect to charges incurred by cardholders could occur, and the replacement of such services could be time-consuming. As a result, delays in payments to Certificate Holders could occur.

         The entire portfolio of People's Bank VISA and MasterCard credit card accounts (the "Bank Portfolio"), of which the Accounts giving rise to the Trust Portfolio are a part, includes premium accounts (i.e., VISA Gold, Gold MasterCard and business accounts) and standard accounts (i.e., VISA Classic and standard MasterCard). The Accounts from which Receivables arose in the initial Trust Portfolio included only the standard accounts and not premium accounts. Since the May 1, 1996 addition of Additional Accounts, the Trust Portfolio has included both standard and premium accounts. As of _________, 1998, _____% of the accounts in the Bank Portfolio were premium accounts and ___________% were standard accounts, and the receivables balance of premium accounts and standard accounts, as a percentage of the total balance of the receivables in the Bank Portfolio, was ____% and ____%, respectively. Both premium and standard accounts undergo the same credit analysis, but premium accounts generally carry higher annual membership fees and have higher credit limits.

         The VISA and MasterCard credit card accounts may be used for three types of transactions: credit card purchases, cash advances and convenience checks. Purchases occur when cardholders use credit cards to buy goods and/or services. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine. Cardholders may also use convenience checks to (i) transfer balances from other credit card accounts to their People's Bank accounts and (ii) draw against their VISA and MasterCard credit card accounts at any time. Amounts due with respect to purchases, cash advances and convenience checks are included in the Receivables.

         In addition, cardholders have been able to purchase insurance covering their account balances since March 1985. Premiums for this insurance are charged to the account for each monthly Billing Cycle. Such insurance premiums are included in the Receivables transferred to the Trust and are treated as Finance Charge Receivables.

         Each cardholder is subject to an agreement with People's Bank governing the terms and conditions of the VISA or MasterCard credit card account. Pursuant to each such agreement, except as described herein, People's Bank reserves the right, subject to fifteen days' prior notice to the cardholder or as may be required by law, to add to, change or terminate any terms, conditions, services or features of its VISA or MasterCard credit card accounts at any time, including increasing or decreasing the periodic finance charges, other charges or the minimum monthly payment requirements.

         The credit evaluation, collection and charge-off policies and servicing practices of People's Bank, as well as the terms and conditions governing cardholder agreements in effect as of the date hereof, are under continuous review and may change at any time in accordance with its business judgment, applicable law and guidelines established by regulatory authorities.

         Transactions creating the Receivables through the use of credit cards are processed through the VISA and MasterCard systems. Should either system materially curtail its activities, or should People's Bank cease to be a member of VISA or MasterCard, for any reason, a Pay Out Event could occur, and delays in payments on the Receivables and possible reductions in the amounts thereof could also occur.

         [People's Bank, like all institutions that utilize computer technology, is facing significant challenges associated with the inability of many existing computer systems to process time-sensitive data accurately beyond the year 1999 (referred to as the "Year 2000 Issue"). Computer programs that use two-digit date fields may not properly recognize a date field ending in "00", which could cause system failures or miscalculations. People's Bank's ability to process customer transactions or provide customer service could be adversely affected if such problems were to occur.

         People's Bank has conducted a comprehensive review of its computer systems to identify all systems that could be affected by the Year 2000 Issue, and has developed an implementation plan to modify or replace all affected systems and test them for Year 2000 compliance. People's Bank expects programming changes for mission-critical applications to be completed and testing well under way by December 31, 1998. Other applications requiring programming changes are expected to be completed by December 31, 1998 to allow for testing in 1999.

         With respect to its credit card operations, People's Bank exchanges data with, and relies on data supplied by, a number of other entities such as VISA, MasterCard, Total System, and various credit bureaus. While People's Bank expects its Year 2000 plan to be completed on a timely basis, there can be no assurance that the systems of other companies on which People's Bank's systems may rely also will be completed in a timely fashion.] [Section to be revised per Release No. 33-7558.]


Account Origination

         The VISA and MasterCard credit card accounts owned by People's Bank were principally generated through: (i) direct mail solicitations of individuals who have been prescreened at credit bureaus on the basis of criteria furnished by People's Bank; (ii) applicant-initiated requests; (iii) applications mailed to customers of People's Bank and customers of certain agent banks for which People's Bank acts as a sponsor with VISA and/or MasterCard pursuant to People's Bank's Agent Bank Account program (the "Agent Bank Accounts"); and (iv) affinity marketing programs which are originated by People's Bank by soliciting prospective cardholders from identifiable groups with a common interest or a common cause, and with the assistance of an organization of the members of such group ("Affinity Program Accounts"). The predominant amount of all national accounts are originated through targeted, prescreened direct-mail solicitations. In addition to these account origination methods, People's Bank originates certain co-brand accounts and solicits accounts from students and alumni of local Connecticut universities. People's Bank applies the same credit criteria without distinction among the foregoing sources of applications, as described below in "Underwriting Procedures," and the performance by the cardholders of such accounts is generally comparable to the remaining Bank Portfolio of accounts.

Underwriting Procedures

         All applications for accounts originated by People's Bank are reviewed for completeness and creditworthiness based on the credit underwriting criteria established by People's Bank. People's Bank uses credit reports issued by independent credit reporting agencies with respect to the applicant. In the event there are discrepancies between the application and the credit report, and in certain other circumstances, People's Bank may verify certain information regarding the applicant.

         All applications, including prescreened and direct mail candidates, are evaluated by utilizing a credit scoring system. The credit scoring model used by People's Bank was developed with Fair, Isaac Companies, which has extensive experience in developing credit scoring models. Credit scoring is intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his or her obligations. Credit scoring evaluates a potential cardholder's credit profile and certain application information in order to statistically quantify credit risk. Models for credit scoring are developed by using statistics to evaluate common characteristics and their correlation with credit risk. From time to time, the credit scoring models used by People's Bank are reviewed and are periodically updated to reflect more current statistical data. Based on statistical analysis, People's Bank has established a policy that certain accounts receiving high credit scores may be automatically approved without judgmental review. Judgmental underwriting of People's Bank's credit card accounts is used to evaluate those who score below the preset level for automatic approval and above the preset level for automatic rejection.

         In the case of prescreened direct mail solicitations, selection criteria established by People's Bank are used by credit bureaus to generate or screen lists of qualifying individuals. Members of People's Bank's Credit Card Services then mail solicitations to those qualifying individuals on the list.
Additional credit criteria are applied on a case-by-case basis to those qualifying individuals accepting such solicitation to determine the appropriate line of credit for such individuals. The information requested in the response forms mailed to prescreened prospects is less extensive than the information requested in the applications mailed to individuals who have not been prescreened. Credit limits are assigned to prescreened prospective cardholders based on a credit profile that includes existing indebtedness, past payment patterns on other consumer loans and certain other criteria. The response forms of individuals responding to prescreened direct mail solicitations are reviewed by People's Bank and are checked again through credit reporting bureaus. If no change in credit performance has occurred, an offer of credit is made. Generally, each new cardholder is issued a credit card that expires two years after issuance. People's Bank generally reissues credit cards with two-year expiration dates, so long as the payment history of the cardholder satisfies certain criteria.


Billing and Payments

         The Bank Portfolio has different billing and payment structures, including minimum payment levels, annual membership fees and monthly periodic charges.

         For purposes of administrative convenience, the VISA and MasterCard credit card accounts of People's Bank are currently grouped into twenty-two billing cycles ending on the 5th through 27th day of each month (other than the 24th day) (each, a "Billing Cycle"). Each Billing Cycle has its own monthly billing date, at which time the activity in the related accounts during the month ending on such billing date is processed and billed to accountholders. See "The Receivables." The Accounts include VISA and MasterCard credit card accounts in Billing Cycles ending at the close of business on each of the days referred to above. See "The Receivables."

         Monthly billing statements are sent to accountholders with either debit or credit activity during the Billing Cycle. Generally, each month, accountholders must make at least a minimum payment equal to the greater of (i) 3% of the account balance and (ii) $10, plus any past due amount; provided, however, that if the remaining balance is less than $10, the minimum payment will be equal to the amount of such remaining balance.

         The monthly periodic finance charges assessed on cash advances and convenience checks are calculated by multiplying the average daily cash advance balance by the applicable monthly periodic rate. Monthly periodic finance charges are calculated on cash advances (including unpaid finance charges) from the date of the transaction or, if a convenience check is used, the day the convenience check is posted to the cardholder's account. The monthly periodic finance charges assessed on purchases are calculated by multiplying the average daily purchase balance by the applicable monthly periodic rate. Monthly periodic finance charges are calculated on purchases (including certain fees and unpaid finance charges) from the date of the purchase or the first day of the Billing Cycle in which the purchase is posted to the account (whichever is later). The credit card agreement provides that monthly periodic finance charges are not assessed in most circumstances on purchases if the purchaser's new balance shown in the billing statement is paid within 25 days after the last day of the Billing Cycle, or if the purchaser's previous balance is zero. The current fixed annual percentage rate for purchases generally ranges from [11.90]% to [13.99]%; however, People's Bank offers introductory rates below the standard rate. An increase in the fixed annual percentage rate for purchases might have the result of decreasing the volume of Receivables generated. The current fixed annual percentage rate for cash advances is generally [19.80]%. For a break-down of the yield from finance charges and fees billed, see the table titled "Revenue Experience Representative Portfolio" included under "Receivable Yield Considerations."

         Under the terms of People's Bank's agreement with each of its cardholders, People's Bank may change the annual percentage rates applicable to Accounts. The annual percentage rates and other terms of the cardholder agreements are continually reviewed by People's Bank, and further changes to annual percentage rates and such terms may occur based on changes in the law, changes in the marketplace or prudent business practices. People's Bank expects to implement further selected changes to annual percentage rates. See "Risk Factors--Ability to Change Terms of the Receivables."

         In addition, People's Bank may, at its option, increase the annual percentage rates for purchases, balance transfer checks and cash advances for the accounts of cardholders who fail to make payments by the due date or who exceed the total credit limit set by People's Bank; however, People's Bank's current practice is to lower such rates back to the corresponding standard rates that were in effect upon compliance by such cardholders with the terms of the accounts (e.g., making timely payments and staying within the credit limit) for 5 consecutive Billing Cycles.

         People's Bank may, at its option, reduce the minimum payment requirements and monthly periodic finance charges described above for the accounts of cardholders who are members of Consumer Credit Counseling Services, an organization which assists financially troubled cardholders with outstanding credit card balances to devise repayment programs. Such repayment programs generally involves reducing the minimum monthly payment and/or reducing the finance charges assessed. People's Bank may, but is not obligated to, accept such repayment programs.

          People's Bank generally originates credit card accounts that do not require payment of an annual membership fee. Some of the accounts may be subject to annual membership fees and to certain additional fees, including: (i) a late fee, generally in the amount of $25, with respect to any monthly payment if the required minimum monthly payment is not received by the payment due date shown on the monthly billing statement; (ii) a cash advance fee equal to 2% of the amount of each cash advance (minimum $3; maximum $25) applied per transaction at ATMs, People's Bank or any other bank; (iii) an overlimit fee, generally in the amount of $25; and (iv) a returned check fee, generally in the amount of $20. Subject to the requirements of applicable laws, People's Bank may change certain of these fees and rates at any time by written notice to cardholders. Pursuant to the terms of the cardholder agreement, People's Bank may change the terms of such agreement and must give cardholders 15 days' prior notice of any change which would result in an increase in the rate of finance charges on existing balances or new activity, or other fees, or impose a fee not set forth in such agreement. People's Bank may, pursuant to its agreements with cardholders, apply payments received on the Accounts to finance charges, principal balances and other amounts due in the order that it may elect from time to time.

         Collection of Delinquent Accounts. An account is initially considered delinquent if the minimum monthly payment indicated on the accountholder's statement is not received within one calendar month from the statement date. Efforts to collect delinquent credit card receivables are made by People's Bank's personnel and collection agencies and attorneys retained by People's Bank. Under current practice, accountholders that become one to ten days delinquent may be sent a notice and telephone calls to the accountholder may begin once an account becomes delinquent. People's Bank uses an automated dialer to telephone delinquent accountholders. People's Bank also uses the on-line collections system of Total System and a Fair, Isaac Companies scoring system to analyze the collection risk on such accounts.

         Generally, within 31 days of contractual delinquency, no additional extensions of credit through such account are authorized and, between 61 and 91 days of contractual delinquency, the account is closed. Consistent with the credit and collection policies of People's Bank, in certain infrequent circumstances, People's Bank may enter into arrangements with cardholders to extend or otherwise change payment schedules, which can include the suspension of finance charge accruals or bringing current (or "reaging") accounts where cardholders make three consecutive minimum monthly payments. People's Bank will enter into such arrangements only in circumstances where it believes its ability to collect on the account will be enhanced by such arrangements.

         The current policy of People's Bank is to charge-off, as a loan loss, the receivables balance less finance charges for both purchases and cash advances at any time after the 210th through the 240th day of delinquency. Charge-offs may occur earlier in some circumstances, as in the case of bankrupt cardholders. At the time an account is charged off, an evaluation of its collectibility is made on a case by case basis to determine whether further remedies should be pursued by collection personnel at People's Bank, outside collection agencies or, in some cases, outside attorneys. Delinquency levels are monitored by collection managers and information is reported regularly to senior management. Under the terms of the Agreement, any Recoveries will be included in the assets of the Trust and considered Finance Charge Receivables.


Loss and Delinquency Experience

         The following tables set forth the delinquency and loss experience for each of the periods shown for receivables in accounts which would have substantially satisfied the criteria for inclusion of its related receivables in the Trust Portfolio (the "Representative Portfolio"). These Representative Portfolio tables illustrate the historical performance of the Receivables as if all Accounts in the Trust as of the Series Cut-Off Date[(including the Additional Accounts added as of __________, 1998)] were included in the Trust since their origination. In fact, the Transferor has in the past added pools of Additional Accounts that are about to reprice from an introductory pricing period. During the introductory pricing period, Accounts generally exhibit lower levels of yield and loss than do more seasoned Accounts with standard pricing. As a consequence, the Representative Portfolio tables below show revenue and loss experience that incorporates the impact of introductory pricing and newer account loss experience which are not representative of the Trust Portfolio.

         The Servicer will file with the Commission monthly reports with respect to the Trust, including information with respect to revenues, losses and Portfolio Yield with respect to the Accounts. There can be no assurance that the delinquency and loss experience for the Receivables in the future will be similar to the historical experience of the Representative Portfolio included in the tables set forth below because, among other things, economic and financial conditions affecting the ability of cardholders to pay may be different from those which prevailed during the periods reflected below.


                                 Loss Experience
                            Representative Portfolio
                             (Dollars in Thousands)


                                                                     Years Ended December 31,
                                                              ----------     ----------     ----------

Average Receivables Outstanding(1).........................   $              $              $
Gross Charge-Offs(2)(3)....................................
Recoveries(4)..............................................
Net Charge-Offs(3).........................................
Net Charge-Offs as Percentage of Average Receivables
      Outstanding(3).......................................           %              %              %

(1) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.

(2) Gross Charge-Offs are calculated before Recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud.

(3) The amounts of charge-offs include the principal and interest portion of charged off receivables.

(4) Recoveries have historically been allocated to the Trust on a pro rata basis. As of September, 1997, People's Bank effected a change in the methodology for calculating Recoveries. The revised policy treats Recoveries relating to previously charged-off Trust Receivables as Finance Charge Receivables.

                                              Delinquency Experience
                                             Representative Portfolio
                                              (Dollars in Thousands)


                                                  As of December 31,

                              ---------------        ---------------       ---------------

     Number of Days
     Delinquent(1)         Amount   Percentage     Amount   Percentage   Amount   Percentage
     -------------         ------   ----------     ------   ----------   ------   ----------

31 to  60 days.........    $                 %     $                 %   $                 %
61 to  90 days.........
91 to 120 days.........
121 to 150 days........
151 to 180 days........
181 days or greater....
                           ------   ----------     ------   ----------   ------   ----------
     Total(2)..........    $                 %     $                 %   $                 %
                           ======   ==========     ======   ==========   ======   ==========

(1) Number of days delinquent means the number of days after the billing date next following the original billing date. For example, 31 days delinquent means that no payment is received within 61 days after the original billing date.
(2) Delinquencies are calculated as a percentage of outstanding receivables as of the end of each calendar month. Delinquencies include bankruptcies.

         Delinquencies and charge-offs as a percentage of the Representative Portfolio are affected by a variety of factors. Among them are: (i) the rate of growth of receivables in the Representative Portfolio; (ii) general economic conditions in the United States and particularly the nationwide rise in consumer loan delinquencies and the rise in personal bankruptcy filings; (iii) the seasoning of the accounts in the Representative Portfolio; and (iv) the creation and inclusion in the Representative Portfolio of a product group that generated higher revenues and higher losses. This product group represented approximately $[70] million of receivables as of [December 31, 1997]. People's Bank will not add additional receivables of this type to the Trust without rating agency approval.

         The decline in delinquencies in 1997 compared to prior years can be attributed to the increased rate of growth of Receivables and the increased percentage of unseasoned accounts in the Representative Portfolio, as well as tightened credit underwriting criteria. Conversely, the rise in delinquencies in 1995 and 1996 resulted from lower growth rates and therefore a lower level of unseasoned accounts in the Representative Portfolio.

         The rise in charge-offs since 1995 as a percentage of the Representative Portfolio is primarily the result of the increased level of consumer loan delinquencies, the rise of personal bankruptcies nationwide and the overall seasoning of the Receivables in the Representative Portfolio.

         People's Bank believes that conformity with its underwriting procedures (see "--Underwriting Procedures") will keep the loss and delinquency experience within historical norms, although there can be no assurance that the loss and delinquency amounts as a percentage of the Representative Portfolio will remain at current levels.


Recoveries

         Recoveries have historically been allocated to the Trust on a pro rata basis. On September 24, 1997, People's Bank adopted a methodology pursuant to which the Transferor is required to transfer to the Trust on each Transfer Date occurring after such date the amount of Recoveries received by the Servicer during the preceding Monthly Period with respect to the Receivables in the Trust Portfolio. Recoveries are treated as collections of Finance Charge Receivables. See "--Loss and Delinquency Experience."


Interchange

         Creditors participating in the VISA and MasterCard associations receive certain fees as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, a portion of these fees collected in connection with cardholder charges for merchandise and services is passed from the banks clearing the transactions for merchants to credit card issuing banks. These fees currently range from approximately ____% to ____% of the transaction amount. People's Bank is required, pursuant to the terms of the Agreement, to transfer to the Trust those fees attributed to cardholder charges for merchandise and services in the Accounts ("Interchange"). Such percentages are set by the VISA and MasterCard associations and may be changed by either of them respectively from time to time. Interchange is treated as Finance Charge Receivables for the purposes of determining the amount of Finance Charge Receivables, allocating collections and payments to Certificate Holders and calculating the Portfolio Yield.


                                 THE RECEIVABLES

         The Receivables conveyed to the Trust arise in Accounts from the Bank Portfolio of VISA and MasterCard credit card accounts satisfying eligibility criteria set forth in the Agreement (the "Trust Portfolio"). Such criteria do not create a selection adverse to the Certificate Holders. Pursuant to the Agreement, the Transferor has the right (and, under certain circumstances, the obligation), subject to certain limitations and conditions set forth therein, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Any Additional Accounts designated pursuant to the Agreement must be Eligible Additional Accounts as of the date the Transferor designates such accounts as Additional Accounts. The Agreement also provides that the Transferor will add as Automatic Additional Accounts certain new accounts opened in the ordinary course of its business. Automatic Additional Accounts will be added to the Trust on the business day that they are originated if certain requirements are satisfied. See "Description of the Certificates--Addition of Accounts." Automatic Additional Accounts will consist of certain of the Transferor's VISA and MasterCard credit card accounts, constituting Eligible Automatic Additional Accounts and satisfying certain other criteria, and arising in Accounts designated by the Transferor from time to time. The Transferor may designate additional categories of Automatic Additional Accounts; provided, however, that the Transferor shall have received notice from each Rating Agency that such designation will not result in a downgrading or withdrawal of its rating of any certificates of any Series outstanding. In addition, the Transferor is required to designate Eligible Additional Accounts as Additional Accounts (x) to maintain the Transferor Interest such that on any Record Date the Transferor Interest for the related Monthly Period equals or exceeds 7% or such higher percentage as may be stated in any Supplement (such percentage, the "Minimum Transferor Interest") of the average Aggregate Principal Receivables and (y) to maintain, for so long as certificates of any Series, including the Certificates, remain outstanding, Aggregate Principal Receivables in an amount equal to or greater than the Minimum Aggregate Principal Receivables. The term "Aggregate Principal Receivables" means in the case of any date of determination, the sum of (i) the aggregate amount of Principal Receivables and (ii) the amount on deposit in the Excess Funding Account (exclusive of the amount of any investment earnings thereon), in each case, as of the end of the last day of the Monthly Period immediately preceding such date of determination. The "Minimum Aggregate Principal Receivables" required to be maintained through the designation by the Transferor of Additional Accounts shall generally be an amount equal to the sum of the numerators used to calculate the Investor Percentage with respect to Principal Receivables for each Series. Such amount may be increased by a Supplement pursuant to which additional Series may be issued. The Transferor will convey the Receivables then existing or thereafter created under such Additional Accounts to the Trust. See "Description of the Certificates--Addition of Accounts." Further, pursuant to the Agreement, the Transferor has the right (subject to certain limitations and conditions discussed herein) to remove certain Accounts designated by the Transferor whether such Receivables are then existing or thereafter created. See "Description of Certificates--Removal of Accounts." Throughout the term of the Trust, the Accounts from which the Receivables arise will be the same credit card accounts designated as Accounts by the Transferor plus any Additional Accounts and Automatic Additional Accounts and minus any Removed Accounts. As of each date an Account is added, and on any date Additional Accounts or Automatic Additional Accounts are added, to the Trust, and on the date any new Receivables are created or are added to the Trust, as applicable, the Transferor will (or will be deemed to) represent and warrant to the Trust that the Receivables meet the eligibility requirements specified in the Agreement. See "Description of the Certificates--Representations and Warranties."

         Some of the Accounts are recently solicited, unseasoned accounts and the Receivables include Receivables that may be up to 240 days contractually delinquent. Because the Accounts were selected as of the Series Cut-Off Date, there can be no assurance that all of the accounts will continue to meet the eligibility requirements during the life of the Trust.
The   Receivables  in  the  Accounts  are  the  unsecured   obligations  of  the
cardholders.

         The Receivables in the Trust Portfolio as of the Series Cut-Off Date[, after giving effect to Additional Accounts conveyed on _________, 1998,] totaled $________. The Accounts had, as of the close of the ______ 1998 Monthly Period, an average outstanding balance of $_________ and an average credit limit of $________. The percentage of the aggregate total Receivables balance to the aggregate total credit limit was ___%, and the weighted average age of the Accounts was approximately __ months. As of the close of the ________ 1998 Monthly Period, cardholders whose Accounts giving rise to the Receivables are included in the Trust Portfolio have billing addresses in all 50 states and the District of Columbia.

         The following tables summarize the Trust Portfolio's balance and account characteristics of the accounts giving rise to the Receivables as of the close of the ___________ 1998 Monthly Period for each of the Accounts [(including the Additional Accounts added ____________, 1998)]. Because the future composition of the Trust Portfolio may change over time, these tables may not necessarily be indicative of the composition of the Trust Portfolio after the _________ 1998 Monthly Period.

                         Composition by Account Balance
                                 Trust Portfolio




                                                                                                         Percentage
                                                         Percentage of                                    of Total
                                     Number of            Total Number                                   Receivables
Account Balance Range                Accounts            of Accounts          Receivables Balance         Balance
---------------------                --------            -----------          -------------------         -------

Credit Balance.............                                            %      $                                      %
Zero Balance...............
$0.01-$1,000.00............
$1,000.01-$3,000.00........
$3,000.01-$5,000.00........
$5,000.01-$10,000.00.......
Over $10,000.00............
     Total.................                                            %      $                                      %

                                               Composition by Credit Limit
                                                     Trust Portfolio



                                     Number of        Percentage of Total                            Percentage of Total
Credit Limit Range                    Accounts         Number of Accounts      Receivables Balance   Receivables Balance
------------------                    --------         ------------------      -------------------   -------------------

                                                                        %      $                                       %
$0.01-$1,000.00............
$1,000.01-$2,000.00........
$2,000.01-$3,000.00........
$3,000.01-$4,000.00........
$4,000.01-$5,000.00........
$5,000.01-$10,000.00.......
Over $10,000.00............

     Total.................                                             %      $                                       %

                                          Composition by Period of Delinquency
                                                     Trust Portfolio



Period of Delinquency                Number of        Percentage of Total                            Percentage of Total
(Days Contractually Delinquent)       Accounts         Number of Accounts     Receivables Balance    Receivables Balance
-------------------------------       --------         ------------------     -------------------    -------------------

Current....................                                             %     $                                        %
1-30 Days..................
31-60 Days.................
61 or More Days............
     Total.................                                             %     $                                        %






                                               Composition by Account Age
                                                     Trust Portfolio



                                     Number of       Percentage of Total                            Percentage of Total
Account Age                           Accounts       Number of Accounts        Receivables Balance  Receivables Balance
-----------                           --------       ------------------        -------------------  -------------------

0 to 6 Months..............                                           %        $                                      %

Over  6 to 12 Months.......
Over 12 to 24 Months.......
Over 24 to 48 Months.......
Over 48 Months.............
     Total.................                                            %       $                                       %


                                  Geographic Distribution by Receivables Balance
                                                  Trust Portfolio




                         Number of                Percentage of Total                              Percentage of Total
                         Accounts                 Number of Accounts        Receivables Balance    Receivables Balance
                         --------                 ------------------        -------------------    -------------------

California.......                                                   %       $                                        %
Connecticut......
Texas............
New York.........
Florida..........
Illinois.........
Pennsylvania.....
Ohio.............
Michigan.........
New Jersey.......
Other(1).........
     Total.......                                                   %       $                                        %



(1) Includes the 40 states not listed above, the District of Columbia, and other jurisdictions, each of which represents less than ______% of the total receivables balance.


                             MATURITY CONSIDERATIONS

         The Agreement provides that the Class A Certificate Holders and the Class B Certificate Holders will not receive principal payments until the Class A Scheduled Payment Date and the Class B Scheduled Payment Date, respectively, except in the event of a Pay Out Event, which will result in the commencement of the Rapid Amortization Period. A "Pay Out Event" occurs, either automatically or after specified notice, upon (a) the failure of the Transferor to make certain payments or transfers of funds for the benefit of the Certificate Holders within the time periods stated in the Agreement, (b) material breaches of certain representations, warranties or covenants of the Transferor, (c) certain insolvency events involving the Transferor, (d) the occurrence of a Servicer Default which would have a material adverse effect on the Certificate Holders,
(e) the failure of the Transferor to convey Receivables arising under Additional Accounts when required by the Agreement, (f) the Trust becoming subject to regulation as an "investment company" by the Commission within the meaning of the Investment Company Act of 1940, as amended, (g) a reduction in the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate which is less than the average of the Base Rates for such period, (h) the failure to pay each class of Offered Certificates in full on or prior to its applicable Scheduled Payment Date or (i) the failure of the Interest Rate Cap Provider to make any payment under the Interest Rate Caps within five days of the date such payment was due. See "Description of the Certificates--Pay Out Events."

         Controlled Accumulation Period. On each Transfer Date beginning with the Transfer Date following the Monthly Period in which the Controlled Accumulation Period commences, an amount equal to the least of (a) the Available Investor Principal Collections with respect to the related Monthly Period, (b) the "Controlled Deposit Amount," which is equal to the sum of the Controlled Accumulation Amount for the related Monthly Period and the Accumulation
Shortfall, if any, for such Monthly Period, and (c) the Class A Adjusted Investor Interest on such Transfer Date will be deposited in the Principal Funding Account until the amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") equals the Class A Investor Interest. Amounts deposited in the Principal Funding Account will be deposited in the Distribution Account for distribution to the Class A Certificate Holders on the Class A Scheduled Payment Date. On the Transfer Date during the Controlled Accumulation Period immediately following the Distribution Date on which the Class A Investor Interest has been paid in full, an amount equal to the lesser of (a) the Available Investor Principal Collections for the related Monthly Period and (b) the Class B Investor Interest will be deposited into the Distribution Account for distribution to the Class B Certificate Holders on the Class B Scheduled Payment Date. If, for any Monthly Period prior to the payment in full of the Class A Investor Interest and the Class B Investor Interest, the Available Investor Principal Collections for such Monthly Period exceed the applicable Controlled Deposit Amount, any such excess will be first paid to the Collateral Interest Holder to the extent that the Collateral Interest exceeds the Required Collateral Interest and then treated as Shared Principal Collections and allocated to the holders of other Series of certificates issued and outstanding or, subject to certain limitations described herein (to the extent that the Transferor Interest exceeds the Minimum Transferor Interest), paid to the Holder of the Exchangeable Transferor Certificate. After the Class A Investor Interest and the Class B Investor Interest have each been paid in full, the remaining Available Investor Principal Collections, to the extent required, will be distributed to the Collateral Interest Holder on each related Transfer Date until the earliest of the date the Collateral Interest has been paid in full, the Scheduled Series _________ Termination Date and the termination of the Trust.

         Amounts in the Principal Funding Account are expected to be available to pay the Class A Investor Interest in full on the Class A Scheduled Payment Date. Available Investor Principal Collections are expected to be available to pay the Class B Investor Interest in full on the Class B Scheduled Payment Date. Although it is anticipated that Available Investor Principal Collections with respect to each Monthly Period during the Controlled Accumulation Period will be available on the related Transfer Date to make a deposit of the Controlled Deposit Amount to the Principal Funding Account and that the Class A Investor
Interest will be paid to the Class A Certificate Holders on the Class A Scheduled Payment Date and the Class B Investor Interest will be paid to the Class B Certificate Holders on the Class B Scheduled Payment Date, respectively, no assurance can be given in this regard. If the amount required to pay the Class A Investor Interest or the Class B Investor Interest in full is not available on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively, a Pay Out Event will occur and the Rapid Amortization Period will commence.

         "Controlled Accumulation Amount" means (a) for any Transfer Date with respect to the Controlled Accumulation Period, prior to the payment in full of the Class A Investor Interest, $_________; provided, however, that if the commencement of the Controlled Accumulation Period is delayed as described below under "Description of the Certificates--Postponement of Controlled Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each Transfer Date with respect to the Controlled Accumulation Period and will be determined by the Servicer in accordance with the Series _________ Supplement based on the principal payment rates for the Accounts and on the investor interests of other Series (other than certain excluded Series) which are scheduled to be in their revolving periods and scheduled to create Shared Principal Collections during the Controlled Accumulation Period and (b) for any Transfer Date with respect to the Controlled Accumulation Period after the payment in full of the Class A Investor Interest, an amount equal to the Class B Investor Interest on such Transfer Date.

         "Accumulation Shortfall" means on each Transfer Date with respect to the Controlled Accumulation Period prior to the Class A Scheduled Payment Date, the excess, if any, of the applicable Controlled Deposit Amount for the immediately preceding Transfer Date over the amount deposited in the Principal Funding Account as Class A Monthly Principal for such preceding Transfer Date.

         Should the Rapid Amortization Period commence, the Certificate Holders will be entitled to receive monthly payments as provided herein of principal on each Distribution Date (beginning with the Distribution Date in the month following the month in which the Rapid Amortization Period commences) equal to the product of the applicable Investor Percentage and Principal Collections received during the related Monthly Period (less the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the Required Amounts), plus certain amounts treated as Principal Collections with respect to such Monthly Period (including amounts applied with respect to Investor Default Amounts and Investor Charge-Offs), plus the amount of Shared Principal Collections, if any, allocable to the Certificates with respect to such Monthly Period (collectively, the "Available Investor Principal Collections"). Allocations based upon the applicable Fixed Investor Percentage may result in deposits to the Principal Funding Account during the Controlled Accumulation Period or distributions of principal to Certificate Holders during the Rapid Amortization Period greater, relative to the declining balance of the Investor Interest, than would be the case if a percentage based on such declining balance were used to determine the percentage of Collections to be deposited or distributed, as the case may be, in respect of the Investor Interest. See "Description of the Certificates--Allocation Percentages."

         A significant decline in the amount of Receivables generated during the Revolving Period could result in the occurrence of a Pay Out Event for the Certificate Holders and the commencement of the Rapid Amortization Period, thus shortening the maturity of the Certificates. Conversely, a significant decline in the amount of Receivables generated during the Controlled Accumulation Period or the Rapid Amortization Period could result in an extension of the final payment of the Certificates. If the maturity of the Certificates has been shortened at a time when interest rates generally available are lower than the Certificate Rates, the yield to maturity realized by the Certificate Holders upon reinvestment at the lower prevailing interest rates may be lower than if the Certificates remained outstanding until the expected maturity. Conversely, if the maturity of the Certificates is extended at a time when interest rates generally available are higher than the Certificate Rates, the yield to maturity realized by the Certificate Holders may be lower than if the Certificates had matured when expected and the Certificate Holders had reinvested at the higher prevailing interest rates.

         The following table sets forth the highest and lowest cardholder monthly payment rates for the Representative Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the prior month's ending outstanding receivables balance during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                       Cardholder Monthly Payment Rates(1)
                            Representative Portfolio


                            Years Ended December 31,
                            ------------------------
                           ____         ____         ____

     Lowest.........           %            %             %
     Highest........
     Average(2).....

(1) Monthly payment rates represent total payments collected during a given month expressed as a percentage of the prior month's ending outstanding receivables.
(2) The average monthly payment rates shown are expressed as an arithmetic average of the payment rate during each month of the period indicated.

         The amount of Collections may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that Principal Collections with respect to the Trust Portfolio, and thus the rate at which Certificate Holders could expect to receive payments of principal on the Certificates during either the Controlled Accumulation Period or the Rapid Amortization Period, will be similar to the historical experience set forth above. In addition, if a Pay Out Event occurs, the average life and maturity of the Certificates could be significantly reduced.

         Because there may be a slowdown in the payment rate below the payment rate used to determine the Controlled Accumulation Amounts, or because a Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the Class A Investor Interest will be paid to the Class A Certificate Holders on the Class

A Scheduled Payment Date and the Class B Investor Interest will be paid to the Class B Certificate Holders on the Class B Scheduled Payment Date. As described under "Description of the Certificates--Postponement of Controlled Accumulation Period," the Servicer may shorten the Controlled Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Investor Interest and the Class B Investor Interest on the Class A Scheduled Payment Date and the Class B Scheduled Payment Date, respectively.


                         RECEIVABLE YIELD CONSIDERATIONS

         The gross revenues from finance charges and fees billed to accounts in the Representative Portfolio for each of the three years ended December 31, 1997, 1996 and 1995 are set forth in the following table. The historical yield figures in the table are calculated on a billed basis, net of rebated fees and other charges. Collections of Receivables included in the Trust are on a cash basis and may not reflect the historical yield experience in the table. During periods of increasing delinquencies or periodic payment deferral programs, yields on a billed basis may exceed cash yields as amounts collected on credit card receivables lag behind amounts billed to cardholders. Conversely, as delinquencies decrease, cash yields may exceed yields on a billed basis as amounts collected in a current period may include amounts billed during prior periods. The yield on both a billed basis and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the Receivables, the amount of the annual membership fees and cash advance fees, Interchange, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges.


                               Revenue Experience
                            Representative Portfolio
                             (Dollars in Thousands)


                                                     Years Ended December 31,
                                                     ------------------------

                                                   --------  --------  --------


Finance Charges and Fees Billed(1).................$         $         $
Average Receivables Outstanding(2).................$         $         $
Yield from Finance Charges and Fees Billed(3)......        %         %        %


------------------------

(1) Finance Charges and Fees Billed include periodic finance charges, annual membership fees, late fees, returned check fees, overlimit fees, the premium of any insurance covering a cardholder's account balances, cash advance transaction fees, interchange and recoveries allocable to the related receivables. The annual membership fees, as presented, reflect full recognition upon billing. The methodology adopted in September 1997 for payment of Recoveries relating to charged off Receivables in the Trust may favorably impact future yield levels for the Representative Portfolio by paying more Recoveries to the Trust than under the previous pro rata payment methodology.
(2) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.
(3) Yield from Finance Charges and Fees Billed is calculated as a percentage of the Average Receivables Outstanding.

         As payment rates decline, the balances subject to monthly periodic finance charges tend to grow, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to periodic finance charges normally increases. As account balances increase, annual membership fees, which remain constant, represent a smaller percentage of the aggregate account balance. See "The Credit Card Business of People's Bank."



                                 USE OF PROCEEDS

         The net proceeds from the sale of the Offered Certificates, approximately $_________ (of which $________ is attributable to the Class A Certificates and $________ is attributable to the Class B Certificates), before deduction of expenses, will be paid to PSFC, other than $_________ thereof, which will be deposited in the Finance Charge Account for the payment of interest on the Certificates with respect to the first Distribution Date. PSFC intends to distribute substantially all of the remaining proceeds to the Transferor through the declaration and payment of a dividend and/or a distribution of capital to the Transferor, and the Transferor will use such proceeds for its general corporate purposes.


                                  PEOPLE'S BANK

         People's Bank was formed in 1842 and is headquartered in Bridgeport, Connecticut. People's Bank is a majority-owned subsidiary of People's Mutual Holdings, which as of _______ owned ____% of the issued and outstanding common stock of People's Bank. People's Bank is chartered as a Connecticut stock savings bank, and, as a state chartered non-member bank, is regulated by the State of Connecticut Department of Banking and by the FDIC. People's Bank is the largest independent bank in Connecticut, with total assets of approximately $_______ billion, total liabilities of approximately $_______ billion, and total stockholders' equity of approximately $_______ million as of _______. At _______, People's Bank's Tier 1 leverage capital ratio was _______%, satisfying the minimum ratio of 4.0% generally required by the FDIC. People's Bank is also subject to the FDIC's risk-based capital regulations, which require minimum ratios of Tier 1 capital and total capital to risk-weighted assets of 4.0% and 8.0%, respectively. People's Bank satisfied these requirements at ________ with ratios of _______% and _______%, respectively. People's Bank's regulatory capital ratios at _______ exceeded the FDIC's numeric criteria for classification as a "well capitalized" institution.

         People's Structured Finance Corp. ("PSFC"), which is currently the Holder of the Exchangeable Transferor Certificate, is a wholly-owned special purpose Connecticut subsidiary of People's Bank. In establishing PSFC, People's Bank has taken steps to ensure that PSFC is a bankruptcy remote corporation, which steps include (but are not limited to) (a) the appointment of two independent directors to PSFC's board of directors, (b) the creation of PSFC as a special purpose subsidiary of People's Bank pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of PSFC's business and restrictions on PSFC's ability to commence a voluntary case or proceeding under the United States Bankruptcy Code or similar state laws without the prior unanimous affirmative vote of all of its directors, including the prior unanimous affirmative vote of both of its independent directors), and (c) the maintenance by PSFC of separate bank accounts, corporate records and books of account. The Exchangeable Transferor Certificate, representing the Transferor Interest in the Trust, was transferred to PSFC pursuant to an Assignment and Assumption Agreement, dated as of December 15, 1995, by and between People's Bank and PSFC.


                         DESCRIPTION OF THE CERTIFICATES

         The Offered Certificates will be issued pursuant to the Agreement, including the Series _________ Supplement, entered into between People's Bank, as Transferor of the Certificates and as Servicer of the Accounts and the Receivables, and Bankers Trust Company, as Trustee for the Certificate Holders and the holders of other undivided interests in the Trust, substantially in the form filed as exhibits to the Registration Statement of which this Prospectus is a part. Pursuant to the Agreement, the Transferor has executed eight Supplements in connection with the issuance of other Series of certificates, five of which are currently outstanding, and may execute further Supplements thereto between the Transferor and the Trustee in order to issue additional Series. See "--Exchanges." The Trustee will provide a copy of the Agreement (without exhibits or schedules), including each Supplement, to Certificate Holders without charge upon written request. The following summary describes certain terms of the Agreement (including the Series _________ Supplement) and is qualified in its entirety by reference to the Agreement (including the Series _________ Supplement).


General

         The Certificates will represent a fractional undivided interest in certain assets of the Trust, including the right to receive the Collections received with respect to the Receivables in the Trust allocable to the Certificates and, with respect to the Offered Certificates, the benefit of the Interest Rate Caps. The property of the Trust consists of the Receivables, all monies due or to become due thereunder, all proceeds of the Receivables, Interchange, Recoveries, all monies on deposit in the Collection Account and the Excess Funding Account, funds on deposit in accounts established pursuant to the Series _________ Supplement, funds on deposit in any Series accounts established for the benefit of certificate holders other than the Certificate Holders pursuant to the related Supplement, funds on deposit and securities held in the Reserve Account for the benefit of the Class A Certificate Holders, the benefit of the Interest Rate Caps, the Collateral Interest and any other Enhancement issued with respect to any additional Series (the drawing on, withdrawal from or payment on such Enhancement, and the funds on deposit in any Series account with respect to any additional Series, will not be available to Certificate Holders). The Trust will include the Receivables from Additional Accounts and Automatic Additional Accounts which may be added from time to time pursuant to the terms of the Agreement and will not include the Receivables from any Removed Accounts which may be removed from the Trust from time to time pursuant to the terms of the Agreement.

         Payments of interest and principal will be made on each related Distribution Date to Offered Certificate Holders in whose names the Offered Certificates were registered as of (i) the business day preceding the Distribution Date with respect to book-entry Offered Certificates and (ii) the last day of the calendar month preceding such Distribution Date with respect to Definitive Certificates (each, a "Record Date"), and to the Collateral Interest Holder. Class A Monthly Interest and Class B Monthly Interest will accrue from and including the Distribution Date occurring in the preceding month (in the case of the first Distribution Date, from and including the Closing Date) to and including the day preceding the current Distribution Date. Interest payments on the Offered Certificates will be derived from Finance Charge Collections, amounts paid under the Interest Rate Caps, Principal Collections otherwise allocable to the Collateral Interest and, for the Class A Certificate Holders, withdrawals from the Reserve Account, Principal Funding Investment Proceeds and Principal Collections otherwise allocable to the Class B Certificates. Allocations of Finance Charge Collections with respect to any Distribution Date will not exceed the product of the Investor Percentage with respect to Finance Charge Receivables and such Collections.

         Each of the Class A Certificates and the Class B Certificates will initially be represented by Offered Certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository") except as set forth below. The Offered Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form. The Transferor has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Offered Certificates. No Offered Certificate Owner acquiring an interest in the Offered Certificates will be entitled to receive a certificate representing such person's interest in the Offered Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references herein to actions by
Offered Certificate Holders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Offered Certificate Holders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Offered Certificates, as the case may be, for distribution to Offered Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "--Definitive Certificates."

         Application will be made to list the Class A Certificates on the Luxembourg Stock Exchange.

         In the event that Definitive Certificates are issued, a Certificate that is mutilated, destroyed, lost or stolen may be exchanged or replaced, as the case may be, at the offices of the Transfer Agent and Registrar or, in the case of the Class A Certificates, the co-transfer agent and co-registrar in Luxembourg, upon presentation of the Certificate or satisfactory evidence of the destruction, loss or theft thereof to the Transfer Agent and Registrar or to the co-transfer agent and co-registrar, as applicable. An indemnity satisfactory to the Transfer Agent and Registrar or the co-transfer agent and co-registrar, as the case may be, and the Trustee may be required at the expense of the Offered Certificate Holder before a replacement Offered Certificate will be issued. The Certificate Holder will be required to pay any tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the fees and expenses of the Trustee and either the Transfer Agent and Registrar or the co-transfer agent and co-registrar, as applicable) connected therewith.


Determination of LIBOR

         The Trustee will determine LIBOR for each Interest Period (as defined below) following the Initial Interest Period. For purposes of calculating LIBOR, "London Banking Day" is any day on which commercial banks are open for business (including dealings in foreign exchange and deposits in U.S. dollars) in London.

         "LIBOR" means, for a specific Interest Period (other than the Initial Interest Period), the rate for deposits in U.S. dollars for a period equal to one month (commencing on the first day of an Interest Period) which appears on Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on the LIBOR Determination Date (as defined below) for such Interest Period. If such rate does not appear on Telerate Page 3750, the rate for such Interest Period will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the Reference Banks (as defined below) at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market for a period equal to one month (commencing on the first day of such Interest Period). The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for such Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for such Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on the first day of such Interest Period for loans in U.S. dollars to leading European banks for a period equal to one month (commencing on the first day of such Interest Period).

         "Interest Period" means, with respect to any Distribution Date, a period from and including the preceding Distribution Date to and including the day immediately preceding such Distribution Date; provided, however, that the Initial Interest Period will commence on the Closing Date.

         "LIBOR Determination Date" means with respect to any Interest Period, the second London Banking Day preceding the first day of each Interest Period.

         "Reference Banks" means four major banks in the London interbank market selected by the Trustee.

         "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

         The Class A Certificate Rate and the Class B Certificate Rate applicable to the then current Interest Period and the immediately preceding Interest Period may be obtained by telephoning the Trustee at its Corporate Trust Office at (800) 735-7777. The Trustee will cause the Class A Certificate Rate as well as the amount of Class A Monthly Interest and the Distribution Date applicable to an Interest Period to be provided to the Luxembourg Stock Exchange as soon as possible after its determination but in no event later than the first day of such Interest Period. Such information will also be included in a statement to the Certificate Holders of record prepared by the Servicer. See "Description of the Certificates--Reports to Certificate Holders."


The Interest Rate Caps

         On the Closing Date, the Trustee will enter into the Interest Rate Caps with the Interest Rate Cap Provider. The Class A Interest Rate Cap and the Class B Interest Rate Cap will be for the exclusive benefit of the Class A Certificate Holders and the Class B Certificate Holders, respectively.

         The notional amount of the Class A Interest Rate Cap (the "Class A Notional Amount") will at all times be equal to or greater than the amount of the Expected Class A Principal less the aggregate notional amount of any portions of the Class A Interest Rate Cap sold on or prior to the date of determination. Pursuant to the Class A Interest Rate Cap, on each Transfer Date on which the Class A Certificate Rate for the related Interest Period exceeds ____% (the "Class A Cap Rate"), the Interest Rate Cap Provider will make a payment to the Trustee, on behalf of the Trust, in an amount equal to the product of (i) such excess, (ii) the Class A Notional Amount as of such Transfer Date and (iii) the actual number of days in the related Monthly Period divided by 360. The Class A Interest Rate Cap will terminate on the day following the Class A Scheduled Payment Date; provided, however, that the Class A Interest Rate Cap may be terminated at an earlier date if the Trustee has obtained a substitute interest rate cap or entered into an alternative arrangement satisfactory to the Rating Agency, which in each case will not result in the reduction or withdrawal of the rating of the Offered Certificates (such substitute interest rate cap, a "Replacement Interest Rate Cap"; such alternative arrangement, a "Qualified Substitute Arrangement").

         The notional amount of the Class B Interest Rate Cap (the "Class B Notional Amount") will at all times be equal to the amount of the Expected Class B Principal less the aggregate notional amount of any portions of the Class B

Interest Rate Cap sold on or prior to the date of determination. Pursuant to the Class B Interest Rate Cap, on each Transfer Date on which the Class B Certificate Rate for the related Interest Period exceeds ___% (the "Class B Cap Rate"), the Interest Rate Cap Provider will make a payment to the Trustee, on behalf of the Trust, in an amount equal to the product of (i) such excess, (ii) the Class B Notional Amount as of such Transfer Date and (iii) the actual number of days in the related Monthly Period divided by 360. The Class B Interest Rate Cap will terminate on the day following the Class B Scheduled Payment Date; provided, however, that the Class B Interest Rate Cap may be terminated at an earlier date if the Trustee has obtained a Replacement Interest Rate Cap or entered into a Qualified Substitute Arrangement.

         In the event that the rating of the Interest Rate Cap Provider is reduced or withdrawn, as specified in the Interest Rate Caps, the Trustee, at the direction of the Servicer, shall use its best efforts either to obtain for each such Interest Rate Cap a Replacement Interest Rate Cap, at the expense of the Interest Rate Cap Provider, or to enter into a Qualified Substitute Arrangement.

         The Trustee, on behalf of the Trust, may sell all or a portion of an Interest Rate Cap in an amount equal to the excess on such date of the Class A Notional Amount or the Class B Notional Amount, as applicable, over the Class A Adjusted Investor Interest or the Class B Investor Interest, respectively, subject to (among other things) Rating Agency confirmation of the rating of the related class of Offered Certificates. Funds from any such sale will be applied as Class A Available Funds or Class B Available Funds, respectively, in accordance with the allocations described below in "--Allocation of Funds."


The Interest Rate Cap Provider

         The following information has been obtained from the Interest Rate Cap Provider and has not been verified by People's Bank or the Underwriters. No representation or warranty is made by People's Bank or the Underwriters with respect thereto.

         [To Follow]


Book-Entry Registration

         Offered Certificate Holders may hold their Offered Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe), which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

         Cede, as nominee for DTC, will hold the physical Offered Certificate or Offered Certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants" or "DTC Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the underwriters of any Series), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

         Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Because of time zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. See Annex II.

         Offered Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, Offered Certificate Owners will receive all distributions of principal and interest on the Offered Certificates from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Offered Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Offered Certificate Owners. It is anticipated that the only "Offered Certificate Holder" (as such term is used in the Agreement) of Offered Certificates in book-entry form will be Cede, as nominee of DTC. Offered Certificate Owners will not be recognized by the Trustee as Offered Certificate Holders, as such term is used in the Agreement, and Offered Certificate Owners will only be permitted to exercise the rights of Offered Certificate Holders indirectly through the Participants who in turn will exercise the rights of Offered Certificate Holders through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal and interest on the Offered Certificates. Participants and Indirect Participants with which Offered Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Offered Certificate Owners. Accordingly, although Offered Certificate Owners will not possess Offered Certificates, Offered Certificate Owners will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of an Offered Certificate Owner to pledge Offered Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

         DTC has advised the Transferor that it will take any action permitted to be taken by an Offered Certificate Holder under the Agreement only at the direction of one or more Participants to whose account with DTC the Offered Certificates are credited. Additionally, DTC has advised the Transferor that it will take such actions with respect to specified percentages of the Investor Interest only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

         Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedel in any of 36 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulations by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of certificates. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

         The Euroclear System (the "Euroclear System") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to Offered Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See Annex II. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by an Offered Certificate Holder under the Agreement on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

         Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Certificates

         The Offered Certificates will be issued in fully registered, certificated form to Offered Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the Offered Certificates, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Offered Certificate Owners representing not less than 50% of each of the Class A Investor Interest and the Class B Investor Interest advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Offered Certificate Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all the Offered Certificate Owners through Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificate representing the Offered Certificates and instructions for re-registration, the Trustee will issue the Offered Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders of the Offered Certificates under the Agreement ("Holders").

         Distribution of principal and interest on the Offered Certificates will be made by the "Paying Agent" (as defined in the Agreement) directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Agreement. During the Revolving Period, interest payments, and during either the Controlled Accumulation Period or the Rapid Amortization Period, interest and principal payments in respect of the Offered Certificates, will be made to Offered Certificate Holders as provided herein on each Distribution Date to the Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the certificate register. The final payment on any Offered Certificate (whether Definitive Certificates or the Offered Certificates registered in the name of Cede representing the Offered Certificates), however, will be made only upon presentation and surrender of such Offered Certificate at the office or agency specified in the notice of final distribution to Offered Certificate Holders. The Trustee will provide such notice to registered Offered Certificate Holders not later than the fifth day of the month of such final distributions.

         Definitive Certificates will be transferable and exchangeable at the offices of the "Transfer Agent and Registrar" (as defined in the Agreement), which initially will be Bankers Trust Company and, in the case of the Class A Certificates, at the offices of the co-transfer agent and co-registrar in Luxembourg, which initially will be Bankers Trust Luxembourg, S.A. Holders electing to transfer or exchange Definitive Certificates will be required to surrender such Certificates to the Transfer Agent and Registrar (or the co-transfer agent and co-registrar in Luxembourg, as applicable), accompanied by a written instrument of transfer in a form satisfactory to the Transfer Agent and Registrar (or the co-transfer agent and co-registrar, as applicable) and the Trustee. Upon surrender of such Certificates for transfer or exchange, the Seller will, subject to the terms of the Agreement, execute and the Trustee will authenticate and deliver (or, in the case of an exchange, the Transfer Agent and Registrar or the co-transfer agent and co-registrar, as applicable, will deliver) Definitive Certificates in the name of the transferee or transferees or in the name of the exchanging Holder, as the case may be. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar, or the co-transfer agent and co-registrar in Luxembourg, as applicable, may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar, or the co-transfer agent and co-registrar in Luxembourg, as applicable, shall not be required to register the transfer or exchange of Definitive Certificates for a period of 15 days preceding the due date for any payment with respect to such Definitive Certificates.


Interest Payments

         Interest will accrue on the Class A Investor Interest at the Class A Certificate Rate and on the Class B Investor Interest at the Class B Certificate Rate during each Interest Period following the Initial Interest Period and will accrue on the Class A Investor Interest at a rate of _______% per annum and on the Class B Investor Interest at a rate of _______% per annum during the Initial Interest Period. Interest will be distributed on _______, 1998, and on each Distribution Date thereafter to Certificate Holders. Interest on the Class A Certificates will be distributed in the amount of the sum of (v) the product of
(a) the Class A Certificate Rate, (b) the lesser of the Class A Adjusted Investor Interest as of the preceding Distribution Date (or, in the case of the first Distribution Date, the Class A Initial Investor Interest) after giving effect to all payments, deposits and withdrawals on such Distribution Date and the Expected Class A Principal as of the preceding Distribution Date, and (c) the actual number of days in the related Interest Period divided by 360, plus (w) the Class A Covered Amount for the related Interest Period, plus (x) an amount equal to the product of (a) the Class A Excess Principal, (b) the lesser of the Class A Certificate Rate and the Class A Cap Rate, and (c) the actual number of days in the related Interest Period divided by 360 (clauses (v), (w) and (x) collectively, the "Class A Monthly Interest"), plus (y) to the extent permitted by applicable law, any interest accrued on such Certificates (including interest on any overdue Class A Monthly Interest calculated at a default rate of interest) during any prior accrual period which has not been distributed to the Certificate Holders, plus
(z) to the extent that there is available Excess Spread, an amount equal to the product of (a) the amount by which the Class A Certificate Rate exceeds the Class A Cap Rate, (b) the Class A Excess Principal, if any, and (c) the actual number of days in the related Interest Period divided by 360 (the "Class A Excess Interest").

         In the case of the Class B Certificates, interest will be distributed in the amount of the sum of (w) the product of (a) the Class B Certificate Rate,
(b) the lesser of the Class B Investor Interest as of the preceding Distribution Date (or, in the case of the first Distribution Date, the Class B Initial Investor Interest) after giving effect to all payments, deposits and withdrawals on such Distribution Date and the Expected Class B Principal as of the preceding Distribution Date, and (c) the actual number of days in the related Interest Period divided by 360, plus (x) an amount equal to the product of (a) the Class B Excess Principal, (b) the lesser of the Class B Certificate Rate and the Class B Cap Rate, and (c) the actual number of days in the related Interest Period divided by 360 (clauses (w) and (x) collectively, the "Class B Monthly Interest"), plus (y) to the extent permitted by applicable law, any interest accrued on such Certificates (including interest on any overdue Class B Monthly Interest calculated at a default rate of interest) during any prior accrual period not distributed to the Certificate Holders, plus (z) to the extent that there is available Excess Spread, an amount equal to the product of (a) the amount by which the Class B Certificate Rate exceeds the Class B Cap Rate, (b) the Class B Excess Principal, if any, and (c) the actual number of days in the related Interest Period divided by 360 (the "Class B Excess Interest").

         Any amounts in respect of  distributable  interest  specified in clause
(z) above in each of the two preceding paragraphs with respect to the Class A Certificates and the Class B Certificates that are unpaid on the Distribution Date following the Interest Period in which they accrued will not be carried over to future Distribution Dates.

         "Expected Class A Principal" means (a) on each date to and excluding the first Distribution Date occurring after the Monthly Period in which the Controlled Accumulation Period commences (the "Initial Class A Accumulation Date"), the Class A Initial Investor Interest, and (b) on each date thereafter through but not including the Class A Scheduled Payment Date, the Class A Initial Investor Interest less the product of (i) the Controlled Accumulation Amount and the number of Distribution Dates which have occurred from and including the Initial Class A Accumulation Date, and (c) on each date thereafter, zero. "Expected Class B Principal" means the amount of the Class B Investor Interest that is equal to (a) the Class B Initial Investor Interest on each date to but excluding the Class B Scheduled Payment Date, and (b) on each date thereafter, zero. "Class A Excess Principal" and "Class B Excess Principal" (collectively, the "Excess Principal") mean on any date of determination the amount by which the Class A Adjusted Investor Interest or the Class B Investor Interest exceeds the Expected Class A Principal or the Expected Class B Principal, respectively, after giving effect to all payments, deposits and withdrawals on such date.

         Interest payments up to the Class A Monthly Cap Rate Interest and Class B Monthly Cap Rate Interest on any Distribution Date will be funded from Finance Charge Collections allocated to the Class A Certificates and the Class B Certificates, respectively, with respect to the preceding Monthly Period, and interest payments up to the Class A Covered Amount will be funded from Principal Funding Investment Proceeds and amounts withdrawn from the Reserve Account. Payments of any Class A Monthly Cap Rate Interest, Class B Monthly Cap Rate Interest and the Class A Covered Amount remaining unpaid after application of such available funds will be paid from Excess Spread and Shared Finance Charge Collections allocated to the Certificates. The Class A Monthly Interest in excess of the sum of the Class A Monthly Cap Rate Interest and the Class A Covered Amount and Class B Monthly Interest in excess of the Class B Monthly Cap Rate Interest will be funded from payments made pursuant to, respectively, the Class A Interest Rate Cap and the Class B Interest Rate Cap and, if necessary, Excess Spread and Shared Finance Charge Collections. To the extent the sum of
(w) the applicable Floating Investor Percentage of Finance Charge Collections during the preceding Monthly Period, (x) with respect to the Class A Covered Amount, Principal Funding Investment Proceeds and amounts withdrawn from the Reserve Account, and (y) Shared Finance Charge Collections allocated and available to the Certificates is insufficient to pay such Class A Monthly Cap Rate Interest and Class B Monthly Cap Rate Interest and such Class A Covered Amount, then (i) Reallocated Principal Collections (to the extent available) will be used to make such payments to the Class A Certificates, and (ii) Reallocated Collateral Principal Collections (to the extent available) remaining after such payments to the Class A Certificates will be used to make such payments to the Class B Certificates.


Principal Payments

         During the Revolving Period (which begins on the Closing Date and ends on the day before the Controlled Accumulation Period or the Rapid Amortization Period begins), unless a reduction in the Required Collateral Interest has occurred, no principal payments will be made to Certificate Holders and Principal Collections allocable to the Investor Interest will, subject to certain limitations, including the allocation of any Reallocated Principal Collections to pay the Class A Required Amount and the Class B Required Amount, be treated as Shared Principal Collections. On each Transfer Date relating to the Controlled Accumulation Period, the Trustee at the direction of the Servicer will deposit in the Principal Funding Account an amount equal to the least of
(a) the Available Investor Principal Collections with respect to the preceding Monthly Period, (b) the applicable Controlled Deposit Amount and (c) the Class A Adjusted Investor Interest prior to any deposits on such date. Amounts in the Principal Funding Account will be deposited in the Distribution Account for payment to the Class A Certificate Holders on the Class A Scheduled Payment Date. If the Class A Investor Interest has been paid in full on the Class A Scheduled Payment Date, on the Transfer Date immediately following the Class A
Scheduled Payment Date, amounts equal to the lesser of (a) the Available Investor Principal Collections with respect to the preceding Monthly Period and
(b) the Class B Investor Interest will be deposited in the Distribution Account for distribution to the Class B Certificate Holders. Such amounts in the Distribution Account will be paid to the Class B Certificate Holders on the Class B Scheduled Payment Date. On each Transfer Date, if a reduction in the Required Collateral Interest has occurred, any Available Investor Principal Collections remaining after application to the Offered Certificates as described herein will be applied in accordance with the Loan Agreement to reduce the Collateral Interest to the Required Collateral Interest. During the Controlled Accumulation Period until the final principal payment is made to the Collateral Interest Holder, the portion of Available Investor Principal Collections not applied to Class A Monthly Principal, Class B Monthly Principal or Collateral Monthly Principal on a Transfer Date will generally be treated as Shared Principal Collections.

         "Available Investor Principal Collections" means, with respect to any Monthly Period, an amount equal to the sum of (a)(i) Principal Collections received during such Monthly Period and certain other amounts allocable to the Investor Interest, minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the Required Amounts, plus (b) any Shared Principal Collections from other Series that are allocated to Series _________ with respect to such Monthly Period.

         During the Controlled Accumulation Period, the Trustee at the direction of the Servicer will transfer Principal Collections (other than Reallocated Principal Collections) and Shared Principal Collections from other Series, if any, allocated to the Certificates from the Principal Account to the Principal Funding Account as described under "--Application of Collections."

         On each Distribution Date with respect to the Rapid Amortization Period, the Class A Certificate Holders will be entitled to receive the sum of the Available Investor Principal Collections for the related Monthly Period plus, if the Rapid Amortization Period commences after the commencement of the Accumulation Period, the Principal Funding Account Balance, in an amount up to the Class A Investor Interest until the earliest of the date the Class A Certificates are paid in full, the Scheduled Series _________ Termination Date and the termination of the Trust. After payment in full of the Class A Investor Interest, the Class B Certificate Holders will be entitled to receive on each Distribution Date with respect to the Rapid Amortization Period the Available Investor Principal Collections until the earliest of the date the Class B Certificates are paid in full, the Scheduled Series _________ Termination Date and the termination of the Trust. After payment in full of the Class B Investor Interest, the Collateral Interest Holder will be entitled to receive on each Transfer Date (other than the Transfer Date prior to the Scheduled Series _________ Termination Date) and on the Scheduled Series _________ Termination Date, the Available Investor Principal Collections until the earliest of the date the Collateral Interest is paid in full, the Scheduled Series _________ Termination Date and the termination of the Trust. See "--Pay Out Events" below for a discussion of events which might lead to the commencement of the Rapid Amortization Period. See "--Application of Collections" and "--Allocation of Funds" below for a discussion of the method by which Principal Collections and Shared Principal Collections available to the Certificates are allocated during either the Controlled Accumulation Period or the Rapid Amortization Period.


Postponement of Controlled Accumulation Period

         Upon written notice to the Trustee, the Servicer may elect to postpone the commencement of the Controlled Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than fourteen months. On each Determination Date until the Controlled Accumulation Period begins, the Servicer will determine the "Accumulation Period Length," which is the number of whole months expected to be required to fully fund the Principal Funding Account no later than the Transfer Date preceding the Class A Scheduled Payment Date, based on (a) the monthly Principal Collections expected to be distributable to certificate holders of all Series, assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (b) the amount of principal expected to be distributable to certificate holders of all Series (excluding certain other Series) which are not expected to be in their revolving periods during the Controlled Accumulation Period. If the Accumulation Period Length is less than fourteen months, the Servicer may, at its option, postpone the commencement of the Controlled Accumulation Period such that the number of months included in the Controlled Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Controlled Accumulation Period based on the investor interest of certain other Series which are scheduled to be in their revolving periods during the Controlled Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The Accumulation Period Length will not be determined to be less than four months.


Subordination

         The Class B Investor Interest and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. No payment of principal will be made to the Class B Certificate Holders until the Class A Investor Interest is paid in full. No payment of principal will be made to the Collateral Interest Holder on any date until all payments of principal to the Class A Certificate Holders and the Class B Certificate Holders to be made on such date have been paid or provided for in full; provided, however, that on each Transfer Date, if a reduction of the Required Collateral Interest has occurred, payments of principal may be made to the Collateral Interest Holder prior to or concurrently with payments of principal to Class A Certificate Holders and Class B Certificate Holders. In addition, payment of the Required Amounts, which includes payments to cover shortfalls in respect of (among other things) interest and Monthly Servicing Fees, will be made on each Distribution Date first to the Class A Certificate Holders and then to the Class B Certificate Holders. No payment of interest will be made to the Collateral Interest Holder on any date until the Class A Required Amount and the Class B Required Amount, if any, on such date have been paid in full. Certain principal payments otherwise allocable to the Collateral Interest Holder and, if the foregoing are insufficient, allocable to the Class B Certificate Holders may be reallocated to the Class A Certificate Holders, and certain principal payments otherwise allocable to the Collateral Interest Holder may be reallocated to the Class B Certificate Holders; and, as a result of such reallocations, the Collateral Interest and, if the Collateral Interest has been reduced to zero, the Class B Investor Interest may thereby decrease. To the extent one or both of the Collateral Interest and the Class B Investor Interest are so reduced, the percentage of Finance Charge Collections allocated to the Collateral Interest Holder and, as applicable, the Class B Certificate Holders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such decrease in the Collateral Interest Holder and/or the Class B Investor Interest is not reimbursed, the amount of principal distributable to the Collateral Interest and/or the Class B Certificate Holders will be reduced. See "--Allocation of Funds," "--Reallocation of Cash Flows."


Conveyance of Receivables

         On July 9, 1993 the Transferor transferred and assigned to the Trust all of its right, title and interest in and to the Receivables in the Accounts then outstanding and all Receivables thereafter created in the Accounts and all monies due or to become due with respect thereto (including Principal Receivables, Finance Charge Receivables and all proceeds

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of such Receivables). On October 4, 1994, July 14, 1995, May 1, 1996, October 1,
1996, May 1, 1997,  August 1, 1997,  November 1, 1997, and February 2, 1998, the
Transferor transferred and assigned to the Trust Receivables arising from certain Additional Accounts designated pursuant to the Agreement. On each day that an Eligible Automatic Additional Account has been originated or shall be originated or designated as an Automatic Additional Account by the Transferor (and on any day such Account exists but has not been previously added to the Trust as a result of the limitations expressed in "Addition of Accounts"), the Transferor has added or will add the Receivables in each such account to the Trust and such accounts are treated as Automatic Additional Accounts in an amount not in excess of the Maximum Addition Amount. On March 2, 1998, the Transferor caused the Trustee to reassign from the Trust to the Transferor the Receivables arising from certain Removed Accounts designated pursuant to the Agreement.

         In connection with the transfer of the Receivables to the Trust, the Transferor indicated in its computer files the conveyance of the Receivables to the Trust. In addition, the Transferor provided the Trustee a computer file or a microfiche list containing a true and complete list showing each Account, identified by account number and indicating the total outstanding Receivable balance transferred. The Transferor has provided the Trustee an updated list of each Account, identified by account number and indicating the total outstanding Receivable balance as of ________, 1998, which list has been and will be further updated periodically to reflect new Automatic Additional Accounts and Additional Accounts and the removal of Removed Accounts. The Transferor will not deliver to the Trustee any other records or agreements relating to the Accounts or Receivables. Except as stated above, the records and agreements relating to the Accounts and the Receivables maintained by the Transferor or the Servicer will not be segregated by the Transferor or the Servicer from other documents and agreements relating to other credit card accounts and receivables and will not be stamped or marked to reflect the transfer of the Receivables to the Trust, but the computer records of the Transferor are required to be marked to evidence such transfer. The Transferor has filed UCC financing statements with respect to the Receivables meeting the requirements of Connecticut state law. See "Risk Factors--Certain Legal Aspects" and "Certain Legal Aspects of the Receivables."


Exchanges

         The Agreement provides for the Trustee to issue two types of certificates: (i) one or more Series of certificates transferable and having the characteristics described below and (ii) the Exchangeable Transferor Certificate, a certificate evidencing the Transferor Interest, currently held by PSFC and transferable only as provided in the Agreement. The Agreement also provides that, pursuant to any one or more Supplements, the Holder of the Exchangeable Transferor Certificate may tender such certificate, or the Holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor Certificate and the Transferor may tender the certificates evidencing all or a portion of any Series of certificates, to the Trustee in exchange for one or more new Series and a reissued Exchangeable Transferor Certificate. Under the Agreement, the Transferor and the Trustee will execute a Supplement in conjunction with such an Exchange that will specify, with respect to any newly issued Series, certain terms which may include: (i) its name or designation;
(ii) its initial principal amount (or method for calculating such amount); (iii) its coupon rate (or formula for the determination thereof); (iv) the closing date; (v) the rating agency or agencies, if any, rating the Series; (vi) the interest payment date or dates and the date or dates from which interest shall accrue including the interest accrual period with respect to such Series; (vii) the name of the clearing agency, if any; (viii) the method for allocating
Collections to certificate holders of such Series; (ix) the names of any accounts to be used by such Series and the terms governing the operations of any such accounts; (x) the percentage used to calculate monthly servicing fees; (xi) the Minimum Transferor Interest; (xii) the minimum amount of Aggregate Principal Receivables required to be maintained by the Transferor through the designation of Additional Accounts; (xiii) the enhancer and terms of the Enhancement with respect thereto; (xiv) the base rate applicable to such Series; (xv) the terms on which the certificates of such Series may be repurchased by the Transferor or remarketed to other investors; (xvi) the series termination date; (xvii) any deposit into any account maintained for the benefit of certificate holders of such Series; (xviii) the number of classes of such Series, and if more than one class, the rights and priorities of each such class; (xix) the extent to which the certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a temporary or permanent global certificate will be paid); (xx) whether the certificates of such Series may be issued in bearer form and any limitations imposed thereon; (xxi) whether Interchange or other fees will be included in funds available to certificate holders of such Series; (xxii) the priority of any Series with respect to any other Series; (xxiii) the rights of the Holder of the Exchangeable Transferor Certificate that have been transferred to the holders of such Series; and (xxiv) any other

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



relevant terms (all such terms, the "Principal Terms" of such Series). None of the Transferor, the Servicer, the Holder of the Exchangeable Transferor Certificate, the Trustee or the Trust is required or intends to obtain the consent of any Certificate Holder to issue any additional Series. As a condition of an Exchange, however, the Trustee must receive written confirmation that the Exchange will not result in the Rating Agency reducing or withdrawing its rating of any outstanding Series, including the Certificates. The Transferor and the Holder of the Exchangeable Transferor Certificate may offer any Series to the public under a Disclosure Document in transactions either registered under the Securities Act or exempt from registration thereunder directly, through the Underwriters or one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor. The Transferor and the Holder of the Exchangeable Transferor Certificate may offer, from time to time, additional Series.

         The Agreement provides that the Holder of the Exchangeable Transferor Certificate may perform Exchanges and the related Supplements may define Principal Terms such that each Series has a period during which amortization or accumulation of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their amortization periods or accumulation periods, as the case may be, while other Series are not. Thus, certain Series may not be amortizing or accumulating, as the case may be, while other Series are amortizing or accumulating. Moreover, each Series may have the benefits of the Enhancement available only to such Series. Under the Agreement, the Trustee shall hold any such form of Enhancement only on behalf of the Series to which the Enhancement relates. Likewise, with respect to each such form of Enhancement, a different form of Enhancement agreement may be delivered to the Trustee. The Agreement also provides that the related Supplements may specify different coupon rates and monthly servicing fees with respect to each Series (or a particular class within such Series) and may vary between Series the terms upon which a Series (or a particular class within such Series) may be repurchased by the Transferor or remarketed to other investors. In addition, a Series Supplement may permit (as does the Series _________ Supplement) an Investor Exchange by which the certificate holders of such Series may elect to exchange their certificates for one or more newly issued Series of certificates upon the satisfaction of certain conditions specified in the Agreement and the related Supplement. Additionally, certain Series may be subordinated to other Series, or classes within a Series may have different priorities. The Series _________ Supplement will not permit the subordination of such Series to any other Series issued or which may hereafter be issued by the Trust. There is no limit to the number of Exchanges that may be performed under the Agreement. The Trust will terminate only as provided in the Agreement.

         Under the Agreement and pursuant to a Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the Agreement. Under the Agreement, the Holder of the Exchangeable Transferor Certificate may perform an Exchange by notifying the Trustee at least three days in advance of the date upon which the Exchange is to occur. Under the Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (i) its initial principal amount (or method for calculating such amount) which amount may not be greater than the current principal amount of the Exchangeable Transferor Certificate plus, in the case of an Investor Exchange, the current principal amount of the investor certificates to be exchanged, (ii) its certificate rate (or method for calculating such rate) and (iii) the provider of the Enhancement, if any, which is expected to provide credit support with respect to it. On the date of the Exchange, the Agreement provides that the Trustee will authenticate any such Series only upon delivery to it of the following, among others: (i) a Supplement in form satisfactory to the Trustee signed by the Transferor and specifying the Principal Terms of such Series, (ii) an opinion of counsel to the effect that the certificates of such Series, unless otherwise stated, will be characterized as indebtedness of the Transferor under existing law for Federal, Connecticut and New York state income tax purposes, (iii) an opinion of counsel to the effect that the issuance of such Series will not materially adversely impact the Federal, Connecticut or New York state income tax characterization of any outstanding Series or result in the Trust being subject to Federal, New York or Connecticut tax at the entity level, (iv) the Enhancement, if any, and an appropriate form of Enhancement agreement or instrument with respect thereto executed by the Transferor and the issuer of the Enhancement, (v) written confirmation from the Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series, (vi) the existing Exchangeable Transferor Certificate and, if applicable, certificates of the Series to be exchanged, and (vii) a certificate of an officer of the Transferor that on the date such Exchange occurs, after giving effect to such Exchange, the Transferor Interest will be at least equal to the Minimum Transferor Interest. Upon satisfaction of such conditions, the Trustee will cancel the existing Exchangeable Transferor Certificate and the certificates of the exchanged Series, if applicable, and authenticate the new Series and a new Exchangeable Transferor Certificate.


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Representations and Warranties

         The Transferor has made and will make upon execution of each Supplement certain representations and warranties to the Trust to the effect that, among other things, (a) as of the Closing Date and the closing date of the issuance by the Trust of the initial Series of certificates, the Transferor was duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the Agreement and (b) as of the Series Cut Off Date, or, with respect to any Additional Account or Automatic Additional
Account, the date on which such Additional Account or Automatic Additional Account was transferred to the Trust, each Account was an Eligible Account (as defined below). If (i) any of these representations and warranties proves to have been incorrect in any material respect when made, and continues to be incorrect for 60 days after notice to the Transferor by the Trustee or to the Transferor and the Trustee by Certificate Holders holding not less than 50% of each of the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest and (ii) as a result the interests of the Certificate Holders are materially adversely affected, and continue to be materially adversely affected during such period, then the Trustee or Certificate Holders holding not less than 50% of each of the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest may give notice to the Transferor (and to the Trustee in the latter instance) declaring that a Pay Out Event has occurred, thereby commencing the Rapid Amortization Period. See "--Pay Out Events."

         The Transferor has made and will make upon the execution of each Supplement representations and warranties to the Trust relating to the Receivables to the effect, among other things, that (a) as of the closing date of the issuance by the Trust of the related Series of certificates, each of the Receivables then existing is an Eligible Receivable (as defined below) and (b) as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable and the representation and warranty set forth in clause (b) in the immediately following paragraph is true and correct with respect to such Receivable. In the event (i) of a breach of any representation and warranty set forth in this paragraph, within 60 days, or such longer period as may be agreed to by the Trustee (but no longer than 120 days), of the earlier to occur of the discovery of such breach by the Transferor or Servicer or receipt by the Transferor of written notice of such breach given by the Trustee or any "Enhancement Provider" (as defined in the Agreement), or, with respect to certain breaches relating to prior liens, immediately upon the earlier to occur of such discovery or notice and (ii) that, except with respect to certain breaches relating to prior liens, as a result of such breach, the Receivables in the related Accounts are charged off as uncollectible, the Trust's rights in, to or under such Receivables or their proceeds are impaired or the proceeds of such Receivables are not available for any reason to the Trust free and clear of any lien, the Transferor shall accept reassignment of each Principal Receivable as to which such breach relates (an "Ineligible Receivable") on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made with respect to such Ineligible Receivable if, on any day within the applicable period (or such longer period as may be agreed to by the Trustee), the representations and warranties with respect to such Ineligible Receivable shall then be true and correct in all material respects. The Transferor shall accept reassignment of each such Ineligible Receivable by (i) depositing into the Collection Account an amount equal to the Finance Charge Receivables collected with respect to such Ineligible Receivable and (ii) directing the Servicer to deduct the amount of each such Ineligible Receivable from the aggregate amount of Principal Receivables used to calculate the Transferor Interest; provided, however, that if the exclusion of an Ineligible Receivable from the calculation of the Transferor Interest would cause the Transferor Interest to be less than the Minimum Transferor Interest or would otherwise not be permitted by law, then such Ineligible Receivable shall be removed upon the Transferor depositing in the Excess Funding Account (for allocation as a Principal Receivable) in immediately available funds an amount equal to the amount by which the Transferor Interest would be reduced below the Minimum Transferor Interest. Any such deduction or deposit shall be considered a repayment in full of the Ineligible Receivable. The obligation of the Transferor to accept reassignment of any Ineligible Receivable is the sole remedy respecting any breach of the representations and warranties set forth in this paragraph with respect to such Receivable available to Certificate Holders or the Trustee on behalf of Certificate Holders.

         The Transferor has made and will make upon the execution of each Supplement representations and warranties to the Trust to the effect, among other things, that as of the Closing Date and the closing date of the issuance by the Trust of the related Series of certificates (a) the Agreement, including the Supplement, constitutes a legal, valid and binding obligation of the Transferor and (b) the transfer of Receivables by it to the Trust under the Agreement constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables (other than Receivables in Additional Accounts), whether then existing or thereafter created and the proceeds thereof (including amounts in any of the accounts established for the benefit of the Certificate Holders), Recoveries and Interchange with respect to the Trust or the grant of a first priority security interest in such Receivables (except for certain tax liens) and the proceeds thereof (including amounts in any of the accounts established for the benefit of the Certificate Holders),

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



which is effective as to each such Receivable upon the creation thereof and which has been perfected. The Transferor has made, and will make (or has been or will be deemed to make), similar representations and warranties to the Trust in connection with each assignment of Receivables in Additional Accounts or
Automatic Additional Accounts. In the event of a breach of any of the representations and warranties described in the first sentence of this paragraph, either the Trustee or the holders of certificates evidencing undivided interests in the Trust aggregating more than 50% of the sum of the investor interests of all Series issued and outstanding, by written notice to the Transferor (and to the Trustee and the Servicer if given by the Certificate Holders), may direct the Transferor to accept reassignment of the Trust Portfolio within 60 days of such notice, or within such longer period specified in such notice (but no longer than 120 days). The Transferor will be obligated to accept reassignment of such Receivables on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects. The deposit amount for such reassignment with respect to each Series of certificates required to be repurchased following such notice, including the Certificates, will generally be equal to the investor interest of each such Series on the last day of the Monthly Period preceding the Distribution Date on which the reassignment is scheduled to be made plus an amount equal to all interest accrued but unpaid on such certificates at the applicable certificate rate (less the amounts previously allocated for payment of interest and principal with respect to each such Series of certificates) through the end of the interest accrual periods of each such Series. The reassignment deposit amount shall equal the sum of the reassignment deposits with respect to each Series then issued and outstanding which is required to be repurchased following such notice. The payment of such reassignment deposit amount into the Distribution Account will be considered a prepayment in full of all Receivables and will be paid in full to the certificate holders of such Series upon presentation and surrender of their certificates. In the Series _________ Supplement, the Transferor represents and warrants that, as of the Closing Date, the Agreement, as supplemented by such Supplement, constitutes a legal, valid and binding obligation of the Transferor. Upon a breach of this representation, either the Trustee or the holders of Certificates evidencing aggregate undivided interests in the Trust aggregating more than 50% of each of the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest by written notice to the Transferor (and to the Trustee and the Servicer if given by the Certificate Holders) may direct the Transferor to purchase the Certificates (but not the certificates of any other Series) on terms and conditions substantially similar to those set forth above. If the Trustee or the certificate holders (including the Certificate Holders) give a notice as provided above, the obligation of the Transferor to make any such deposit or repurchase will constitute the sole remedy respecting a breach of the representations and warranties (set forth in this paragraph) available to the Trustee or the certificate holders.

         An "Eligible Account" is defined to mean a VISA or MasterCard credit card account owned by the Transferor which, as of the Series Cut Off Date, (a) is payable in United States dollars, (b) has not been identified on the computer files of the Transferor as relating to a cardholder who has died or commenced action relating to bankruptcy or who is the subject of an involuntary bankruptcy, insolvency or similar action, (c) has not been classified by the Transferor as counterfeit, fraudulent, stolen or lost, or as a corporate business card, (d) has not been charged off by the Transferor in its customary and usual manner for charging off such Account as of the Series Cut Off Date,
(e) has not been (and no Receivables in such Account have been) sold or pledged to any other person, (f) is not an account on which People's Bank or an affiliate of People's Bank is the obligor and (g) as of the date of origination of such account, the obligor of which had a billing address in the United States, its territories or possessions.

         An "Eligible Receivable" is defined to mean each Receivable (a) arising under an Eligible Account, an Eligible Additional Account (in the case of Additional Accounts) or an Eligible Automatic Additional Account (in the case of Automatic Additional Accounts), as the case may be, (b) created in compliance, in all material respects, with all requirements of law applicable to the Transferor, and pursuant to a credit card agreement complying in all material respects with all requirements of law applicable to the Transferor, (c) with respect to which all consents or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Transferor in connection with the creation of such Receivable or the execution, delivery, creation and performance by the Transferor of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable, (d) as to which, at the time of its creation and at all times thereafter, the Transferor or the Trust had good and marketable title free and clear of all liens and security interests (other than certain tax liens for taxes not then due or which the Transferor is contesting), (e) which is the legal, valid and binding payment obligation of the cardholder thereof, legally enforceable against such cardholder in accordance with its terms (with certain bankruptcy related exceptions), (f) which constitutes an "account" or "general intangible" under and as defined in Article 9 of the UCC as then in effect in the State of New York, (g) as to which as of the time of its transfer to the Trust, the Transferor has satisfied all material obligations on its part with respect to such Receivable required to be satisfied, (h) which is not, at

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



the time of its transfer to the Trust, subject to any right of rescission, setoff, counterclaim or defense (including the defense of usury), other than certain bankruptcy related defenses and (i) as to which the Transferor has done nothing to impair, or omitted to take any action the omission of which would impair, the rights of the Trust or the Certificate Holders.

         The Trustee has not made, and it is not required or anticipated that the Trustee will make, any general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. The Servicer, however, has delivered and will deliver to the Trustee on or before March 31 of each year, beginning in 1994, an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of the Trust. The Transferor has undertaken to file any such opinion of counsel delivered to the Trustee with the Commission as an exhibit to a report on Form 8-K filed under the provisions of the Exchange Act.


Sale of Accounts

         The Transferor has the right to sell, transfer or pledge the Accounts; provided, however, that (i) the Rating Agency has advised the Transferor and the Trustee that such sale, transfer or pledge will not result in the reduction or withdrawal of the then existing rating of the certificates, (ii) the Transferor and the Servicer determine such sale, transfer or pledge will not be materially adverse to the interests of the Certificate Holders, (iii) such purchaser, transferee or pledgee shall expressly assume in a supplemental agreement the applicable obligations and covenants of the Transferor and (iv) certain other conditions specified in the Agreement are satisfied.


Addition of Accounts

         On each day an Eligible Automatic Additional Account is originated (and on any day such Account exists but has not been previously added to the Trust as a result of the limitations expressed in the next succeeding sentence), the Transferor will add the Receivables in each such account to the Trust and such accounts shall be treated as Automatic Additional Accounts in an amount not in excess of the Maximum Addition Amount. An "Eligible Automatic Additional
Account" is, as of the relevant date of addition, an Automatic Additional Account that is (i) a VISA Account or MasterCard credit card account, satisfying the criteria set forth in the definition of Eligible Account, or (ii) any other consumer revolving credit account (x) satisfying the criteria set forth in the definition of Eligible Account without regard to the requirement that such account be a VISA or MasterCard credit card account, (y) which would not cause the Rating Agency to indicate in writing that such addition would result in the reduction or withdrawal of its then existing rating of any Series of certificates and (z) to which, to the extent provided in any Supplement, the provider of any Enhancement for the related Series of certificates consents, which consent shall not be unreasonably withheld. The Agreement provides that Automatic Additional Accounts will be transferred to the Trust only if the following conditions are met: the number of Automatic Additional Accounts the Receivables of which are designated to be added to the Trust since (i) the first day of the eleventh preceding Monthly Period minus the number of Automatic Additional Accounts whose inclusion has been approved by the Rating Agency, that satisfy certain other conditions and that were added on the initial day of the addition of such type of Account since the first day of such eleventh preceding Monthly Period plus the number of Additional Accounts, if any, the Receivables of which were required to be and have been designated to be added to the Trust since the first day of such eleventh preceding Monthly Period pursuant to the next paragraph minus any Removed Accounts removed since the first day of such eleventh preceding Monthly Period shall not exceed 15% of the number of Accounts on the first day of such eleventh preceding Monthly Period, and (ii) the first day of the second preceding Monthly Period minus the number of Automatic Additional Accounts whose inclusion has been approved by the Rating Agency, that satisfy certain other conditions and that were added on the initial day of the addition of such type of Account since the first day of such second preceding Monthly Period plus the number of Additional Accounts, if any, the Receivables of which were required to be and have been designated to be added to the Trust since the first day of such second preceding Monthly Period pursuant to the next paragraph minus any Removed Accounts removed since the first day of such second preceding Monthly Period shall not exceed 10% of the number of Accounts on the first day of such second preceding Monthly Period (the lesser of the amounts described in clauses (i) and (ii) of this sentence, the "Maximum Addition Amount"). The Transferor, at its option, may terminate or suspend the inclusion of Automatic Additional Accounts at any time.

         As described above in "The Receivables," the Transferor has the right and, in some circumstances, is obligated to designate from time to time Additional Accounts to be included as Accounts. The Transferor will be required to add Additional Accounts (i) if on any Record Date the Transferor Interest for the related Monthly Period is less than the Minimum Transferor Interest of the Aggregate Principal Receivables (or such higher amount established pursuant to a Supplement) or (ii) if, on any date of determination, the Aggregate Principal Receivables is less than the Minimum Aggregate Principal Receivables. Each such Additional Account must be an "Eligible Additional Account." An "Eligible Additional Account" is, as of the date such account is added to the Trust, either (i) a VISA or MasterCard credit card account satisfying the criteria set forth in the definition of Eligible Account or (ii) any other consumer revolving credit account, (a) satisfying the criteria set forth in the definition of Eligible Account (without regard to the requirement that such account be a VISA or MasterCard credit card account), (b) the addition of the receivables of which would not cause the Rating Agency to indicate in writing that such addition would result in the reduction or withdrawal of its then existing rating of any Series of certificates and (c) to which, to the extent provided in any
Supplement, the provider of any Enhancement for the related Series of certificates consents, which consent shall not be unreasonably withheld. The Transferor will convey to the Trust its interest in all Receivables of such Additional Accounts, whether such Receivables are then-existing or thereafter created subject to the following conditions, among others: (i) the Transferor shall have given prior written notice of such additions to the Rating Agency,
(ii) the Transferor shall have received notice from the Rating Agency that the inclusion of such accounts as Additional Accounts will not result in the reduction or withdrawal of its then existing rating of any Series of certificates, (iii) no selection procedure believed by the Transferor to be materially adverse to the interests of the holders of any Series of certificates, including the Certificate Holders, was used in selecting the Additional Accounts and (iv) each Account was an Eligible Additional Account.

         The Transferor anticipates that it may, during the three month period following the Closing Date, designate additional credit card accounts in the Bank Portfolio as Additional Accounts or Automatic Additional Accounts meeting the requirements of the Agreement. These Accounts will have been originated utilizing the same underwriting criteria as are normally applied to other
Accounts in the Trust Portfolio, although such new Accounts are likely to be relatively unseasoned, and may include accounts that are still subject to introductory rates. The Transferor expects that any such addition of Additional Accounts or Automatic Additional Accounts would not have a material adverse impact on the performance of the Receivables comprising the Trust Portfolio.


Removal of Accounts

         Subject to the conditions set forth in the next succeeding sentence, on each Determination Date on which the Transferor Interest for the related Monthly Period exceeds 10% of Aggregate Principal Receivables on such Determination Date, the Transferor may, but shall not be obligated to, designate Receivables from Accounts for deletion and removal from the Trust without notice to the Certificate Holders (the "Removed Accounts"). The Transferor is permitted to designate and require reassignment of Receivables from Removed Accounts only upon satisfaction of the following conditions, among others: (i) the Transferor shall have delivered to the Trustee for execution a written reassignment and, within five business days (or as soon as is reasonably practicable) after such removal and reassignment, a computer file or microfiche list containing a true and complete list of all Removed Accounts, the Accounts to be identified by, among other things, account number and their aggregate amount of Principal Receivables as of the "Removal Date" (as defined in the Agreement); (ii) the Transferor shall represent and warrant that no selection procedure which is materially adverse to the interests of the Certificate Holders was utilized by the Transferor in selecting the Removed Accounts; (iii) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Transferor, (a) cause a Pay Out Event to occur or (b) cause the Transferor Interest as a percentage of Aggregate Principal Receivables to be less than 10% on such Removal Date; (iv) the Transferor shall have delivered prior written notice of the removal to the Rating Agency and prior to the date on which such Receivables are to be removed, the Transferor shall have received notice from the Rating Agency that such removal will not result in the reduction or withdrawal of the then-existing rating of any Series of certificates; (v) the Transferor shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through (iv) above; and (vi) the Transferor, the Trustee and the Rating Agency will have received an opinion of counsel that the proposed removal will not adversely affect the federal income tax characterization of the Trust. The Transferor previously designated Receivables from certain Accounts for deletion and removal from the Trust and reassignment to the Transferor on March 2, 1998.

Collection and Other Servicing Procedures

         Pursuant to the Agreement, the Servicer will be responsible for servicing and administering the Receivables in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables. The Servicer maintains a blanket bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.


Discount Option

         The Transferor may at its option at any time designate a specified fixed or variable percentage (the "Discount Percentage") of the amount of Receivables arising in designated Accounts on and after the date such option (the "Discount Option") is exercised that otherwise would have been treated as Principal Receivables to be treated as Finance Charge Receivables. Such designation of the Discount Percentage will become effective only upon satisfaction of the requirements set forth in the Agreement, including confirmation by each Rating Agency that such designation will not result in a withdrawal or reduction of its rating of any outstanding Series of certificates. On the date of processing of any Collections, the product of the Discount Percentage and Collections of Receivables that arise in the designated Accounts on such day on or after the date such option is exercised that otherwise would be Principal Receivables will be deemed Finance Charge Collections and will be applied accordingly. The Transferor may at its option, at any time, temporarily or permanently suspend the Discount Option. Each Certificate Holder by its acceptance of a beneficial interest in a Certificate shall be deemed to have consented to the exercise by the Transferor of the Discount Option at such time as the Transferor determines to exercise such option.


The Collection Account

         The Servicer has established and will maintain, or cause to be maintained, in the name of the Trust, for the benefit of Certificate Holders, a "Collection Account," which is a non-interest bearing segregated trust account established with a "Qualified Institution," defined either as the corporate trust department of a Qualified Trust Institution or as a depository institution (which may include the Servicer, the Trustee or an affiliate of the Servicer), organized under the laws of the United States or any one of the states thereof, which at all times has a certificate of deposit rating of P-1 by Moody's Investors Service, Inc. ("Moody's") and of A-1+ by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("Standard & Poor's"), or a long term rating of at least Aa3 by Moody's and AAA by Standard & Poor's and deposit insurance as required by law and by the FDIC. In addition, the Supplement with respect to any Series may require the Trustee to establish and maintain a subaccount of the Collection Account for such Series (such subaccount, a "Collection Subaccount"). Funds in the Collection Account or, as provided in the related Supplement, any Collection Subaccount, may be invested to the extent provided in such Supplement, at the direction of the Servicer, in specified investments including (i) obligations of or fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the certificates of deposit of which have a rating from Standard & Poor's of A-1+ and either the certificates of deposit of which have a rating from Moody's of P-1 or the long term unsecured debt obligations of which have a rating from Moody's of Aa3, and which demand deposits, time deposits and certificates of deposit are fully insured to the limits as required by law and by the FDIC, (iii) commercial paper having, at the time of the Trust's investment, a rating of P-1 and A-1+, respectively, from Moody's and Standard & Poor's, (iv) bankers acceptances issued by any depository institution or trust company described in clause (ii) above, (v) money market funds rated AAA-m or AAAm-G by Standard & Poor's or P-1 by Moody's or which have otherwise been approved in writing by the Rating Agency and (vi) certain open-end diversified investment companies which have been approved in writing by the Rating Agency ("Permitted Investments"). Any earnings (net of losses and investment expenses) on funds in the Collection Account or any Collection Subaccount will be paid monthly to the Transferor or as otherwise specified in the related Supplement. The Servicer has the revocable power to withdraw funds from the Collection Account or any Collection Subaccount for the sole purpose of carrying out the Servicer's duties under the Agreement. The Servicer will initially make daily deposits of Collections allocable to the Investor Interest into the Collection Account and will not be entitled to use any such deposited funds for its own purposes. The Paying Agent shall have the revocable power to withdraw funds from the Collection Account or any Collection Subaccount for the purpose of making distributions to the Certificate Holders in the manner provided in the related Supplement. The Paying Agent shall initially be the Trustee. The Series _________ Supplement provides for

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



the establishment of a Series _________ Collection Subaccount and the investment of certain funds therein in Permitted Investments. In addition, the Servicer has established and will maintain or cause to be maintained with a Qualified Institution in the name of the Trustee, on behalf of the Trust, a segregated trust account, the "Excess Funding Account" for the benefit of the certificate holders of each Series and the Holder of the Exchangeable Transferor Certificate. Amounts on deposit in such Excess Funding Account will be invested in the manner directed by the Transferor in Permitted Investments.


Series _________ Accounts

         The Servicer will establish and maintain with a Qualified Trust Institution in the name of the Trustee for the benefit of the Certificate Holders, two separate accounts in a segregated trust account maintained in the corporate trust department of such Qualified Trust Institution (which accounts need not be deposit accounts), and which will be designated the "Finance Charge Account" and the "Principal Account." The Servicer will also establish a "Distribution Account" (a non-interest bearing segregated demand deposit account established with a Qualified Trust Institution). In addition, the Trustee will establish the Principal Funding Account and the Reserve Account. See "--Principal Funding Account" and "--Reserve Account" for discussions of the Principal Funding Account and the Reserve Account, respectively.

         A "Qualified Trust Institution" is a depository institution (which may include the Trustee) having corporate trust powers, organized under the laws of the United States or any one of the states thereof, which at all times has a long term rating of at least Baa3 by Moody's and of at least BBB- by Standard & Poor's and deposit insurance as required by law and by the FDIC. Funds in the Principal Account and the Finance Charge Account will be invested, at the direction of the Servicer, in Permitted Investments. Any earnings (net of losses and investment expenses) on funds in the Finance Charge Account or the Principal Account will be paid to the Transferor. The Servicer will have the revocable power to withdraw funds from the Collection Account, the Finance Charge Account, the Principal Account and the Excess Funding Account for the purpose of carrying out the Servicer's duties under the Agreement. The Paying Agent shall have the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to the Certificate Holders. The Distribution Account shall not contain any funds of the Transferor or amounts allocable to the Transferor Interest, and no amounts on deposit therein shall be made available to the Transferor.

         The Finance  Charge  Account,  the  Principal  Account,  the  Principal
Funding  Account,   the  Reserve  Account  and  the  Distribution   Account  are
collectively referred to as the "Series _________ Accounts."


Allocation Percentages

         Pursuant to the Agreement, the Servicer will allocate between the Investor Interest, the investor interest of all other Series of certificates issued and outstanding and the Transferor Interest all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Receivables in Defaulted Accounts. The Servicer will make each allocation by reference to the applicable Investor Percentage (or the applicable percentage for each other Series) and the Transferor Percentage in each case. "Collections" (as defined in the Agreement) will be applied first, as Collections in respect of Finance Charge Receivables ("Finance Charge Collections") and, second, as Collections in respect of Principal Receivables ("Principal Collections").

         The Investor Percentage will be calculated as follows:

         Finance Charge Collections and Receivables in Defaulted Accounts; Principal Collections during Revolving Period. When used with respect to Finance Charge Collections, or with respect to Receivables in Accounts written off as uncollectible ("Defaulted Accounts") at any time, or when used with respect to Principal Collections during the Revolving Period, "Investor Percentage" means for any Monthly Period, the "Floating Investor Percentage," which shall be, on any date of determination (except, in the case of Finance Charge Receivables and Defaulted Receivables, with respect to the first Monthly Period), the percentage equivalent of a fraction, the numerator of which is the Adjusted Investor Interest, determined as of the last day of the Monthly Period immediately preceding such date of determination (or with respect to the first Monthly Period, the Initial Investor Interest), and the denominator of which is the greater of (i) the Aggregate Principal Receivables, determined as of the last day of the Monthly Period immediately preceding such

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



date of determination (or with respect to the first Monthly Period, as of the Closing Date), and (ii) the sum of the numerators used to calculate the applicable investor percentages for all outstanding Series on such date of determination. With respect to the first Monthly Period, allocations to Series _________ of Finance Charge Receivables and Defaulted Accounts from the immediately preceding Monthly Period described in the preceding sentence will be zero. Such amounts so allocated will be further allocated between the Class A Certificate Holders, the Class B Certificate Holders and the Collateral Interest Holder based on the Class A Floating Allocation, the Class B Floating Allocation and the Collateral Floating Allocation, respectively. The "Class A Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage may never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Class B Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage may never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Collateral Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage may never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day.

         Principal Collections during the Controlled Accumulation Period or the Rapid Amortization Period. When used with respect to Principal Collections for any Monthly Period during the Controlled Accumulation Period or the Rapid Amortization Period, "Investor Percentage" means the "Fixed Investor Percentage," which shall be, on any date of determination, the percentage equivalent of a fraction, the numerator of which is the Investor Interest as of the close of business on the last day of the Revolving Period (or, if there has been an Investor Exchange with respect to the Certificates after the end of the Revolving Period, the Investor Interest as of the end of the Revolving Period will be reduced ratably to reflect the amount of Certificates tendered and canceled pursuant to any Investor Exchange), and the denominator of which is the greater of (a) the Aggregate Principal Receivables determined as of the last day of the Monthly Period immediately preceding such date of determination and (b) the sum of the numerators used to calculate the applicable investor percentages for all outstanding Series on such date of determination with respect to Principal Receivables. Such amounts so allocated will be further allocated between the Class A Certificate Holders, the Class B Certificate Holders and the Collateral Interest Holder based on the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, respectively. The "Class A Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage may never exceed 100%) of a fraction, the numerator of which is equal to the Class A Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the Investor Interest as of the close of business on such day. The "Class B Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage may never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the Investor Interest as of the close of business on such day. The "Collateral Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage may never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the Investor Interest as of the close of business on such day.

         The "Transferor Percentage" will, in all cases, be equal to 100% minus the sum of the applicable Investor Percentage and the applicable investor percentages with respect to all other Series of investor certificates issued and outstanding.

         "Class A Investor Interest" for any date means an amount equal to (a) the Class A Initial Investor Interest, minus (b) the aggregate amount of principal payments made to the Class A Certificate Holders prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all Transfer Dates prior to such date over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Transfer Dates prior to such date; provided, however, that the Class A Investor Interest may not be reduced below zero.

         "Class B Investor Interest" for any date means an amount equal to (a) the Class B Initial Investor Interest, minus (b) the aggregate amount of principal payments made to the Class B Certificate Holders prior to such date, minus (c) the

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



aggregate amount, if any, of Class B Investor Charge-Offs for all Transfer Dates prior to such date, minus (d) the aggregate amount, if any, of Reallocated Class B Principal Collections for all prior Transfer Dates with respect to which the Collateral Interest has not been reduced, minus (e) the aggregate amount, if any, by which the Class B Investor Interest has been reduced to fund the Class A Investor Default Amount on all prior Transfer Dates, plus (f) the aggregate amount of Excess Spread and Shared Finance Charge Collections allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Class B Investor Interest may not be reduced below zero.

         "Collateral Interest" for any date means an amount equal to (a) the Initial Collateral Interest, minus (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date, minus (c) the aggregate amount, if any, of Collateral Interest Charge-Offs for all Transfer Dates prior to such date, minus (d) the aggregate amount, if any, of Reallocated Principal Collections for all prior Transfer Dates, minus (e) the aggregate amount, if any, by which the Collateral Interest has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Transfer Dates, plus (f) the aggregate amount of Excess Spread and Shared Finance Charge Collections allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Collateral Interest may not be reduced below zero.

         "Class A Adjusted Investor Interest," for any date of determination, means an amount equal to the then current Class A Investor Interest minus the Principal Funding Account Balance, if any, on such date.

         "Adjusted Investor Interest," for any date of determination, means an amount equal to the sum of the Class A Adjusted Investor Interest, the Class B Investor Interest and the Collateral Interest, in each case as of such date.

         As a result of the calculations described above, Finance Charge Collections received during any Monthly Period will generally be allocated to the Certificate Holders based on the relationship of the amount of the Investor Interest to the Aggregate Principal Receivables in the Trust (which may fluctuate from month to month). As described above, during the Revolving Period the Investor Percentage applied when allocating Principal Collections is expected to vary from month to month because the Investor Interest as a percentage of the Aggregate Principal Receivables in the Trust will fluctuate from day to day. During the Controlled Accumulation Period and the Rapid Amortization Period, however, the amount of Principal Collections allocated to the Investor Interest each day will generally be equal to the Investor Percentage with respect to Aggregate Principal Receivables on the last day of the Revolving Period or as of the effective date of the most recent tender and cancellation of Certificates pursuant to an Investor Exchange, if any, after the commencement of the Controlled Accumulation Period or the Rapid Amortization Period.


Excess Funding Account

         At any time during which no Series is in an accumulation period or amortization period (including any early amortization period), or for a Series in an accumulation period or an amortization period, during which the principal funding account, if any, is fully funded or amounts have otherwise been deposited in an account established for the benefit of such Series sufficient to pay the principal amount of such Series in full, and the Transferor Interest does not exceed the Minimum Transferor Interest, funds (to the extent available therefor as described herein) otherwise payable to the Holder of the
Exchangeable Transferor Certificate will be deposited in the Excess Funding Account on any business day in an amount equal to the difference on such business day between the Transferor Interest and the Minimum Transferor Interest; provided, however, that to the extent the Transferor Interest has been reduced below the Minimum Transferor Interest as a result of Receivables in Defaulted Accounts (which are not Ineligible Receivables) allocated to the Transferor Interest, no funds will be deposited in the Excess Funding Account in respect of such reduction attributable to such Receivables in Defaulted Accounts, as determined below. Funds on deposit in the Excess Funding Account will be withdrawn and either (i) paid to the Holder of the Exchangeable
Transferor Certificate to the extent that on any day the Transferor Interest exceeds the Minimum Transferor Interest as a result of the addition of new Receivables to the Trust or (ii) allocated to one or more Series when they are in accumulation or amortization periods (including any early amortization period). Such deposits in and withdrawals from the Excess Funding Account may be made on a daily basis. With respect to any date, to the extent that the Minimum Transferor Interest exceeds the Transferor Interest due to the allocation of Principal Receivables in any Defaulted Accounts to the Transferor Interest on such date, the Transferor will not be required to make a deposit to the Excess Funding Account with respect to the portion of such excess equal to the lesser of (i) the product of the Principal Receivables in such Defaulted Accounts and

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the Transferor Percentage on such date and (ii) the product of (a) the amount by which the Minimum Transferor Interest exceeds the Transferor Interest and (b) a percentage, the numerator of which is the Transferor Percentage of the Principal Receivables in such Defaulted Accounts on such day and the denominator of which is the Aggregate Principal Receivables at the end of the preceding date of processing minus the Aggregate Principal Receivables on the current date prior to the deposit of any amount in the Excess Funding Account.

         Any funds on deposit in the Excess Funding Account at the beginning of the Rapid Amortization Period for Series _________ will be paid to the Certificate Holders as a payment in respect of principal, and during the Controlled Accumulation Period will be deposited in the Principal Funding Account or, after the Class A Scheduled Payment Date, in the Distribution Account, to the extent that the Available Investor Principal Collections allocable to the Investor Interest are insufficient to deposit the applicable Controlled Deposit Amount (or, in each case, if more than one Series is in amortization, such funds will be allocated pro rata, based on the aggregate outstanding principal amount of each such Series on the last day of the applicable revolving period).

         Funds on deposit in the Excess Funding Account will be invested by the Trustee at the direction of the Transferor in Permitted Investments. On each Distribution Date, all net investment income earned on amounts in the Excess Funding Account since the preceding Distribution Date will be withdrawn from the Excess Funding Account and applied as Collections in respect of Finance Charge Receivables as described herein.


Application of Collections

         The Servicer will deposit into the Collection Account, no later than the second business day following the date of processing, any payment collected by the Servicer on the Receivables. Notwithstanding the foregoing, for as long as (a) (i) the Servicer provides to the Trustee a letter of credit or other arrangement covering risk of collection of the Servicer acceptable to the Rating Agency and (ii) the Transferor and the Trustee shall have received a notice from the Rating Agency that such letter of credit or other arrangement would not result in the lowering or withdrawal of such Rating Agency's then-existing rating of any Series of certificates or (b) People's Bank remains the Servicer under the Agreement, if People's Bank or any of its affiliates in which the Collection Account is maintained has and maintains a certificate of deposit rating of P-1 by Moody's and of A-1 by Standard & Poor's and deposit insurance as required by law and the FDIC, then the Servicer need not deposit collections on the day indicated in the preceding sentence but may use for its own benefit all such collections until the related Transfer Date at which time the Servicer will make such deposits in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied.

         Throughout the existence of the Trust, on each business day the Servicer shall allocate and pay to the Holder of the Exchangeable Transferor Certificate an amount equal to the Transferor Percentage of the aggregate amount of Principal Collections and Finance Charge Collections in respect of such business day.

         On each business day, the Servicer will withdraw the following amounts from the Collection Account for application as indicated:

         (a) an amount equal to the applicable Floating Investor Percentage of the aggregate amount of such deposits in respect of Finance Charge Collections will be deposited into the Finance Charge Account;

         (b) during the Revolving Period, an amount equal to the applicable Floating Investor Percentage of the aggregate amount of such deposits in respect of Principal Collections, up to an amount by which the Collateral Interest exceeds the Required Collateral Interest as of such day (such excess, the "Collateral Interest Surplus"), will be deposited in the Principal Account. On any business day when the amount on deposit in the Principal Account exceeds the applicable Collateral Interest Surplus, such excess will be treated as Shared Principal Collections and applied as such;

         (c) during the Controlled Accumulation Period, an amount equal to the sum of (i) the applicable Fixed Investor Percentage of the aggregate amount of such deposits in respect of Principal Collections, together with certain amounts treated as Principal Collections, including amounts applied with respect to Investor Default Amounts and Investor Charge Offs (collectively, the "Principal Allocation"), (ii) any amount of Shared Principal Collections and (iii) amounts withdrawn from the Excess Funding Account allocated to the Certificates will be deposited in the Principal Account,

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



up to, during any Monthly Period, an amount equal to the sum of the applicable Controlled Deposit Amount and the applicable Collateral Interest Surplus. On any business day when the amount on deposit in the Principal Account exceeds the sum of the applicable Controlled Deposit Amount for the Certificates and the applicable Collateral Interest Surplus, such excess will be treated as Shared Principal Collections and applied as such; and

         (d) during the Rapid Amortization Period, if any, an amount equal to the applicable Principal Allocation, any amount of Shared Principal Collections and any amounts withdrawn from the Excess Funding Account allocated to the Certificates, up to the amount of the Investor Interest, will be deposited into the Principal Account.

         During any Monthly Period, Shared Principal Collections will be allocated to each outstanding Series pro rata based on the amount of the shortfall in deposits in respect of Principal Collections to cover amounts payable to the certificate holders of any Series and, as applicable, to holders of other related undivided interests in the Trust out of Collections in respect of Principal Receivables. The Servicer will pay any remaining Shared Principal Collections on such business day to the Holder of the Exchangeable Transferor Certificate (so long as the Transferor Interest exceeds the Minimum Transferor Interest).

         Any Shared Principal Collections and other amounts not paid to the Transferor because the Transferor Interest on any date, after giving effect to the inclusion in the Trust of all Receivables on or prior to such date and the application of all prior payments to the Transferor, does not exceed the Minimum Transferor Interest, together with any adjustment payments (as described in the third paragraph of "--Defaulted Receivables; Adjustments and Fraudulent Charges" below), will be deposited into and held in the Excess Funding Account, and on the commencement of the Amortization Period with respect to any Series, such amounts will be deposited in the principal account of such Series to the extent specified in the related Supplement until the holders of certificates of such Series have been paid in full. "Amortization Period," with respect to any Series, refers to the period following the related revolving period, which will be the early amortization period, the rapid amortization period, the controlled accumulation period, the controlled amortization period, or such other amortization or accumulation period, in each case as defined, as applicable, with respect to such Series in the related Series Supplement. Any proceeds from any repurchase of the certificates occurring in connection with a Service Transfer and the proceeds of any sale, disposition or liquidation of Receivables following the occurrence of a Pay Out Event caused by the appointment of a receiver or conservator for the Transferor or in connection with the termination of the Trust will be deposited into the Collection Account immediately upon receipt and will be allocated as Principal Collections or Finance Charge Collections, as applicable.


Allocation of Funds

         Payment  of Fees,  Interest  and Other  Items.  On each  Transfer  Date
(except as noted below), the Servicer or the Trustee, acting pursuant to the Servicer's instructions, will withdraw all amounts on deposit in the Finance Charge Account in respect of allocations of Finance Charge Receivables during the immediately preceding Monthly Period and make the following payments and deposits in the following order:

         (i) An amount equal to the Class A Available Funds with respect to such Transfer Date will be distributed in the following priority:

                  (a) the sum of (x) the product of (i) the lesser of the Class A Certificate Rate and the Class A Cap Rate (or _______% for the Initial Interest Period), (ii) the Class A Adjusted Investor Interest determined as of the preceding Distribution Date (after giving effect to all payments, deposits and withdrawals made on such Distribution Date) or, for the Initial Interest Period, the Class A Initial Investor Interest, and (iii) the actual number of days in the related Interest Period or the Initial Interest Period divided by 360 (the "Class A Monthly Cap Rate Interest") and (y) the Class A Covered Amount for the related Interest Period plus any overdue Class A Monthly Cap Rate Interest and Class A Covered Amount in respect of which a distribution to Class A Certificate Holders has not been made, will be deposited in the Distribution Account for distribution to Class A Certificate Holders on the next succeeding Distribution Date;

                  (b) an amount equal to the Class A Monthly Servicing Fee for the preceding Monthly Period and any accrued and unpaid Class A Monthly Servicing Fees will be paid to the Servicer;


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



                  (c) an amount equal to the Class A Investor Default Amount for the preceding Monthly Period will be treated as Principal Collections and will be applied on such Transfer Date in accordance with "--Payments of Principal" below;

                  (d) an amount equal to the unreimbursed Class A Investor Charge-Offs will be treated as Principal Collections and will be applied on such Transfer Date in accordance with "--Payments of Principal" below; and

                  (e) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described below.

         The excess of the Class A Monthly Interest over the sum of the Class A Monthly Cap Rate Interest and the Class A Covered Amount will be funded from and to the extent of payments made pursuant to the Class A Interest Rate Cap and from Excess Spread.

         (ii) An amount equal to the Class B Available Funds with respect to such Transfer Date will be distributed in the following priority:

                  (a) an amount equal to the product of (i) the lesser of the Class B Certificate Rate and the Class B Cap Rate (or ______% for the Initial Interest Period) (ii) the Class B Investor Interest determined as of the preceding Distribution Date (after giving effect to all payments, deposits and withdrawals made on such Distribution Date) or, for the Initial Interest Period, the Class B Initial Investor Interest, and (iii) the actual number of days in the related Interest Period or the Initial Interest Period divided by 360 (the "Class B Monthly Cap Rate Interest"), plus any overdue Class B Monthly Cap Rate Interest in respect of which a distribution to Class B Certificate Holders has not been made, will be deposited in the Distribution Account for distribution to Class B Certificate Holders on the next succeeding Distribution Date;

                  (b) an amount equal to the Class B Monthly Servicing Fee for the preceding Monthly Period and any accrued and unpaid Class B Monthly Servicing Fees will be paid to the Servicer;

                  (c) an amount equal to the Class B Investor Default Amount for the preceding Monthly Period will be treated as Principal Collections and will be applied on such Transfer Date in accordance with "--Payments of Principal" below;

                  (d) an amount equal to the unreimbursed Class B Investor Charge-Offs will be treated as Principal Collections and (other than those amounts treated as Reallocated Principal Collections) will be applied on such Transfer Date in accordance with "--Payments of Principal" below; and

                  (e) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described below.

         The excess of the Class B Monthly Interest over the Class B Monthly Cap Rate Interest will be funded from and to the extent of payments made pursuant to the Class B Interest Rate Cap and from and to the extent of Excess Spread.

         (iii) An amount equal to the Collateral Available Funds with respect to such Transfer Date will be distributed in the following priority:

                  (a) an amount equal to the Collateral Interest Monthly Servicing Fee for the preceding Monthly Period and any accrued and unpaid Collateral Interest Servicing Fees will be paid to the Servicer; and

                  (b) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described below.

         "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class A Floating Allocation of Finance Charge Collections allocated to the Investor Interest and deposited in the Finance Charge Account with respect to such Monthly Period, (b) Principal Funding Investment Proceeds, if any, with respect

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



to the related Transfer Date, (c) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class A Available Funds pursuant to the Series _________ Supplement with respect to such Transfer Date and (d) the proceeds from the sale of all or any portion of the Class A Interest Rate Cap deposited into the Collection Account during such Monthly Period. "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class B Floating Allocation of Finance Charge Collections allocated to the Investor Interest and deposited in the Finance Charge Account with respect to such Monthly Period and (b) the proceeds from the sale of all or any portion of the Class B Interest Rate Cap deposited into the Collection Account during such Monthly Period. "Collateral Available Funds" means, with respect to any Monthly Period, an amount equal to the Collateral Floating Allocation of Finance Charge Collections allocated to the Investor Interest with respect to such Monthly Period.

         "Excess Spread" on each Transfer Date will equal the sum of (a) the excess of the Class A Available Funds over the Class A Payment Amount, (b) the excess of the Class B Available Funds over the Class B Payment Amount and (c) the excess of the Collateral Available Funds over the Collateral Interest Monthly Servicing Fee payable on such Transfer Date.

         Excess Spread. On each Transfer Date, the Servicer or the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread with respect to the preceding Monthly Period and make the following payments and deposits in the following priority:

         (a) an amount equal to the Class A Required Amount will be used to pay such Class A Required Amount and will be applied and distributed in accordance with the priorities described in clauses (i)(a) through (i)(d) above under "--Payment of Interest, Fees and Other Items";

         (b) an amount equal to the Class B Required Amount will be used to pay such Class B Required Amount and will be applied and distributed in accordance with the priorities described in clauses (ii)(a) through (ii)(d) above under "--Payment of Interest, Fees and Other Items";

         (c) an amount equal to the amount of any accrued and unpaid interest on any overdue Class A Monthly Interest, calculated on the basis of (x) a default rate of interest equal to the Class A Certificate Rate plus ____% and (y) the actual number of days such Class A Monthly Interest is or was at any time overdue, divided by 360, will be deposited in the Distribution Account for distribution to Class A Certificate Holders on the next succeeding Distribution Date;

         (d) an amount equal to the amount of any accrued and unpaid interest on any overdue Class B Monthly Interest, calculated on the basis of (x) a default rate of interest equal to the Class B Certificate Rate plus ____% and (y) the actual number of days such Class B Monthly Interest is or was at any time overdue, divided by 360, will be deposited in the Distribution Account for distribution to Class B Certificate Holders on the next succeeding Distribution Date;

         (e) an amount equal to any unreimbursed reductions in the Class B Investor Interest in connection with the payment of the Class A Required Amount will be applied to reinstate the Class B Investor Interest and will be treated as Principal Collections and applied on such Transfer Date in accordance with "--Payments of Principal" below;

         (f) an amount equal to the product of (i) an amount equal to LIBOR plus ____% per annum, or such lesser amount as may be designated in the Loan Agreement (the "Collateral Rate"), (ii) the Collateral Interest as of the preceding Distribution Date (after giving effect to all payments, deposits and withdrawals made on such date) or, for the first Transfer Date, the Initial Collateral Interest, and (iii) the actual number of days in the related Interest Period or the Initial Interest Period divided by 360 (the "Collateral Monthly Interest"), plus any overdue Collateral Monthly Interest in respect of which a distribution to the Collateral Interest Holder has not been made, will be distributed to the Collateral Interest Holder in accordance with the Loan Agreement;

         (g) an amount equal to the amount by which the Class A Monthly Interest for the preceding Interest Period exceeds the Class A Monthly Cap Rate Interest (other than Class A Excess Interest), to the extent such amount is not paid by the Interest Rate Cap Provider pursuant to the Class A Interest Rate Cap, and any such accrued and unpaid amounts for prior Interest Periods, will be deposited in the Distribution Account for distribution to Class A Certificate Holders on the next succeeding Distribution Date;


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



         (h) an amount equal to the amount by which the Class B Monthly Interest for the preceding Interest Period exceeds the Class B Monthly Cap Rate Interest (other than Class B Excess Interest), to the extent such amount is not paid by the Interest Rate Cap Provider pursuant to the Class B Interest Rate Cap, and any such accrued and unpaid amounts for prior Interest Periods, will be deposited in the Distribution Account for distribution to Class B Certificate Holders on the next succeeding Distribution Date;

         (i) an amount equal to the aggregate Collateral Default Amount for the preceding Monthly Period will be treated as Principal Collections and will be applied on such Transfer Date in accordance with "--Payments of Principal" below;

         (j) an amount equal to any unreimbursed reductions in the Collateral Interest for reasons other than payment of principal to the Collateral Interest Holder will be applied to reinstate the Collateral Interest and will be treated as Principal Collections and applied on such Transfer Date in accordance with "--Payments of Principal" below;

         (k) on each Transfer Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "--Reserve Account," an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will be deposited into the Reserve Account;

         (l) any other amounts due and payable under the Loan Agreement will be applied and distributed in accordance with and to the extent specified in the Loan Agreement;

         (m) an amount equal to the amount of any Class A Excess Interest accruing during the related Interest Period;

         (n) an amount equal to the amount of any Class B Excess Interest accruing during the related Interest Period;

         (o)  the  balance,  if  any,  will  constitute  Shared  Finance  Charge
Collections, to be applied and distributed as described below in "--Shared Finance Charge Collections";

         (p) any amounts remaining after application as Shared Finance Charge Collections will be applied to the payment of other accrued and unpaid expenses of the Trust, if any; and

         (q) any amounts remaining after application as Shared Finance Charge Collections and to expenses of the Trust, if any, will be paid to the Holder of the Exchangeable Transferor Certificate.

         Shared Finance Charge Collections. Shared Finance Charge Collections will be applied to cover any shortfalls with respect to amounts payable from Finance Charge Collections allocable to any other Series then outstanding. Any such Shared Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series will be applied to the payment of other expenses of the Trust, as described in clause (p) above under "--Excess Spread," and thereafter will be distributed to the Holder of the Exchangeable Transferor Certificate. Any amounts designated as Shared Finance Charge Collections pursuant to Supplements for any other Series and allocable to the Certificates will be applied first, to the extent of any shortfalls in the amount available from the Finance Charge Account, to make the payments and deposits described in clauses (i)(a) through (i)(d) above under "--Payments of Fees, Interest and Other Items," second, to make the payments and deposits described in clauses
(ii)(a) through (ii)(d) above under "--Payments of Fees, Interest and Other Items," third, to make the payment described in clause (iii)(a) above under "--Payments of Fees, Interest and Other Items," fourth, to reimburse any reductions in the Class B Investor Interest arising in connection with the payment of the Class A Required Amount, fifth, to pay the Collateral Monthly Interest and sixth, to make the payments described above in clauses (g), (h),
(i), (j), (k) and (l) of "--Excess Spread" and thereafter paid to the Holder of the Exchangeable Transferor Certificate. If the amount on deposit in the Finance Charge Account with respect to the allocations of Finance Charge Receivables during the preceding Monthly Period and any amounts designated as Shared Finance Charge Collections pursuant to the Supplements for any other Series and allocable to the Certificates are insufficient to make any of the payments or deposits specified in clauses (i)(a) through (i)(d) and (ii)(a) through (ii)(d) above under"--Payments of Fees, Interest and Other Items," the Trustee, acting pursuant to the Servicer's instructions, will apply Principal Collections allocated to the Collateral Interest as Reallocated Collateral Principal Collections on the Transfer Date, first to cover any remaining Class A Required Amount and second to cover any Class B Required Amount, and if the Reallocated Collateral Principal Collections on such Transfer Date are less than the remaining Class

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



A Required Amount, to apply Principal Collections allocated to the Class B Certificates as Reallocated Class B Principal Collections on the Transfer Date to cover any remaining Class A Required Amount. See "--Reallocation of Cash Flows."

         Payments of Principal. On each Transfer Date, the Servicer or the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections on deposit in the Principal Account in the following priority:

         (i) On each Transfer Date with respect to the Revolving Period:

                  (a) an amount equal to the Collateral Monthly Principal will be paid to the Collateral Interest Holder in accordance with the Loan Agreement; and

                  (b) the balance, if any, will constitute Shared Principal Collections and will be allocated and distributed as described below under "--Shared Principal Collections";

         (ii) On each Transfer Date with respect to the Controlled Accumulation Period (beginning on the first Transfer Date following the Monthly Period in which the Controlled Accumulation Period commences):

                  (a) prior to the Class A Scheduled Payment Date, an amount equal to the Class A Monthly Principal will be deposited in the Principal Funding Account, and on the Transfer Date immediately preceding the Class A Scheduled Payment Date the aggregate amount on deposit in the Principal Funding Account will be deposited in the Distribution Account for distribution to the Class A Certificate Holders on the Class A Scheduled Payment Date;

                  (b) for each Transfer Date after the Class A Investor Interest has been paid in full, an amount equal to the Class B Monthly Principal for such Transfer Date will be distributed to the Class B Certificate Holders;

                  (c) on each Transfer Date with respect to the Controlled Accumulation Period in which a reduction in the Required Collateral Interest has occurred, an amount equal to the Collateral Monthly Principal will be paid to the Collateral Interest Holder in accordance with the Loan Agreement; and

                  (d) the balance, if any, will constitute Shared Principal Collections and will be allocated and distributed as described below under "--Shared Principal Collections";

         (iii) On each Transfer Date with respect to the Rapid Amortization Period (beginning on the first Transfer Date following the Monthly Period in which the Rapid Amortization Period commences):

                  (a) an amount equal to the Class A Monthly  Principal  will be
deposited  in  the  Distribution   Account  for  distribution  to  the  Class  A
Certificate Holders on the next succeeding Distribution Date;

                  (b) after the Class A Investor Interest has been paid in full, an amount equal to the Class B Monthly Principal will be deposited in the Distribution Account for distribution to the Class B Certificate Holders on the next succeeding Distribution Date;

                  (c) after the Class B Investor Interest has been paid in full, an amount equal to the Collateral Monthly Principal will be paid to the Collateral Interest Holder in accordance with the Loan Agreement; and

                  (d) the balance, if any, will constitute Shared Principal Collections and will be allocated and distributed as described below under "--Shared Principal Collections."

         "Class A Monthly Principal" with respect to any Transfer Date relating to the Controlled Accumulation Period or the Rapid Amortization Period, prior to the payment in full of the Class A Investor Interest, will equal the least of
(i) Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Controlled Accumulation Period, prior to the Class A Scheduled Payment Date, the applicable Controlled Deposit Amount for such Transfer Date and (iii) the Class A Adjusted Investor Interest prior to any deposits on such Transfer Date.

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         "Class B Monthly  Principal" with respect to the Transfer Date relating to the Controlled Accumulation Period immediately following the Class A Scheduled Payment Date, or with respect to any Transfer Date relating to the Rapid Amortization Period, beginning with the Transfer Date on which the Class A Investor Interest has been paid in full (after taking into account payments to be made on the related Distribution Date), will equal the lesser of (i) Available Investor Principal Collections on deposit in the Principal Account (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Transfer Date) and (ii) the Class B Investor Interest for such Transfer Date.

         "Collateral Monthly Principal" means (a) with respect to any Transfer Date relating to the Revolving Period following any reduction of the Required Collateral Interest effected as described in clause (3) of the proviso in the definition of "Required Collateral Interest," an amount equal to the lesser of
(i) the excess, if any, of the Collateral Interest (after giving effect to reductions for any Collateral Interest Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any further adjustments thereto for the benefit of the Class A Certificate Holders and the Class B Certificate Holders on such Transfer Date) over the Required Collateral Interest on such Transfer Date, and (ii) the Available Investor Principal Collections on such Transfer Date or (b) with respect to any Transfer Date relating to the Controlled Accumulation Period prior to repayment in full of the Class B Investor Interest an amount equal to the lesser of (i) the excess, if any, of the Collateral Interest (after giving effect to reductions for any Collateral Interest Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any further adjustments thereto for the benefit of the Class A Certificate Holders and the Class B Certificate Holders on such Transfer Date) over the Required Collateral Interest on such Transfer Date, and (ii) the Available Investor Principal Collections remaining after allocations to the Offered Certificates on such Transfer Date or (c) with respect to any Transfer Date relating to the Controlled Accumulation Period or the Rapid Amortization Period, beginning with the Transfer Date on which the Class B Investor Interest has been paid in full (after taking into account payments to be made on the related Distribution Date), an amount equal the least of (i) Available Investor Principal Collections on deposit in the Principal Account (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal and Class B Monthly Principal on such Transfer Date) and (ii) the Collateral Interest for such Transfer Date.

         Shared Principal Collections. Principal Collections for any Monthly Period allocated to the Investor Interest will first be used to cover, with respect to any Monthly Period during the Controlled Accumulation Period, deposits of the Controlled Deposit Amount to the Principal Funding Account with respect to the Class A Certificates or of the Class B Investor Interest to the Distribution Account with respect to the Class B Certificates, and during the Rapid Amortization Period, the deposit of the Class A Investor Interest and the Class B Investor Interest to the Distribution Account, and under certain circumstances during the Revolving Period, the Controlled Accumulation Period and the Rapid Amortization Period, payments to the Collateral Interest Holder, in each case as described above. The Servicer will determine the amount of Principal Collections for any Monthly Period allocated to the Investor Interest remaining after covering required payments to the Certificate Holders and any similar amount remaining for any other Series. The Servicer will allocate Shared Principal Collections derived from Principal Collections allocated to the Investor Interest to cover any scheduled or permitted principal distributions to certificate holders of other Series, and deposits to principal funding accounts, if any, for any other Series entitled thereto which have not been covered out of the Principal Collections allocable to such Series and out of certain other amounts for such Series ("Principal Shortfalls"). If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the applicable Series based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be paid to the holder of the Exchangeable Transferor Certificate or, under certain circumstances, deposited into the Excess Funding Account. Any amounts designated as Shared Principal Collections pursuant to Supplements for any other Series and allocable to the Certificates will be applied as described in "--Payments of Principal" above.


Reallocation of Cash Flows

         On each Distribution Date during the Revolving Period, the Controlled Accumulation Period and the Rapid Amortization Period, if any, the Servicer will determine the Class A Required Amount and the Class B Required Amount. If either or both of the Required Amounts are greater than zero after application of available Finance Charge Collections, Excess Spread, and Shared Finance Charge Collections, then Principal Collections allocable to the Collateral Interest will be reallocated and applied first to fund the remaining Class A Required Amount, if any, and second to fund to the remaining Class B Required Amount, if any, and to the extent that Reallocated Collateral Principal Collections

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



are less than such remaining Class A Required Amount, Principal Collections allocable to the Class B Certificates will then be reallocated and applied to fund the remaining Class A Required Amount. The Collateral Interest will be reduced by the amount of Reallocated Collateral Principal Collections and Reallocated Class B Principal Collections applied to fund the Required Amounts. The Class B Investor Interest will be reduced by the amount of Reallocated Class B Principal Collections in excess of the Collateral Interest (after giving effect to reductions for any Collateral Interest Charge-Offs and any Reallocated Collateral Principal Collections as of the related Distribution Date) applied to fund the Class A Required Amount.

         "Class A Required Amount" for any date means the amount, if any, by which the Class A Available Funds with respect to the related Monthly Period are insufficient to pay the Class A Payment Amount for the related date.

         "Class A Payment Amount" for any date means the aggregate of (i) the Class A Monthly Cap Rate Interest with respect to the related Distribution Date and any Class A Monthly Cap Rate Interest accrued during any prior period and not distributed to the Class A Certificate Holders, (ii) the Class A Covered Amount and any Class A Covered Amount accrued during any prior period and not distributed to the Class A Certificate Holders, (iii) the Class A Monthly Servicing Fee with respect to the related Distribution Date and any accrued and unpaid Class A Monthly Servicing Fees from prior Monthly Periods, (iv) the Class A Investor Default Amount for the related Monthly Period, and (v) unreimbursed Class A Investor Charge-Offs.

         "Class B Required Amount" for any date means the amount, if any, by which the Class B Available Funds for any Monthly Period are insufficient to pay the Class B Payment Amount.

         "Class B Payment Amount" for any date means the aggregate of (i) the Class B Monthly Cap Rate Interest with respect to the related Distribution Date and any Class B Monthly Cap Rate Interest accrued during any prior period and not distributed to the Class B Certificate Holders, (ii) the Class B Monthly Servicing Fee with respect to the related Distribution Date and any accrued and unpaid Class B Monthly Servicing Fees from prior Monthly Periods, (iii) the Class B Investor Default Amount for the related Monthly Period, and (iv) unreimbursed Class B Investor Charge-Offs.

         "Required Amounts" for any date means the Class A Required Amount and the Class B Required Amount, collectively.

         Principal Collections allocable to the Collateral Interest and the Class B Certificates for the purpose of determining Collections available to be applied as Reallocated Principal Collections will be determined (i) for any Monthly Period during the Revolving Period by multiplying the Collateral Floating Allocation or the Class B Floating Allocation, as the case may be, by the applicable Floating Investor Percentage of Principal Collections for such Monthly Period, and (ii) for any Monthly Period during the Controlled Accumulation Period or the Rapid Amortization Period, if any, by multiplying the Collateral Fixed Allocation or the Class B Fixed Allocation, as the case may be, by the applicable Fixed Investor Percentage of Principal Collections for such Monthly Period, and in each case adding certain other amounts treated as Principal Collections (including amounts applied with respect to Investor Default Amounts and Investor Charge-Offs).

         Any reductions of the Class B Investor Interest or of the Collateral Interest, if reduced to an amount less than the Required Collateral Interest, due to payment of the Class A Required Amount or, with respect to the Collateral Interest, payment of the Class B Required Amount, will thereafter be reimbursed and the Class B Investor Interest and the Collateral Interest, as the case may be, increased on each Distribution Date by the amount, if any, of Excess Spread and any Shared Finance Charge Collections from other Series available for that purpose (in the case of the Collateral Interest, up to the Required Collateral Interest).

         "Reallocated Class B Principal Collections" for any Monthly Period means Principal Collections allocable to the Class B Investor Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount, if any; provided, however, that such amount will not exceed the Class B Investor Interest after giving effect to any Class B Investor Charge-Offs for the related Transfer Date.

         "Reallocated Collateral Principal Collections" for any Monthly Period means Principal Collections allocable to the Collateral Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class

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



A Required Amount and the Class B Required Amount, if any; provided, however, that such amount will not exceed the Collateral Interest after giving effect to any Collateral Interest Charge-Offs for the related Transfer Date.

         "Reallocated Principal Collections" for any date means Reallocated Class B Principal Collections and Reallocated Collateral Principal Collections, for such date, collectively.


Defaulted Receivables; Adjustments and Fraudulent Charges

         On the eighth business day of each month but not later than the tenth calendar day (and if such day is not a business day, the preceding business day) (such date, a "Determination Date"), the Servicer will calculate the Class A Investor Default Amount, the Class B Investor Default Amount and the Collateral Default Amount for the preceding Monthly Period. The terms "Class A Investor Default Amount," "Class B Investor Default Amount" and "Collateral Default Amount" mean, respectively, for any Monthly Period, the product of (a) the Class A Floating Allocation, the Class B Floating Allocation or the Collateral Floating Allocation, as the case may be, determined as of the end of the Monthly Period, (b) the Floating Investor Percentage for Receivables in Defaulted Accounts and (c) the amount of Defaulted Receivables for such Monthly Period (the sum of the Class A Investor Default Amount, the Class B Investor Default Amount and the Collateral Default Amount being sometimes referred to as the "Investor Default Amount"). The term "Defaulted Receivables" means, for any Monthly Period, Receivables which in such Monthly Period were written off as uncollectible in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables.

         On each Determination Date, if the Class A Investor Default Amount exceeds the amount of Class A Available Funds, Excess Spread, Shared Finance Charge Collections and Reallocated Principal Collections which are allocated and available to fund such amount with respect to the Monthly Period immediately preceding such Determination Date, the Collateral Interest (after giving effect to reductions for any Collateral Interest Charge-Offs and any Reallocated Principal Collections as of the related Distribution Date) will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections in excess of the Collateral Interest as of such Distribution Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero. In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero, and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal and interest to the Class A Certificate Holders. If the Class A Investor Interest has been reduced by the amount of any Class A Investor Charge-Offs, it will be reimbursed on any Transfer Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Class A Available Funds, Excess Spread and Shared Finance Charge Collections allocated and available for such purpose as described under "--Allocation of Funds."

         On each Determination Date, if the Class B Investor Default Amount exceeds the amount of Class B Available Funds, Excess Spread, Shared Finance Charge Collections and Reallocated Collateral Principal Collections which are allocated and available to fund such amount with respect to the Monthly Period preceding such Determination Date, the Collateral Interest (after giving effect to reductions for any Collateral Interest Charge-Offs and any Reallocated Principal Collections as of the related Distribution Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) will be reduced by the amount of such excess (but not by more than the Class B Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero (a "Class B Investor Charge-Off"). The Class B Investor Interest will also be reduced by the amount of Reallocated Class B Principal Collections in excess of the Collateral Interest (after giving effect to reductions for any Collateral Interest Charge-Offs and any Reallocated Collateral Principal Collections as of the related Distribution Date) and the amount of any portion of the Class B Investor Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest. The Class B Investor Interest will thereafter be reimbursed (but not in excess of the unpaid principal balance of the Class B Certificates) on any Transfer Date by the amount of Class B Available Funds, Excess Spread and Shared Finance Charge Collections allocated and available for that purpose as described under "--Allocation of Funds."

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



         On each Determination Date, if the Collateral Default Amount exceeds the amount of Excess Spread and Shared Finance Charge Collections which are allocated and available to fund such amount with respect to the Monthly Period preceding such Determination Date, the Collateral Interest will be reduced by the amount of such excess but not more than the lesser of the Collateral Default Amount and the Collateral Interest for such Transfer Date (a "Collateral Interest Charge-Off"). The Collateral Interest will also be reduced by the amount of Reallocated Collateral Principal Collections and the amount of any portion of the Collateral Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest or to the Class B Certificates to avoid a reduction in the Class B Investor Interest. The Collateral Interest will thereafter be reimbursed on any Transfer Date by the amount of Excess Spread and Shared Finance Charge Collections allocated and available for that purpose as described under "--Allocation of Funds." An "Investor Charge-Off" means a Class A Investor Charge-Off, a Class B Investor Charge-Off or a Collateral Interest Charge-Off, as the context requires.

         The Servicer shall be obligated to reduce on a net basis at the end of each Monthly Period the aggregate amount of Principal Receivables (i) created in respect of merchandise refused or returned by the obligor thereunder or as to which the obligor thereunder has asserted a counterclaim or defense, (ii) reduced by the Servicer by any charge-back or other principal adjustment, (iii) created as a result of a fraudulent or counterfeit charge, (iv) resulting from adjustments relating to returned or dishonored checks, or (v) resulting from Servicer error. The Transferor Interest will be reduced by the amount of any such adjustment; provided, however, that if the Transferor Interest would be reduced below the Minimum Transferor Interest by virtue of any such adjustment, the Holder of the Exchangeable Transferor Certificate will be required to make an adjustment payment to be deposited to the Excess Funding Account in an amount equal to the amount by which the Transferor Interest would have been reduced below the Minimum Transferor Interest.


Required Collateral Interest

         The "Required Collateral Interest" with respect to any Transfer Date means (i) initially, the Initial Collateral Interest and (ii) thereafter on each Transfer Date an amount equal to ____% of the sum of the Class A Adjusted Investor Interest, the Class B Investor Interest and the Collateral Interest on such Transfer Date, after taking into account all deposits into the Principal Funding Account on such Transfer Date and all payments to be made on the related Distribution Date, but not less than $____; provided, however, that (1) if certain reductions in the Collateral Interest are made or if a Pay Out Event occurs, the Required Collateral Interest for such Transfer Date shall equal the Required Collateral Interest for the Transfer Date immediately preceding the occurrence of such reduction or Pay Out Event, (2) in no event shall the Required Collateral Interest exceed the unpaid principal amount of the Offered Certificates as of the last day of the Monthly Period preceding such Transfer Date, less cash held in the Principal Funding Account as of such Transfer Date, after taking into account deposits and payments to be made on the related Distribution Date and (3) the Required Collateral Interest may be reduced to a lesser amount at any time upon written confirmation from the Rating Agency that such reduction will not result in the Rating Agency reducing or withdrawing its rating on the Class A Certificates or the Class B Certificates.


Principal Funding Account

         Pursuant to the Series _________ Supplement, the Trustee will establish and maintain with a Qualified Institution a segregated trust account held for the benefit of the Class A Certificate Holders (the "Principal Funding Account"). During the Controlled Accumulation Period, the Trustee at the direction of the Servicer will transfer Principal Collections (other than Reallocated Principal Collections) and Shared Principal Collections from other Series, if any, allocated to the Certificates from the Principal Account to the Principal Funding Account as described under "--Application of Collections."

         Funds on deposit in the Principal Funding Account will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") will be used to pay interest on the Class A Certificates up to an amount (the "Class A Covered Amount") equal to, for each Transfer Date, the product of (a) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (b) the Class A Certificate Rate in effect with respect to the related Interest Period and (c) the Principal Funding Account Balance as of the preceding Distribution Date after giving effect to all

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



payments, deposits and withdrawals on such Distribution Date. If, for any Transfer Date, the Principal Funding Investment Proceeds are less than the Class A Covered Amount, the amount of such deficiency (the "Class A Principal Funding Investment Shortfall") will be withdrawn, to the extent available, from the Reserve Account and deposited in the Finance Charge Account and included as Class A Available Funds for such Transfer Date.


Reserve Account

         Pursuant to the Series _________ Supplement, the Trustee will establish and maintain with a Qualified Institution a segregated trust account held for the benefit of the Class A Certificate Holders (the "Reserve Account"). The Reserve Account is established to assist with the subsequent distribution of interest on the Class A Certificates during the Controlled Accumulation Period. On each Transfer Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread allocated to the Offered Certificates (to the extent described above under "--Allocation of Funds--Excess Spread") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Transfer Date with respect to the Monthly Period which commences no later than three months prior to the commencement of the Controlled Accumulation Period, or such earlier date as the Servicer may determine. The "Required Reserve Account Amount" for any Transfer Date on or after the Reserve Account Funding Date will be equal to (a) .50% of the Class A Investor Interest or (b) any other amount designated by the Transferor; provided that if such designation is of a lesser amount, the Transferor shall have provided the Servicer, the Collateral Interest Holder and the Trustee with written confirmation from the Rating Agency that such designation will not result in a reduction or withdrawal of the Rating Agency's rating on the Class A Certificates or the Class B Certificates and the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause a Pay Out Event to occur and will not cause an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series _________. On each Transfer Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Transfer Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and distribute such excess to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement.

         Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Transfer Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Transfer Date) will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the Finance Charge Account and treated as Class A Available Funds.

         On or before each Transfer Date with respect to the Controlled Accumulation Period and on the first Transfer Date with respect to the Rapid Amortization Period, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Finance Charge Account and treated as Class A Available Funds for such Transfer Date in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Transfer Date and (b) the Class A Principal Funding Investment Shortfall with respect to such Transfer Date; provided that the amount of such withdrawal will be reduced to the extent that interest and other investment income on Reserve Account funds are deposited in the Finance Charge Account and treated as Finance Charge Collections as described in the last sentence of the immediately preceding paragraph. On each Transfer Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Transfer Date) and the Required Reserve Account Amount for such Transfer Date.

         The Reserve Account will be terminated upon the earlier to occur of (a) the termination of the Trust pursuant to the Agreement and (b) if the Controlled Accumulation Period has not commenced, the first Transfer Date with respect to the Rapid Amortization Period or, if the Controlled Accumulation Period has commenced, the earlier to occur of (i) the first Transfer Date with respect to the Rapid Amortization Period and (ii) the Transfer Date immediately preceding the Class A Scheduled Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after

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



giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement.


Final Payment of Principal; Termination of Trust

         The Investor Interest will be subject to optional purchase by the Transferor on any Distribution Date on or after which the Investor Interest is reduced to an amount less than or equal to 5% of the Initial Investor Interest if certain conditions set forth in the Agreement are met. The Investor Interest will be subject to mandatory purchase by the Transferor on the Distribution Date immediately preceding the Scheduled Series _________ Termination Date if the Investor Interest is reduced to an amount less than or equal to 5% of the Initial Investor Interest, if certain conditions set forth in the Agreement are met. The mandatory purchase requirement is in addition to any other provisions and remedies provided by the Agreement and will not serve to relieve any party of obligations it may otherwise have or waive any remedy that is otherwise provided. The purchase price will be equal to the Investor Interest, plus accrued and unpaid interest (other than Class A Excess Interest or Class B Excess Interest, as the case may be) on the Certificates at the applicable Offered Certificate Rate or Collateral Rate, as applicable, and any other amounts owing under the Loan Agreement through the date preceding the date on which the purchase occurs, less the amounts, if any, previously accumulated for the payment of principal and interest with respect to the Certificates. The net proceeds of such purchase and any such accumulated amounts will be distributed pro rata to Certificate Holders on the Distribution Date following the Monthly Period in which such purchase occurs as final payment of the Certificates. Subject to prior termination as provided above, the Agreement provides that the final distribution of principal and interest on the Offered Certificates will be made no later than the _________________ Distribution Date (the "Scheduled Series _________ Termination Date").

         Unless the Servicer and the Holder of the Exchangeable Transferor Certificate instruct the Trustee otherwise, the Trust will terminate on the earlier of: (a) the day after the Distribution Date with respect to any Series following the day on which funds shall have been deposited in the Collection Account or the applicable Series account sufficient to pay in full (i) the aggregate investor interest of all Series outstanding plus accrued interest thereon (other than Class A Excess Interest or Class B Excess Interest, as the case may be) at the applicable certificate rates through the applicable interest accrual period prior to the Distribution Date with respect to each such Series and (ii) all amounts owed to each Enhancement Provider and (b) if a trust extension has occurred, the extended trust termination date, which shall be no later than the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the father of the late President of the United States, living on the date of the Agreement. Upon the termination of the Trust and the surrender of the Exchangeable Transferor Certificate, the Trustee shall convey to the Holder of the Exchangeable Transferor Certificate all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than funds on deposit in the Collection Account and other similar bank accounts of the Trust with respect to other Series).

         In the event that the Investor Interest is greater than zero on the Scheduled Series _________ Termination Date, the Trustee will sell or cause to be sold interests in the Receivables or certain Receivables as specified in the Agreement, in an amount up to 110% of the Investor Interest of the Certificates at the close of business on such date (but not more than the total amount of Receivables allocable to the Certificates). The net proceeds of such sale and any Collections on the Receivables will be distributed on the Scheduled Series _________ Termination Date, as the final payment of the Certificates, first, pro rata to the Class A Certificate Holders in an amount sufficient to pay the Class A Investor Interest in full, second, pro rata to the Class B Certificate Holders in an amount sufficient to pay to Class B Investor Interest in full, and the balance to the Collateral Interest Holder.


Pay Out Events

         The Revolving Period will continue through the end of the ________ Monthly Period and the Controlled Accumulation Period will begin at such time, unless such date is postponed as described under "--Postponement of Controlled Accumulation Period" or a Pay Out Event occurs prior to such date. The Rapid Amortization Period will commence when a Pay Out Event occurs or is deemed to occur. A Pay Out Event with respect to the Certificates refers to any of the following events:

         (i) failure on the part of the Transferor or the Holder of the Exchangeable Transferor Certificate (a) to make any payment or deposit on the date required under the Agreement (or within the applicable grace period which will not

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exceed five business days),  unless such failure is due to certain force majeure events, or (b) duly to observe or perform in any material respect any covenants or agreements of the Transferor, which in the case of subclause (b) hereof has a material adverse effect on the Certificate Holders (which determination shall be made without regard to whether amounts are available under the Interest Rate
Caps), continues unremedied for a period of 60 days after written notice and continues to affect materially and adversely the interests of the Certificate Holders for such period;

         (ii) any representation or warranty made by the Transferor in the Agreement, including the Series _________ Supplement, or any information required to be given by the Transferor to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificate Holders are materially and adversely affected (which determination shall be made without regard to whether amounts are available under the Interest Rate Caps); provided, however, that a Pay Out Event described in this clause (ii) shall not be deemed to occur if the Transferor has accepted the transfer of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions thereof;

         (iii) certain events of insolvency, conservatorship or receivership relating to the Transferor;

         (iv) with respect to any Determination Date, the average of the Portfolio Yields for the three consecutive Monthly Periods preceding such Determination Date is a rate which is less than the average of the Base Rates for such Monthly Periods;

         (v) the Trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

         (vi) after any applicable grace period, a failure by the Transferor to convey Receivables in Additional Accounts to the Trust when required by the Agreement;

         (vii) any Servicer Default occurs which would have a material adverse effect on the Certificate Holders (which determination shall be made without regard to whether amounts are available under the Interest Rate Caps);

         (viii) failure to have paid the Class A Investor Interest in full on the Class A Scheduled Payment Date or to have paid the Class B Investor Interest in full on the Class B Scheduled Payment Date; or

         (ix) failure of the Interest Rate Cap Provider to make any payment under the Class A Interest Rate Cap or the Class B Interest Rate Cap within five days of the date such payment was due.

         In the case of any event described in clause (i), (ii) or (vii), a Pay Out Event will be deemed to have occurred with respect to the Certificates only if, after any applicable grace period described in such clauses, either the Trustee or Certificate Holders evidencing undivided interests aggregating more than 50% of each of the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest, by written notice to the Transferor and the Servicer (and to the Trustee, if given by the Certificate Holders) declare that, as of the date of such notice, a Pay Out Event has occurred. In the case of either event described in clause (iii) or (v), a Pay Out Event with respect to all Series, and in the case of any event described in clause (iv), (vi), (viii), or (ix), a Pay Out Event with respect to only the Certificates, will be deemed to have occurred, without any notice or other action on the part of the Trustee, the Certificate Holders or all certificate holders, as appropriate, immediately upon the occurrence of such event. The Rapid Amortization Period will commence on the date a Pay Out Event occurs or is deemed to have occurred. Monthly distributions of principal to the Certificate Holders will begin (if they have not already) on the first Distribution Date in the Monthly Period following the Monthly Period in which such Pay Out Event occurs. Thus, Certificate Holders may begin receiving distributions of principal earlier than they otherwise would have, which may shorten the final maturity of the Certificates.

         In addition to the consequences of a Pay Out Event discussed above, if pursuant to certain provisions of federal or state law, the Transferor voluntarily enters liquidation or a receiver is appointed for the Transferor (an "Insolvency Event"), on the day of such event the Transferor will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. Under the terms of the Agreement, within 15 days, the Trustee will publish a notice of the occurrence of the Insolvency Event stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner, unless otherwise instructed within a specified

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



period by the Certificate Holders and other holders of undivided interests in the Trust representing undivided interests aggregating more than 50% of the investor interest of each Series (or, with respect to any Series with two or more classes, 50% of each class) to the effect that such Certificate Holders and interest holders disapprove of the liquidation of Receivables and wish to continue having Principal Receivables transferred to the Trust as before such Insolvency Event, and if not so instructed the Trustee will sell, dispose of, or otherwise liquidate the portion of the Receivables allocable to each Series that did not vote to disapprove of the liquidation of the Receivables in accordance with the Agreement in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as Collections of the Receivables and applied as provided above in "--Application of Collections."

         If the only Pay Out Event to occur is either the insolvency of a Transferor or the appointment of a conservator or receiver for a Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates.


Collection and Other Servicing Procedures

         Pursuant to the Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with the policies and procedures for servicing credit card receivables and exercising a degree of skill and care consistent with those of a reasonable and prudent servicer of credit card receivables, but in any event at least comparable with the policies and procedures and the degree of skill and care applied or exercised with respect to its own credit card receivables. The Servicer maintains blanket bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

         Servicing activities performed by the Servicer include collecting and recording payments, communicating with cardholders, investigating payment delinquencies, evaluations in relation to increasing credit limits and in issuing credit cards, providing billing records to cardholders and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Certificate Holders and on behalf of the Trustee.


Servicer Covenants

         In the Agreement, the Servicer covenants with the certificate holders (including the Certificate Holders) and the Trustee, as to each Receivable and related Account, that: (a) it will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables and the related Accounts, and will maintain in effect all qualifications required in order to service the Receivables and the related Accounts, the failure to comply with which would have a material adverse effect on the certificate holders (including the Certificate Holders); (b) it will not permit any rescission or cancellation of the Receivables, except in accordance with the credit and collection policies of the Transferor or as ordered by a court of competent jurisdiction or other governmental authority; (c) it will do nothing to impair the rights of the certificate holders (including the Certificate Holders) in the Receivables or the related Accounts; and (d) it will not reschedule, revise or defer payments due on the Receivables except in accordance with the credit and collection policies of the Transferor for servicing receivables.

         Under the terms of the Agreement, all Receivables in an Account will be assigned and transferred or reassigned and transferred to the Servicer and such account shall no longer be included as an Account if the Servicer discovers, or receives written notice from the Trustee, that any covenant of the Servicer set forth above has not been complied with and such noncompliance has not been cured within 60 days thereafter and has a material adverse effect on the certificate holders' interest in such Receivable. If the Holder of the Exchangeable Seller Certificate is the Servicer, such reassignment and retransfer shall be made on or before the end of the Monthly Period in which such reassignment obligation arises, by the Servicer deducting the portion of any such Receivable which is a Principal Receivable from the aggregate amount of Principal Receivables used to calculate the Transferor Interest. In addition, if the Transferor Interest

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would be  reduced  below  the  Minimum  Transferor  Interest,  People's  Bank as
Transferor will deposit into the Excess Funding Account an amount equal to the amount by which the Transferor Interest will be reduced below the Minimum Transferor Interest (such reassignment and retransfer to the Servicer to be effected only upon such deposit by the Servicer in the Excess Funding Account). If the Transferor is not the Servicer, such assignment and transfer will be made when the Servicer deposits an amount equal to the amount of such Receivable in the Collection Account no later than the Transfer Date following the Monthly Period during which such obligation arises. The amount of such deposit shall be allocated as Collections pursuant to the Agreement. In either case, this
retransfer  and   reassignment  or  transfer  and  assignment  to  the  Servicer constitutes the sole remedy available to the Certificate Holders if such covenant or warranty of the Servicer is not satisfied. In either case, the Trust's interest in any such assigned Receivables, upon each such reassignment or assignment and transfer, shall be automatically assigned to the Servicer.


Servicing Compensation and Payment of Expenses

         The Servicer's compensation for its servicing activities and reimbursement for its expenses is a monthly servicing fee (the "Servicing Fee"). The Servicing Fee will be allocated among the Transferor Interest (the "Transferor Servicing Fee"), the Certificate Holders, certificate holders of all of the other Series and other holders of undivided interests in the Trust. The portion of the Servicing Fee allocable to each Series of certificates, including the Certificates, on any Distribution Date will generally be equal to one-twelfth of the product of (a) the applicable servicing fee percentage with respect to such Series and (b) the investor interest of such Series with respect to the last day of the related Monthly Period. The portion of the Servicing Fee allocable to each of the Class A Certificate Holders, the Class B Certificate Holders and the Collateral Interest Holder on each Distribution Date, commencing with the _________ 1998 Distribution Date (respectively, the "Class A Monthly Servicing Fee," the "Class B Monthly Servicing Fee" and the "Collateral Interest Monthly Servicing Fee"; together, the "Monthly Servicing Fees"), will be equal to one-twelfth of the product of 2% per annum (the "Servicing Fee Rate") and the Class A Adjusted Investor Interest, the Class B Investor Interest or the Collateral Interest, as the case may be, as of the last day of the related Monthly Period. The Monthly Servicing Fees will be paid each month from the Finance Charge Account; however, payment thereof will be made after payment to Certificate Holders of certain distributions of interest therefrom. On any Distribution Date with respect to any Monthly Period, the Transferor Servicing Fee will equal one-twelfth of the product of (a) the Transferor Interest and (b) the weighted average servicing fee percentage with respect to all Series of certificates.

         The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee, Paying Agent, Transfer Agent and Registrar and independent accountants and other fees which are not expressly stated in the Agreement to be payable by the Trust or the certificate holders other than federal, state and local income and franchise taxes, if any, of the Trust.


Certain Matters Regarding the Transferor and the Servicer

         The Servicer may not resign from its obligations and duties under the Agreement, except upon determination that performance of its duties is no longer permissible under applicable law and except as described below. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Agreement. Notwithstanding the foregoing, People's Bank may transfer its servicing obligations to any of its affiliates (which meets certain eligibility standards set forth in the Agreement) or, subject to certain conditions set forth in the Agreement, to any other entity which the Rating Agency has advised in writing will not result in the reduction or withdrawal of its then existing rating of the Certificates and be relieved of its obligations and duties under the Agreement.

         The Agreement provides that the Servicer will indemnify the Trust, for the benefit of the certificate holders (including the Certificate Holders), and the Trustee from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or the Trustee pursuant to the Agreement; provided, however, that the Servicer shall not indemnify (a) the Trustee for liabilities imposed by reason of or resulting from fraud, negligence, breach of fiduciary duty or willful misconduct by the Trustee in the performance of its duties under the Agreement, (b) the Trust, the Certificate Holders or the Offered Certificate Owners for liabilities arising from actions taken by the Trustee at the

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request of Certificate  Holders,  (c) the Trust, the Certificate  Holders or the
Offered Certificate Owners for any losses, claims, damages or liabilities incurred by any Certificate Holder in its capacity as an investor, including without limitation, losses incurred as a result of defaulted Receivables or Receivables which are written off as uncollectible or (d) the Trust, the Certificate Holders or the Offered Certificate Owners for any liabilities, costs or expenses of the Trust, the Certificate Holders or the Offered Certificate Owners arising under any tax law, including without limitation any federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Certificate Holders or the Offered Certificate Owners in connection therewith to any taxing authority.

         The Agreement provides that neither the Transferor nor the Servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the Trust, the Certificate Holders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement. Neither the Transferor, the Servicer nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the Transferor, the Servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability.

         The Agreement provides that, in addition to Exchanges, the Holder of the Exchangeable Transferor Certificate may transfer all or a portion of the Exchangeable Transferor Certificate to any other party upon written consent of the Transferor; provided, however, that, in each case, prior to any such transfer (i) (a) the Trustee receives written notification from the Rating Agency then rating each Series that such transfer will not result in a lowering of its then-existing rating of the certificates rated by it and (b) the Trustee receives (among other things) a written opinion of counsel confirming that such transfer would not adversely affect the treatment of the Certificates of each series as debt for Federal, New York or Connecticut state income tax purposes or result in the trust being treated as a taxable entity and will not be treated as a taxable exchange to certificate holders or (ii) such transfer complies with the provisions of the next succeeding paragraph. The Transferor, in its capacity as the original holder of the Exchangeable Transferor Certificate, transferred its interest in the Exchangeable Transferor Certificate to PSFC in accordance with the requirements described in clause (i) of the preceding sentence, pursuant to an Assignment and Assumption Agreement dated as of December 15, 1995 by and between the Transferor and PSFC.

         Any person into which, in accordance with the Agreement, the Transferor or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Transferor or the Servicer is a party, or any person succeeding to the business of the Transferor or the Servicer, upon execution of a supplemental agreement for the assumption of the Transferor's or Servicer's obligations and delivery of an officer's certificate with respect to the compliance of the transaction with the applicable provisions of the Agreement and an opinion of counsel to the effect that such supplemental agreement is legal, valid and binding, will be the successor to the Transferor or the Servicer, as the case may be, under the Agreement. The Transferor may effect any sale, transfer or pledge of the Accounts or any of its obligations under the Agreement or effect any merger, consolidation or assumption which is not in accordance with the provisions of the preceding sentence so long as, among other conditions set forth in the Agreement: (a) the Transferor and Servicer determine that such event will not be adverse to the interests of the certificate holders of any Series; (b) the Rating Agency indicates that such event will not adversely affect the then-existing rating of certificates of any Series outstanding, including the Certificates; and (c) the purchaser, transferee, pledgee or successor entity executes a supplemental agreement whereby such entity agrees to assume the obligations of the Transferor.


Servicer Default

         In the event of any Servicer Default (as defined below), either the Trustee or certificate holders and other interest holders representing undivided interests aggregating more than 50% of the sum of the investor interests of all certificates and other undivided interests in the Trust outstanding, by written notice to the Servicer (and to the Trustee if given by the certificate holders and interest holders), may terminate all of the rights and obligations of the Servicer as servicer under the Agreement and in and to the Receivables and the proceeds thereof and the Trustee may appoint a new Servicer (a "Service Transfer"). The rights and interest of the Transferor and the Holder of the Exchangeable Transferor Agreement under the Agreement and, as applicable, in the Transferor Interest will not be affected by such

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termination.  The Trustee  shall as  promptly  as  possible  appoint a successor
Servicer, which successor Servicer must satisfy certain eligibility criteria contained in the Agreement. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Agreement shall pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as successor Servicer, then the Trustee shall give the Transferor the right to accept reassignment of the Receivables at a price generally equal to the higher of the outstanding principal balance of the certificates plus accrued interest through the date of reassignment and the average bid quoted by two recognized dealers for a similar security rated in the highest rating category by the Rating Agency and having a remaining maturity approximately equal to the remaining maturity of such Series.

         A "Servicer Default" refers to any of the following events:

         (a) failure by the Servicer to make any payment, transfer or deposit or to give instructions to the Trustee to make any withdrawal, on the date the Servicer is required to do so under the Agreement (or within the applicable grace period, which shall not exceed five business days);

         (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the holders of outstanding Series, including the Certificate Holders (which determination shall be made without regard to whether funds are available in any Enhancement) and which continues unremedied for a period of 60 days after written notice and continues to have a material adverse effect on the certificate holders for such period; or the delegation by the Servicer of its duties under the Agreement, except as specifically permitted thereunder;

         (c) any representation, warranty or certification made by the Servicer in the Agreement or any Supplement, or in any certificate delivered pursuant to the Agreement or any Supplement, proves to have been incorrect when made which has a material adverse effect on the rights of certificate holders (which determination shall be made without regard to whether funds are available in any Enhancement) and which continues to be incorrect in any material respect for a period of 60 days after written notice; or

         (d) the occurrence of certain events of bankruptcy, insolvency or receivership of the Servicer.

         In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer and no Servicer Default other than such conservatorship or receivership or the insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the majority of the certificate holders from effecting a Service Transfer.


Reports to Certificate Holders

         On each Distribution Date, the Paying Agent will forward to each Certificate Holder of record a statement (the "Monthly Servicer Report") prepared by the Servicer setting forth among other things: (a) the total amount distributed to Class A Certificate Holders, the Class B Certificate Holders and the Collateral Interest Holder, respectively, (b) the amount of the distribution made on such Distribution Date allocable to Class A Monthly Principal, Class B Monthly Principal and Collateral Monthly Principal, respectively, (c) the amount of the distribution made on such Distribution Date allocable to Class A Monthly Interest, Class B Monthly Interest and Collateral Monthly Interest, respectively, (d) the amount of Principal Collections processed during the preceding Monthly Period and allocated in respect of the Class A Certificates, the Class B Certificates and the Collateral Interest, respectively, (e) the aggregate amount of Principal Receivables, the Investor Interest, the Adjusted Investor Interest, the Class A Investor Interest, the Class A Adjusted Investor Interest, the Class B Investor Interest and the Collateral Interest, and the Floating Investor Percentage, Class A Floating Allocation, the Class B Floating Allocation and the Collateral Floating Allocation, the Fixed Investor Percentage, the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, in each case as of the end of the last day of the preceding Monthly Period, (f) the aggregate outstanding balance of Accounts which are up to 30 days delinquent, 31 to 60 days delinquent, and 61 or more days delinquent in accordance with the Servicer's then-existing credit card guidelines by class of delinquency as of the end of the preceding Monthly Period, (g) the Class A Investor Default Amount, the Class B Investor Default Amount and the Collateral Default Amount for the preceding

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Monthly Period, (h) the aggregate amount of Class A Investor Charge-Offs,  Class
B Investor Charge-Offs and Collateral Interest Charge-Offs for the preceding Monthly Period and the aggregate amount of Investor Charge-Offs reimbursed to each class on the Transfer Date immediately preceding such Distribution Date,
(i) the amount of the Class A Monthly Servicing Fee, the Class B Monthly Servicing Fee and the Collateral Interest Monthly Servicing Fee for the preceding Monthly Period, (j) the "Pool Factor" as of the end of the last day of the preceding Monthly Period (consisting of a seven-digit decimal expressing the ratio of Investor Interest to Initial Investor Interest), (k) the Principal Funding Account Balance as of the related Transfer Date, (l) the Accumulation Shortfall for the preceding Monthly Period, (m) the Principal Funding Investment Proceeds transferred to the Finance Charge Account on the related Transfer Date,
(n) the Class A Principal Funding Investment Shortfall on the related Transfer Date, (o) the amount of Class A Available Funds and Class B Available Funds on deposit in the Finance Charge Account on the related Transfer Date, (p) the aggregate amount of Finance Charge Collections allocable to the Investor Interest for the preceding Monthly Period, (q) the Required Amounts, if any, and, if the amount payable under the Interest Rate Caps and Shared Finance Charge Collections available to the Certificates are insufficient to satisfy the Required Amounts, the amount of Reallocated Collateral Principal Collections and Reallocated Class B Principal Collections to be applied thereto, and any reductions in the Collateral Interest and the Class B Investor Interest to satisfy the Class A Required Amount and the Class B Required Amount, as the case may be, (r) the Available Reserve Account Amount and the Reserve Account Draw, and (s) the ratio of the Collateral Interest to the Investor Interest of the Certificates as of the last day of the preceding Monthly Period.

         On or before January 31 of each calendar year, beginning with 1999, the Paying Agent will furnish to each person who at any time during the preceding calendar year was an Offered Certificate Holder of record a statement prepared by the Servicer containing the information required to be contained in the Monthly Servicer Report, as set forth in clauses (a), (b) and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was an Offered Certificate Holder, together with such other customary information (consistent with the treatment of the Offered Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable the Offered Certificate Holders to prepare their tax returns.

         So long as the Class A Certificates are listed on the Luxembourg Stock Exchange, the Trustee will publish or will cause to be published following each Distribution Date (including the Scheduled Series _________ Termination Date) in a daily newspaper in Luxembourg (expected to be the Luxemburger Wort) a notice to the effect that the information described in "Description of the Certificates--Reports to Certificate Holders" in the prospectus will be available for review at the main office of the listing agent of the Trust in Luxembourg.

         Notices to Certificate Holders will be given by publication in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort. In the event that Definitive Certificates are issued, notices to Certificate Holders will also be given by mail to the addresses of such holders as they appear in the certificate register.


Evidence as to Compliance

         The Agreement provides that on or before March 31 of each calendar year, the Servicer will cause a firm of independent accountants to furnish a report to the effect that such firm has made a study and evaluation of the Servicer's internal accounting controls relative to the servicing of Accounts under the Agreement, and that, on the basis of such study and evaluation, such firm is of the opinion that the system of internal accounting controls in effect on the date set forth in such report relating to certain servicing procedures performed by the Servicer under the Agreement, taken as a whole, was sufficient for the prevention and detection of errors and irregularities in amounts that would be material to the financial statements of the Servicer and that such servicing was conducted in compliance with the applicable sections of the Agreement, except for such exceptions, errors or irregularities as such firm shall believe to be immaterial to the financial statements of the Servicer and such other exceptions, errors or irregularities as shall be set forth in such report. In addition, on or before March 31 of each calendar year, such firm has compared or will compare the amounts contained in the Servicer's statements and certificates delivered during such year with the computer reports of the Servicer and statements of any agents engaged by the Servicer to perform servicing activities which were the source of such amounts and deliver a report confirming that such amounts are in agreement except for such exceptions as it believes to be immaterial to the financial statements of the Servicer and such other exceptions as shall be set forth in such report.


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



         The Agreement provides for delivery to the Trustee, on or before March 31 of each calendar year, of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fully performed, or has caused to be performed, its obligations in all material respects under the Agreement throughout the preceding year, or, if there has been a default in the performance of any such obligation in any material respect, specifying the nature and status of the default.


Amendments

         The Agreement and any Supplement may be amended by the Transferor, the Servicer and the Trustee, without certificate holder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, and to add any other provisions with respect to matters or questions arising under the Agreement and any Supplement which are not inconsistent with the provisions of the Agreement and any Supplement. See "The Receivables." The Agreement may be amended from time to time without the consent of the certificate holders by the Trustee, and by the Transferor or the Servicer with the consent of the Trustee, to (a) provide for the transfer by the Transferor of its interest in and to all or part of the Accounts in accordance with the provisions of the Agreement and (b) provide for the purchase of Principal Receivables by the Trust at a price which is less than 100% of the outstanding balance thereof, and to provide for the treatment of Principal Collections, in an amount up to the aggregate amount by which the purchase price of Principal Receivables as sold thereafter is less than 100%, as Finance Charge Collections; provided, however, that any such action shall not adversely affect in any material respect the interests of the certificate holders (pursuant to the Series _________ Supplement, each Certificate Holder will be deemed to have agreed to the exercise of such option by the Transferor at such time the Transferor determines to exercise such options); provided, further, however, that the Servicer and the Trustee shall have received notice from the Rating Agency that any such amendment will not result in the reduction or withdrawal of its then-existing rating of the certificates of any Series. Moreover, any Supplement and any amendments regarding the addition or removal of Receivables to or from the Trust will not be considered amendments requiring certificate holder consent under the provisions of the Agreement or any Supplement.

         The Agreement may be amended by the Transferor, the Servicer and the Trustee with the consent of the holders of certificates evidencing undivided interests aggregating not less than 662/3% of the principal amount of all Series adversely affected, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or any Supplement or of modifying in any manner the rights of certificate holders of any Series. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on such Series, (b) change the definition of or the manner of calculating the interest of any certificate holder of such Series or (c) reduce the aforesaid percentage of undivided interests, the holders of which are required to consent to any such amendment, in each case without the consent of all certificate holders of all Series adversely affected. Promptly following the execution of any amendment to the Agreement or any Supplement, the Trustee will furnish written notice of the substance of such amendment to each certificate holder of all Series (or with respect to an amendment of a Supplement, to the applicable Series).


List of Certificate Holders

         Upon written request of certificate holders of record representing undivided interests in the Trust aggregating not less than 10% of the Investor Interest, the Trustee after having been adequately indemnified by such certificate holders for its costs and expenses, and having given the Servicer notice that such request has been made, will afford such certificate holders access during business hours to the current list of certificate holders of the Trust for purposes of communicating with other certificate holders with respect to their rights under the Agreement. The Agreement generally does not provide for any annual or other meetings of certificate holders. See "--Book-Entry Registration" and "--Definitive Certificates" above.




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
                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Transfer of Receivables

         The Transferor independently represents and warrants in the Agreement that the transfer of Receivables, Interchange and Recoveries constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables, Interchange and Recoveries, except for the interest of the Transferor as the then current holder of the Exchangeable Transferor Certificate, or the grant to the Trust of a security interest in such property. The Transferor also independently represents and warrants in the Agreement that, in the event the transfer of Receivables, Interchange and Recoveries by the Transferor to the Trust is deemed to create a security interest under the Uniform Commercial Code (the "UCC"), as in effect in the State of New York, there will exist a valid, subsisting and enforceable first priority perfected security interest in such property in existence at the time of the formation of the Trust in favor of the Trust and a valid, subsisting and enforceable first priority perfected security interest in such property created thereafter in favor of the Trust on and after their creation, except for certain tax and other customary liens. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of the Certificates--Representations and Warranties."

         The Transferor independently represents that the Receivables are "accounts" or "general intangibles" for purposes of the UCC as in effect in the States of New York and Connecticut. The transfer and assignment of accounts and the transfer of accounts and general intangibles as security for an obligation are covered by Article 9 of the UCC, with the transfer and assignments of accounts treated in the same fashion as the creation and perfection of a security interest therein. The filing of an appropriate financing statement is required to perfect the interest of the Trust therein. Financing statements covering the Receivables have been filed with the appropriate governmental authority to protect the interests of the Trust in the Receivables.

         There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the closing date of the issuance by the Trust of the initial Series of certificates could have an interest in such Receivables with priority over the Trust's interest. Under the Agreement, however, the Transferor represents and warrants that it has transferred the Receivables to the Trust free and clear of the lien of any third party. In addition, the Transferor covenants that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust. A tax or other government lien on property of the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. In addition, if the FDIC were appointed as receiver of the Transferor, certain administrative expenses of the receiver or the State of Connecticut Department of Banking may have priority over the interest of the Trust in such Receivable.


Certain Matters Relating to Conservatorship and Receivership

         The Transferor is chartered as a Connecticut stock savings bank and is subject to regulation and supervision by the State of Connecticut Department of Banking. If the Transferor becomes insolvent or is in an unsound condition or if certain other circumstances occur, the State of Connecticut Department of Banking may request the Attorney General of Connecticut to apply to the Connecticut Court for an order appointing a conservator or receiver for the Transferor. Since the Transferor is a FDIC-insured bank, Connecticut law requires the conservator or receiver to be the Connecticut Banking Commissioner and permits the Commissioner to request that the FDIC be appointed conservator or receiver. In addition, the FDIC may appoint itself as conservator or receiver for the Transferor if the FDIC determines that one or more of certain conditions exist (such as, but not limited to, the Transferor's assets being insufficient for obligations, substantial dissipation of assets or earnings, the existence of unsafe or unsound conditions, the willful violation of a cease and desist order, concealment of records or assets, inability to meet obligations, the incurrence (or likelihood) of losses resulting in depletion of substantially all of its capital, violations of law likely to cause financial deterioration, cessation of insured status or undercapitalization of the Transferor).

         The FDIA sets forth certain powers that the FDIC in its capacity as conservator or receiver for the Transferor could exercise. To the extent that the Transferor has granted a security interest in the Receivables to the Trust, and that interest was validly perfected before the appointment of the FDIC as conservator or receiver and before the Transferor's insolvency, was not taken in contemplation of the insolvency of the Transferor, and was not taken with the intent to hinder, delay or defraud the Transferor or the creditors of the Transferor, such security interest should not be subject to avoidance if the Agreement and Supplements thereto and related documents are approved by the Transferor and are continuously maintained as records of the Transferor (as required by the FDIA) and the transactions represent bona fide and arm's length transactions undertaken for adequate consideration in the ordinary course of business and the secured party is neither an insider nor an affiliate of the Transferor. As a result, payments to the Trust with respect to the

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



Receivables (up to the amount of actual, direct compensatory damages, as described below) should not be subject to recovery by the FDIC as conservator or receiver of the Transferor. The foregoing conclusions regarding avoidance or recovery are based on FDIC general counsel opinions and policy statements regarding the application of certain provisions of the FDIA. If, however, the FDIC, as conservator or receiver for the Transferor were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Transferor as provided under the FDIA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. The FDIA provides that the FDIC may repudiate contracts determined by it to be burdensome and that claims for repudiated obligations are limited to actual, direct compensatory damages determined as of the date of the appointment of the conservator or receiver. The FDIA does not define the term "actual direct compensatory damages." On April 10, 1990, the RTC, formerly a sister agency of the FDIC, adopted a statement of policy (the "RTC Policy Statement") with respect to the payment of interest on direct collateralized borrowings of savings associations. The RTC Policy Statement states that interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment by the conservator, receiver, or the trustee of an amount equal to the principal owed plus the contract rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract to the extent secured by the collateral. However, in a case involving zero-coupon bonds issued by a savings association which were repudiated by the RTC, a federal district court in the Southern District of New York held, in 1993, that the RTC was obligated to pay holders the fair market value of repudiated bonds as of the date of repudiation. The FDIC itself has not adopted a policy statement on payment of interest on collateralized borrowings of banks. The FDIC, as conservator or receiver, would also have the rights and powers conferred under Connecticut law.

         The Agreement provides that, upon the appointment of a conservator or receiver or upon a voluntary liquidation with respect to the Transferor, the Transferor will promptly give notice thereof to the Trustee and a Pay Out Event will occur with respect to all Series then outstanding. Pursuant to the Agreement, newly created Principal Receivables will not be transferred to the Trust on and after any such appointment or voluntary liquidation (although Finance Charge Receivables on existing balances will continue to be transferred), and unless otherwise instructed within a specified period by holders of more than 50% of the investor interest of each Series outstanding (or, with respect to any Series with two or more classes, 50% of each class) to the effect that such Certificate Holders disapprove of the liquidation of the Receivables and wish to continue having Principal Receivables transferred to the Trust as before such appointment or voluntary liquidation, the Trustee will proceed to sell, dispose of or otherwise liquidate the portion of the
Receivables allocable to each Series that did not vote to disapprove of the liquidation of the Receivables in accordance with the Agreement in a commercially reasonable manner and on commercially reasonable terms. There can be no assurance, however, that a receiver or conservator will allow and not seek avoidance of continued transfer of Receivables to the Trust after receivership or conservatorship of the Transferor. Under the Agreement, the proceeds from the sale of the Receivables would be treated as Collections of the Receivables and the Investor Percentage of such proceeds would be distributed to the Certificate Holders. This procedure could be delayed, as described above. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables, the commencement of the Rapid Amortization Period and the transfer of servicing obligations from the Transferor. A conservator or receiver would have the power to cause the early sale of the Receivables and the early retirement of the Certificates, to prohibit the continued transfer of Principal Receivables to the Trust, and to repudiate the servicing obligations of the Transferor. See "Description of the Certificates--Pay Out Events." In addition, the appointment of a receiver or conservator could adversely affect the Transferor's ability to repurchase ineligible Receivables from the Trust or make cash deposits in respect of credits, adjustments or fraudulent charges and could result in administrative expenses of the receiver or conservator having priority over the interest of the Trust in the Receivables.


Consumer Protection Laws

         The relationship of the cardholder and credit card issuer is extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by the Transferor, the most significant laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting, Fair Debt Collection Practice and Electronic Funds Transfer Acts and applicable state law. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly Billing Cycles, and at year end. In addition, these statutes limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain

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



limitations on the type of account-related charges that may be assessed. Cardholders are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly. The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Transferor with respect to obligations arising before transfer of the Receivables to the Trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. The Transferor warrants to the Trust in the Agreement that all Receivables have been and will be created in compliance with the requirements of such laws. The Servicer has also agreed in the Agreement to indemnify the Trust, among other things, for any liability arising from such violations caused by the Servicer. For a discussion of the Trust's rights arising from the breach of these warranties, see "Description of the Certificates--Representations and Warranties."

         Certain jurisdictions may attempt to require out-of-state credit card issuers to comply with such jurisdiction's consumer protection laws (including laws limiting the charges imposed by such credit card issuers) in connection with their operations in such jurisdictions. A successful challenge by such a jurisdiction could have an adverse impact on the Transferor's credit card operations or the yield on the Receivables in the Trust.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

         The following discussion represents the opinion of Mayer, Brown & Platt, special tax counsel to the Transferor ("Tax Counsel"), subject to the exceptions and qualifications described herein, as to the material Federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. This discussion, however, does not address every aspect of the Federal income tax laws that may be relevant to holders of Offered Certificates in light of their personal investment circumstances or to certain types of Offered Certificate Holders subject to special treatment under the Federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their own tax advisors regarding Federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates in their own particular circumstances. The discussion is generally limited to those persons who are the initial holders of the Offered Certificates and to investors who will hold Offered Certificates as capital assets. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, the Treasury regulations thereunder, and published rulings and court decisions in effect (or, in the case of certain Treasury regulations, that are proposed) as of the date hereof, all of which are subject to change, possibly retroactively. No ruling on any of the issues discussed below has been or will be sought from the Internal Revenue Service (the "IRS") and no assurance can be given that the IRS will not take contrary positions. It is anticipated that the Trust will not be indemnified for any Federal income tax that may be imposed upon it, and the imposition of any such taxes on the Trust could result in a reduction in the amounts available for distribution to the Offered Certificate Holders.


Treatment of the Offered Certificates as Indebtedness

         Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, based upon its analysis of the factors discussed below, the Offered Certificates, when issued, will be characterized for Federal income tax purposes as indebtedness that is secured by the Receivables.

         The Transferor and Offered Certificate Holders will express in the Agreement the intent that, for Federal, state and local income and franchise tax purposes, and for the purposes of any other tax imposed on or measured by income, the Offered Certificates will be indebtedness secured by the Receivables. The Transferor, by entering into the Agreement, PSFC, by its beneficial ownership of the Transferor Interest, and each Offered Certificate Holder, by virtue of accepting a beneficial interest in an Offered Certificate, will agree to treat the Offered Certificates (or the beneficial interests therein) as indebtedness secured by the Receivables for Federal, state and local income and franchise tax purposes and for the purposes of any other tax imposed on or measured by income. Because, however, different criteria are used in determining the nontax accounting treatment of a transaction, the Transferor and PSFC will treat the

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Agreement  for  financial  accounting  purposes  as a transfer  of an  ownership interest in the Receivables and not as creating a debt obligation.

         The economic substance of a transaction generally determines its Federal income tax consequences and the form of a transaction, while a relevant factor, is generally not conclusive evidence of its economic substance. In appropriate circumstances the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, notwithstanding that participants characterized the transaction differently for nontax purposes. In some instances, however, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel believes that the rationale of those cases will not apply to this transaction.

         The determination of whether the economic substance of a transfer of an interest in property is a sale or a loan secured by the transferred property depends on numerous factors that indicate whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among the primary factors considered are whether the transferee has obtained the opportunity for gain if the property increases in value, has assumed the risk of loss if the property decreases in value and whether the transferee, at the time of transfer, has a fixed interest in the proceeds of the receivable when collected. Based upon its analysis of such factors, Tax Counsel is of the opinion that the Offered Certificates will be characterized for Federal income tax purposes as indebtedness secured by the Receivables. Contrary characterizations that could be asserted by the IRS are described under "--Possible Characterization of Offered Certificates as Interests in an Association Taxable as a Corporation or a Partnership" below. Except as otherwise expressly indicated, the following discussion assumes that the Offered Certificates will be treated as debt obligations for Federal income tax purposes.


Interest Income to Offered Certificate Holders

         It is anticipated that the Offered Certificates will be issued at par value (or at an insubstantial discount from par value). To the extent that stated interest on the Offered Certificates constitutes "qualified stated interest," it will be taxable as ordinary income for Federal income tax purposes when received or accrued by Offered Certificate Holders in accordance with their respective methods of tax accounting. The Treasury regulations provide that qualified stated interest generally includes stated interest that is "unconditionally payable" at least annually at a single fixed rate or at a qualified floating or objective variable rate that appropriately takes into account the length of the interval between payments. Interest is considered "unconditionally payable" if reasonable legal remedies exist to compel timely payment or terms and conditions of the debt instrument make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment (ignoring the possibility of nonpayment due to default, insolvency or similar circumstances) a remote contingency. The Transferor and PSFC intend to take the position that late payment or nonpayment of stated interest on the Offered Certificates is a remote contingency, and therefore that such stated interest constitutes qualified stated interest and (assuming the Offered Certificates are not issued with a greater than de minimis discount from par value) the Offered Certificates are not treated as being issued with original issue discount ("OID"). It is possible, however, that the IRS would take the position that none of the stated interest payable on the Offered Certificates is "unconditionally payable" and hence that all of such interest should be included in the Offered Certificates' stated redemption price at maturity. Consequently, the Offered Certificates would be treated as being issued with OID (generally, the excess of the "stated redemption price at maturity" of an Offered Certificate, or all payments on the Offered Certificate other than payments of qualified stated interest, over the issue price of the Offered Certificate). To the extent the Offered Certificates were treated as being issued with OID, an Offered Certificate Holder would be required, subject to a de minimis exception, to include OID in income as interest over the term of the Offered Certificate under a constant yield method, and, in general, OID must be included in income in advance of the receipt of cash representing that income. Because of the uncertainty of treatment, holders are urged to consult their own tax advisors regarding the treatment of stated interest on the Offered Certificates.

         An Offered Certificate Holder who purchases an Offered Certificate at a market discount may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Offered Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Offered Certificate.

         If an Offered Certificate is purchased by an Offered Certificate Holder at a premium, such premium will be amortized as an offset to interest income (with a corresponding reduction in the Offered Certificate Holder's basis) under a constant yield method over the term of the Offered Certificate if an election under Section 171 of the Code is made or is previously in effect.


Disposition of Offered Certificates

         If an Offered Certificate is sold, exchanged or otherwise disposed of, an Offered Certificate Holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on the sale, exchange or disposition and the Offered Certificate Holder's adjusted basis in the Offered Certificate. The adjusted basis of an Offered Certificate generally will equal the cost of the Offered Certificate to the Offered Certificate Holder, increased by any OID or market discount previously includible in the Offered Certificate Holder's gross income, and reduced by the portion of the basis of the Offered Certificate allocable to payments on the Offered Certificate previously received by the Offered Certificate Holder and any amortized premium. Subject to the market discount rules, gain or loss on the sale or other disposition of an Offered Certificate will be capital gain or loss if the Offered Certificate is held by the Offered Certificate Holder as a capital asset, except to the extent a holder realizes ordinary income attributable to accrued interest. Capital gain or loss will be long-term if the Offered Certificate is held by the Offered Certificate Holder for more than one year and otherwise will be short-term.


Possible Characterization of Offered Certificates as Interests in an Association Taxable as a Corporation or a Partnership

         Although, as described above, it is the opinion of Tax Counsel that the Offered Certificates are properly characterized as debt for Federal income tax purposes, such opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that the Offered Certificates were not debt obligations for Federal income tax purposes, Offered Certificates might be classified for Federal income tax purposes as interests in an association taxable as a corporation that owns the Receivables or as a partnership, including a "publicly traded partnership."

         If the arrangement created by the Agreement were treated as either an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, the resulting entity may be subject to Federal income taxes at corporate tax rates on its taxable income from the Receivables. Such a tax might result in reduced distributions to Offered Certificate Holders and Offered Certificate Holders might be liable for a share of such a tax. Moreover, it is unlikely that distributions by the entity would be deductible in computing the entity's taxable income (assuming that the Offered Certificates were treated as ownership interests rather than as debt) with the result that the entity would have significant taxable income and tax liability. In addition, all or part of the distributions to Offered Certificate Holders would generally be treated as dividend income to the Offered Certificate Holders.

         If, alternatively, the Offered Certificates were treated as interests in a partnership, the income reportable by the Offered Certificate Holders as partners could differ from the income reportable by the Offered Certificate Holders as holders of debt obligations. For example, a cash basis Offered Certificate Holder might be required to report income when it accrued to the partnership rather than when it is received by the Offered Certificate Holder. Moreover, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Offered Certificates. Finally, if a class of Offered
Certificates were treated as interests in a partnership and another class of Offered Certificates were treated as debt, a portion of the taxable income allocated to an Offered Certificate Holder of the class of Offered Certificates treated as interests in a partnership that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) would constitute "unrelated business taxable income" generally taxable to the holder under the Code.

         Since the Transferor and PSFC will treat the Offered Certificates as indebtedness for Federal income tax purposes, neither the Transferor nor PSFC will comply with the tax reporting requirements that would apply under these alternative characterizations of the Offered Certificates.


Foreign Investors

         Assuming the Offered Certificates represent debt obligations for Federal income tax purposes, if interest (including OID) on the Offered Certificates paid to a nonresident alien individual, foreign corporation, foreign partnership or foreign estate or trust is not effectively connected with the conduct of a United States trade or business of the recipient, it will be considered "portfolio interest" and will (subject to the discussion of backup withholding below) be generally exempt from United States withholding tax; provided, however, that the Offered Certificate Holder complies with applicable certification requirements (and does not actually or constructively own ten percent or more of the voting stock of the Transferor or PSFC and is not a controlled foreign corporation related to the Transferor or its affiliates).

         If the Offered Certificates were recharacterized as interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, to the extent distributions under the Agreement were treated as dividends, a nonresident alien individual or foreign corporation would generally be subject to withholding tax on the gross amount of such dividends at the rate of 30% (or lower rate as provided by an applicable treaty). If the IRS were to contend successfully that the Offered Certificates represent interests in a partnership (not taxable as a corporation), an Offered Certificate Holder that is a nonresident alien, foreign corporation or foreign estate or trust might be required to file a United States individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including the branch profits tax in the case of an Offered Certificate Holder that is a corporation, and would be subject to withholding tax on its share of partnership income.


Information Reporting and Backup Withholding

         The Trustee will be required to report annually to the IRS, and to each Offered Certificate Holder of record, the amount of interest paid (and OID accrued, if any) on the Offered Certificates (and the amount of interest withheld for Federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). Each non-exempt Offered Certificate Holder will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct Federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Offered Certificate Holder fail to provide the required certification, the Offered Certificate Holder will be subject to backup withholding of U.S. Federal income tax at a rate of 31% of the amounts otherwise payable to the holder. Such amount would be remitted to the IRS as a credit against the holder's Federal income tax liability.


                        STATE AND LOCAL TAX CONSEQUENCES

General

         State tax consequences to each Offered Certificate Holder will depend upon the provisions of the state tax laws to which the Offered Certificate Holder is subject. Most states modify or adjust the taxpayer's Federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals generally pay state tax on 100% of such state modified income, while corporations and other taxpayers generally pay state tax only on that portion of state modified income assigned to the taxing state under the state's own apportionment and allocation rules. Because each state's tax law varies, it is impossible to predict the tax consequences to the Offered Certificate Holders in all of the state taxing jurisdictions in which they are already subject to tax.

Connecticut

         The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place in Connecticut. Connecticut imposes an income tax on corporations doing business in Connecticut measured by their net income apportioned to Connecticut. This discussion is based upon present provisions of Connecticut law and regulations, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Connecticut Department of Revenue Services.

         Assuming the Offered Certificates are treated as indebtedness for Federal income tax purposes, Pullman & Comley, LLC, special Connecticut counsel to the Transferor, is of the opinion that this treatment will also apply for Connecticut tax purposes. Pursuant to this treatment, Offered Certificate Holders not otherwise subject to Connecticut tax would not become subject to such tax solely because of their ownership of the Offered Certificates. Offered Certificate Holders already subject to taxation in Connecticut as corporations, however, could be required to pay tax on the income generated from ownership of these Offered Certificates.

         In the alternative, if the Offered Certificates are treated as interests in a partnership (not taxable as a corporation) for Federal income tax purposes, the same treatment should also apply for Connecticut tax purposes. In such case, Connecticut could view the partnership as doing business in Connecticut. Connecticut would not impose any tax on the Trust, but an Offered Certificate Holder not otherwise subject to taxation in Connecticut could become subject to Connecticut income taxes as a result of its mere ownership of Offered Certificates.

         If the Offered Certificates are instead treated as ownership interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, then the entity could be subject to Connecticut income tax. Such taxes could result in reduced distributions to Offered Certificate Holders. An Offered Certificate Holder not otherwise subject to tax in Connecticut would not become subject to Connecticut taxes as a result of its mere ownership of such an interest.

         Because each state's income tax laws vary, it is impossible to predict the income tax consequences to the Offered Certificate Holders in all of the state taxing jurisdictions in which they are already subject to tax. There can be no assurance that other states will not claim that the Servicer has undertaken activities in such states. If such a claim were made, no assurances can be given as to whether the Offered Certificates would be treated as indebtedness by any particular state. Offered Certificate Holders are urged to consult their own tax advisors with respect to state taxes.

         ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.


                  CERTAIN EMPLOYEE BENEFIT PLAN CONSIDERATIONS

         Section 406 of ERISA and section 4975 of the Code prohibit certain pension, profit sharing or other employee benefit plans, Keogh plans, individual retirement accounts or annuities and employee annuity plans (collectively, including entities whose underlying assets are deemed to include the assets of one or more employee benefit plans (including without limitation insurance company general accounts), "Benefit Plans") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

         A possible violation of the prohibited transaction rules could occur if the Offered Certificates were to be purchased with assets of any Benefit Plan if the Transferor, the Servicer, the Trustee or the Underwriters were a "party in interest" or a "disqualified person," with respect to such Benefit Plan. The Transferor, the Servicer, the Trustee and the Underwriters are "parties in interest" or "disqualified persons" with respect to many Benefit Plans. Prior to the purchase of an Offered Certificate, the fiduciary of any Benefit Plan should consider whether a prohibited transaction might arise by virtue of the relationship between the Benefit Plan and the Transferor, the Servicer, the Trustee, the Underwriters or any affiliate of any thereof and, if so, should consult counsel regarding the purchase. The Department of Labor (the "DOL") has issued five class exemptions that may apply to otherwise prohibited transactions arising from the purchase or holding of the Offered Certificates: DOL Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and 96-23 (Class Exemption for Plan Asset Transactions Determined by In House Asset Managers).

         Other prohibited transactions may arise through the operation of a regulation (the "Plan Asset Regulation") issued by the DOL. Under certain circumstances, the Plan Asset Regulation treats the assets of an entity in which a Benefit Plan has an equity interest as assets of such Benefit Plan. Although the Transferor and the Offered Certificate Owners have agreed to treat the Offered Certificates as debt instruments for tax purposes, the Offered Certificates may be considered equity interests in the Trust for purposes of the Plan Asset Regulation. In such a case, if investment in the Offered Certificates by Benefit Plans is substantial, the Plan Asset Regulation may apply to treat assets of the Trust as assets of an investing Benefit Plan unless the exception described below applies.

         The assets of the Trust would not be treated as plan assets if the Offered Certificates constitute "publicly offered securities." A publicly offered security is a security that is (a) freely transferable, (b) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (c) either is (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. A class of securities will not fail to be widely held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the control of the issuer. For the purpose of this exception, the Class A Certificates should be deemed a "class" of securities that would be tested separately from any other securities that may be issued by the Trust. It is anticipated that the Class A Certificates will meet the criteria of publicly offered securities as set forth above. The Class A Underwriters will not sell the Class A Certificates to Benefit Plans unless they believe that the Class A Certificates will be held by at least 100 persons independent of the Transferor and each other at the conclusion of the offering. In addition, there are no restrictions imposed on the transfer of the Class A Certificates; and the Class A Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act. It is not expected that the Class B Certificates will meet the criteria of publicly offered securities, and accordingly the Class B Certificates may not be acquired with the assets of any Benefit Plan (including without limitation any insurance company general account deemed to include the assets of any Benefit
Plan).

         If the Plan Asset Regulation were to apply so that the Trust is considered to hold "plan assets," transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to a Benefit Plan that is an Offered Certificate Owner might be prohibited under Section 406 of ERISA and section 4975 of the Code unless an exemption is applicable. The five DOL class exemptions mentioned above may not provide relief for all transactions involving the Trust's assets even if they would otherwise be applicable to the purchase of an Offered Certificate by a Benefit Plan.

         It should also be noted that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor has issued proposed regulations (the "General Account Regulations") with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulation and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the assets of any Benefit Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Benefit Plan invested in a separate account.

         In light of the foregoing, fiduciaries of a Benefit Plan considering the purchase of Offered Certificates should consult their own counsel regarding whether the assets of the Trust would be considered plan assets, the consequences that would apply if the Trust's assets were considered plan assets and the possibility of exemptive relief from the prohibited transaction rules.

         Finally, fiduciaries of a Benefit Plan should consider the fiduciary standards under ERISA or other applicable law in the context of the Benefit Plan's particular circumstances before authorizing an investment of a portion of a Benefit Plan's assets in the Offered Certificates. Accordingly, among other factors, such fiduciaries should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law, (ii) is in accordance with the Benefit Plan's governing instruments and (iii) is prudent considering the "Risk Factors" and other factors discussed in this Prospectus.


                         LISTING AND GENERAL INFORMATION

         Application will be made to list the Class A Certificates on the Luxembourg Stock Exchange. In connection with the listing application, the Articles of Incorporation and By-laws of the Transferor, as well as legal notice relating to the issuance of the Class A Certificates, will be deposited prior to listing with the Chief Registrar of the District Court in Luxembourg, where copies thereof may be obtained upon request. Once the Class A Certificates have been so listed, trading of the Class A Certificates may be effected on the Luxembourg Stock Exchange. The Class A Certificates and the Class B Certificates have been accepted on the Closing Date for clearance through the facilities of The Depository Trust Company and Cedel Bank, societe anonyme, and the Euroclear System (ISIN number __________ with respect to the Class A Certificates and ISIN number __________ with respect to the Class B Certificates and Common Code number __________ with respect to the Class A Certificates and Common Code number __________ with respect to the Class B Certificates).

         The transactions contemplated in this Prospectus were authorized by resolutions adopted by the Transferor on ________, 1998 and by PSFC on _________, 1998.

         The Trust has no assets other than those described herein.

         Copies of the Agreement, the Series _________ Supplement, the annual report of independent public accountants, the documents listed under "Available Information" and the reports to Certificate Holders referred to in the second paragraph under "Description of Certificates--Reports to Certificate Holders" will be available at the office of Bankers Trust Luxembourg, S.A. (the "Listing Agent"), in Luxembourg, whose address is 14 Boulevard F.D. Roosevelt, Luxembourg City, Luxembourg. Financial information regarding the Transferor is included in the consolidated financial statements of People's Bank's Annual Report and Form 10-K for the fiscal year ended December 31, 1997, which will be available at the office of the Listing Agent in Luxembourg. People's Bank's Annual Report and Form 10-K for subsequent fiscal years, and quarterly reports, including interim financial statements, on Form 10-Q for subsequent fiscal quarters, also will be available at the office of the Listing Agent in Luxembourg.

         On or prior to each Distribution Date, the Luxembourg Stock Exchange shall be advised of (i) the Class A Certificate Rate as determined under "Prospectus Summary--Interest" and "Description of Certificates--Determination of LIBOR," for the immediately following Distribution Date, (ii) the amount of interest to be distributed in respect of the Class A Certificates for the Distribution Date referred to in (i) above and (iii) the principal amount of the Class A Certificates that will be outstanding after the principal distribution made on the Distribution Date on which such report is being furnished. Also, promptly following each Distribution Date a notice will be published in a daily newspaper (expected to be the Luxemburger Wort) specifying the information described above in Items (i) and (ii).

         The Certificates, the Agreement and the Series _________ Supplement are governed by the laws of the State of New York.


                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement dated ___________, 1998, with respect to the Offered Certificates (the "Underwriting Agreement"), PSFC and the Transferor have agreed with respect to the Class A Certificates to sell to each of the Underwriters named below (the "Class A Underwriters"), and each of the Class A Underwriters, for whom _______ are acting as representatives, has severally agreed to purchase, the principal amount of Class A Certificates set forth opposite its name below:

                                            Principal
                                         Amount of Class
             Underwriters                A Certificates
             ------------                --------------

                                        $
                                        $

         Under the terms and conditions of the Underwriting Agreement, the several Class A Underwriters are committed to take and pay for all of the Class A Certificates, if any are taken.

         Subject to the terms and conditions set forth in the Underwriting Agreement, PSFC and the Transferor have agreed with respect to the Class B Certificates to sell to __________ (the "Class B Underwriters" and together with the Class A Underwriters, the "Underwriters"), and the Class B Underwriters have agreed to purchase, the Class B Certificates.

         Under the terms and conditions of the Underwriting Agreement, the Class B Underwriters are committed to take and pay for all of the Class B Certificates, if any are taken.

         PSFC and the Transferor have been advised by the Class A Underwriters that they propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of ____% of the principal amount of the Class A Certificates. The Class A Underwriters may allow, and such dealers may reallow, concessions not in excess of _____% of the principal amount of the Class A Certificates to certain brokers and dealers. After the initial public offering of the Class A Certificates, the public offering price and such concessions may be changed.

         PSFC and the Transferor have been advised by the Class B Underwriters that they propose initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of ____% of the principal amount of the Class B Certificates. The Class B Underwriters may allow, and such dealers may reallow, concessions not in excess of ____% of the principal amount of the Class B Certificates to certain brokers and dealers. After the initial public offering of the Class B Certificates, the public offering price and such concessions may be changed.

         Application will be made to list the Class A Certificates on the Luxembourg Stock Exchange.

         In connection with the offering, the Underwriters may purchase and sell the Offered Certificates in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created by the Underwriters in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Offered Certificates; and syndicate short positions involve syndicate sales in excess of the offering size. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the Offered Certificates for their account may be reclaimed by the syndicate if such Offered Certificates are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Offered Certificates which may be higher than they would be in the absence of such transactions; and these activities, if commenced, may be discontinued at any time.

         Each Underwriter has represented and agreed that (a) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or who is a person to whom the document may otherwise lawfully be issued or passed on, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and other applicable laws and regulations with respect to anything done by it in relation to the Offered Certificates in, from and otherwise involving the United Kingdom and (c) if that Underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described herein if that person is of a kind described either in Section 76(2) of the Financial Services Act of 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

         PSFC and the Transferor will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.



                                  LEGAL MATTERS

         Certain legal matters relating to the issuance of the Offered Certificates will be passed upon for the Transferor by William T. Kosturko, General Counsel to People's Bank. Certain legal matters relating to the Offered Certificates will be passed upon for the Transferor by Mayer, Brown & Platt, New York, New York. Certain legal matters relating to the federal tax consequences of the issuance of the Offered Certificates and certain other matters relating thereto will be passed upon for the Transferor by Mayer, Brown & Platt, New York, New York and certain legal matters relating to Connecticut state income tax consequences will be passed upon for the Transferor by Pullman & Comley, LLC, Bridgeport, Connecticut, special Connecticut counsel to People's Bank. Certain legal matters relating to the issuance of the Offered Certificates will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                               INDEX OF KEY TERMS

Accounts          ........................................................13, 13
Accumulation Shortfall....................................................10, 38
Additional Accounts...........................................................14
Affinity Program Accounts.....................................................29
Agent Bank Accounts...........................................................29
Aggregate Principal Receivables...............................................34
Agreement         .............................................................4
Automatic Additional Accounts.................................................14
Available Investor Principal Collections..................................39, 49
Available Reserve Account Amount..............................................71
Bank Portfolio    ............................................................28
Base Rate         ............................................................25
Benefit Plans     ............................................................86
Billing Cycle     ............................................................30
Cedel Participants............................................................46
Cedel             ............................................................46
Cede              .............................................................2
Certificate Holders............................................................4
Certificates      ..........................................................1, 4
Class A Adjusted Investor Interest.............................................6
Class A Available Funds...................................................63, 63
Class A Cap Rate  ............................................................43
Class A Certificate Holders.................................................4, 4
Class A Certificate Rate....................................................8, 8
Class A Certificates........................................................1, 4
Class A Covered Amount....................................................10, 70
Class A Excess Interest.....................................................8, 8
Class A Excess Principal..................................................48, 48
Class A Fixed Allocation..................................................59, 59
Class A Floating Allocation...............................................59, 59
Class A Initial Investor Interest...........................................6, 6
Class A Interest Rate Cap...................................................5, 5
Class A Investor Charge-Off...............................................69, 69
Class A Investor Interest...................................................6, 6
Class A Monthly Cap Rate Interest.........................................62, 62
Class A Monthly Interest....................................................8, 8
Class A Monthly Principal.................................................66, 66
Class A Notional Amount...................................................43, 43
Class A Payment Amount....................................................16, 16
Class A Principal Funding Investment Shortfall............................10, 71
Class A Required Amount...................................................16, 16
Class A Scheduled Payment Date..............................................2, 2
Class A Underwriters..........................................................88
Class B Available Funds...................................................63, 63
Class B Cap Rate  ............................................................44
Class B Certificate Holders.................................................4, 4
Class B Certificate Rate....................................................8, 8
Class B Certificates........................................................1, 4
Class B Excess Interest.....................................................9, 9
Class B Excess Principal..................................................48, 48
Class B Fixed Allocation..................................................59, 59
Class B Floating Allocation...............................................59, 59
Class B Initial Investor Interest...........................................6, 6

Class B Interest Rate Cap...................................................5, 5
Class B Investor Charge-Off...............................................17, 17
Class B Investor Default Amount...........................................69, 69
Class B Investor Interest...................................................6, 6
Class B Monthly Cap Rate Interest.........................................63, 63
Class B Monthly Interest....................................................8, 8
Class B Monthly Principal.................................................66, 66
Class B Monthly Servicing Fee.............................................75, 75
Class B Notional Amount...................................................43, 43
Class B Payment Amount....................................................17, 17
Class B Required Amount...................................................17, 17
Class B Scheduled Payment Date..............................................2, 2
Class B Underwriters..........................................................89
Closing Date      .............................................................5
Code              ............................................................82
Collateral Available Funds....................................................64
Collateral Default Amount.....................................................69
Collateral Fixed Allocation...................................................59
Collateral Floating Allocation................................................59
Collateral Interest Charge-Off................................................70
Collateral Interest Monthly Servicing Fee.....................................75
Collateral Interest Surplus...............................................10, 61
Collateral Interest........................................................7, 60
Collateral Monthly Interest...................................................64
Collateral Monthly Principal..................................................67
Collateral Rate   ............................................................64
Collection Subaccount.........................................................57
Collections       ............................................................58
Commission        .............................................................2
Controlled Accumulation Amount................................................38
Controlled Accumulation Date...................................................9
Controlled Accumulation Period.................................................9
Controlled Deposit Amount......................................................9
Cooperative       ............................................................46
Defaulted Accounts............................................................58
Defaulted Receivables.........................................................69
Definitive Certificates.......................................................47
Depositaries      ............................................................44
Depository        ............................................................42
Determination Date............................................................69
Disclosure Document...........................................................12
Discount Option   ............................................................57
Discount Percentage...........................................................57
Distribution Account..........................................................58
Distribution Date ..........................................................2, 8
Dollars           .............................................................3
DOL               ............................................................86
DTC Participants  ............................................................44
Eligible Account  ............................................................54
Eligible Additional Account...................................................56
Eligible Automatic Additional Account.........................................55
Eligible Receivable...........................................................54
Enhancement Provider..........................................................53
Enhancement       .............................................................5
ERISA             ............................................................21
Euroclear Operator............................................................46

Euroclear Participants........................................................46
Euroclear System  ............................................................46
Euroclear         ............................................................46
Excess Funding Account........................................................58
Excess Principal  ............................................................48
Excess Spread     ............................................................64
Exchange Act      .............................................................2
Exchangeable Transferor Certificate............................................6
Exchange          ............................................................12
Expected Class A Principal....................................................48
FDIA              ............................................................22
FDIC              ..........................................................1, 6
Finance Charge Account........................................................58
Finance Charge Collections....................................................58
Finance Charge Receivables....................................................13
Global Securities ............................................................98
Holders           ............................................................47
Indirect Participants.........................................................44
Ineligible Receivable.........................................................53
Initial Class A Accumulation Date.............................................48
Initial Collateral Interest....................................................6
Initial Interest Period........................................................9
Initial Investor Interest......................................................6
Insolvency Event  ............................................................73
Interchange       ............................................................34
Interest Period   ............................................................43
Interest Rate Cap Provider.....................................................5
Interest Rate Caps.............................................................5
Investor Charge-Off...........................................................70
Investor Default Amount.......................................................69
Investor Exchange ............................................................12
Investor Percentage....................................................7, 58, 59
IRS               ............................................................82
LIBOR Determination Date......................................................43
LIBOR             .........................................................8, 43
Listing Agent     ............................................................88
Loan Agreement    ............................................................20
London Banking Day............................................................42
MasterCard        ............................................................28
Maximum Addition Amount.......................................................55
Minimum Aggregate Principal Receivables...................................34, 34
Minimum Transferor Interest...................................................34
Monthly Period    .............................................................7
Monthly Servicer Report.......................................................77
Monthly Servicing Fees........................................................75
Offered Certificate Holder....................................................45
Offered Certificate Owners.....................................................2
Offered Certificate Rate.......................................................8
Offered Certificates........................................................1, 4
OID               ............................................................83
Participants      ............................................................44
Pay Out Event     ............................................................37
Paying Agent      ............................................................47
Permitted Investments.........................................................57
Plan Asset Regulation.........................................................87
Pool Factor       ............................................................78

Portfolio Yield   ............................................................25
Principal Allocation..........................................................61
Principal Collections.........................................................58
Principal Funding Account Balance.........................................10, 38
Principal Funding Account.................................................10, 70
Principal Funding Investment Proceeds.....................................10, 70
Principal Receivables.........................................................13
Principal Shortfalls..........................................................67
Principal Terms   ............................................................51
PSFC              ...................................................1, 1, 6, 41
Qualified Substitute Arrangement..............................................43
Qualified Trust Institution...................................................58
Rapid Amortization Period.....................................................11
Rating Agency     ............................................................26
Reallocated Class B Principal Collections.....................................68
Reallocated Collateral Principal Collections..................................68
Reallocated Principal Collections.............................................69
Receivables       ..........................................................1, 5
Record Date       ............................................................42
Recoveries        ............................................................13
Reference Banks   ............................................................43
Removal Date      ............................................................56
Removed Accounts  ........................................................14, 56
Replacement Interest Rate Cap.................................................43
Representative Portfolio......................................................32
Required Amounts  ............................................................68
Required Collateral Interest..............................................18, 70
Required Reserve Account Amount...............................................71
Reserve Account Funding Date..................................................71
Reserve Account   ............................................................71
Revolving Period  .............................................................9
RTC Policy Statement..........................................................81
RTC               ............................................................22
Scheduled Payment Date........................................................12
Scheduled Series _________ Termination Date...............................12, 72
Securities Act    ........................................................2, 106
Series _________ Supplement....................................................4
Series _________  .............................................................4
Series Cut-Off Date...........................................................13
Series            .............................................................4
Service Transfer  ............................................................76
Servicer Default  ............................................................77
Servicer          ............................................................15
Servicing Fee Rate............................................................75
Servicing Fee     ............................................................75
Shared Finance Charge Collections.............................................19
Supplement        ............................................................12
Tax Counsel       ............................................................82
Telerate Page 3750............................................................43
Terms and Conditions..........................................................46
Total System      ............................................................28
Transfer Agent and Registrar..................................................47
Transfer Date     .............................................................9
Transferor Exchange...........................................................12
Transferor Percentage.........................................................59
Transferor Servicing Fee......................................................75

Transferor        .............................................................1
Trust Portfolio   .........................................................5, 34
Trustee           .............................................................4
Trust             ..........................................................1, 4
UCC               ............................................................80
Underwriters      ............................................................89
Underwriting Agreement........................................................88
VISA              ............................................................28
Year 2000 Issue   ............................................................29

ANNEX I

PRIOR SERIES ISSUED AND OUTSTANDING

         The Trust has previously issued eight Series of certificates, three of which have been repaid in full. The table below sets forth the principal characteristics of the five Series previously issued by the Trust that are currently outstanding: the Series 1995-1 Certificates, the Series 1996-1 Certificates, the Series 1997-1 Certificates, the Series 1997-2 Certificates and the Series 1998-1 Certificates. For more specific information with respect to a Series, any prospective investor should contact People's Bank at (203) 338-7171. People's Bank will provide, without charge, to any prospective purchaser of the Offered Certificates, a copy of the Disclosure Documents for any previously publicly-issued and outstanding Series.



Series 1995-1

Initial Investor Interest................................           $400,000,000
Class A Certificate Rate.................................       LIBOR plus 0.20%
Class B Certificate Rate.................................       LIBOR plus 0.35%
Current Investor Interest................................           $400,000,000
Class A Controlled Amortization Amount...................         $27,142,857.14
Class B Controlled Amortization Amount...................            $20,000,000
Controlled Amortization Date.............................         August 1, 1999
Monthly Servicing Fee....................................        2.00% per annum
Initial Cash Collateral Amount...........................            $36,000,000
Class A Expected Final Distribution Date.................           October 2000
Class B Expected Final Distribution Date.................          November 2000
Scheduled Series 1995-1 Termination Date.................            August 2003
Series Issuance Date.....................................         March 28, 1995




Series 1996-1

Initial Investor Interest................................           $400,000,000
Class A Certificate Rate.................................       LIBOR plus 0.15%
Class B Certificate Rate.................................       LIBOR plus 0.30%
Current Investor Interest................................           $400,000,000
Class A Controlled Amortization Amount...................         $27,071,428.57
Class B Controlled Amortization Amount...................            $21,000,000
Controlled Amortization Date.............................       November 1, 2000
Monthly Servicing Fee....................................         2.0% per annum
Initial Cash Collateral Amount...........................            $36,000,000
Class A Expected Final Distribution Date.................           January 2002
Class B Expected Final Distribution Date.................          February 2002
Scheduled Series 1996-1 Termination Date.................          November 2004
Series Issuance Date.....................................           July 2, 1996

Series 1997-1

Initial Investor Interest................................           $500,000,000
Class A Initial Investor Interest........................           $425,000,000
Class B Initial Investor Interest........................            $33,750,000
Initial Collateral Interest..............................            $41,250,000
Current Investor Interest................................           $500,000,000
Class A Certificate Rate.................................       LIBOR plus 0.12%
Class B Certificate Rate.................................       LIBOR plus 0.32%
Controlled Accumulation Amount...........................         $30,357,142.86
Controlled Accumulation Date.............................       December 1, 2000
Servicing Fee Rate.......................................         2.0% per annum
Class A Scheduled Payment Date...........................          February 2002
Class B Scheduled Payment Date...........................             March 2002
Scheduled Series 1997-1 Termination Date.................           October 2004
Series Issuance Date.....................................         March 27, 1997

Series 1997-2

Initial Investor Interest................................          $500,000,000
Class A Initial Investor Interest........................          $425,000,000
Class B Initial Investor Interest........................           $33,750,000
Initial Collateral Interest..............................           $41,250,000
Current Investor Interest................................          $500,000,000
Class A Certificate Rate.................................       LIBOR plus 0.13%
Class B Certificate Rate.................................       LIBOR plus 0.33%
Controlled Accumulation Amount...........................        $30,357,142.86
Controlled Accumulation Date.............................          June 1, 2001
Servicing Fee Rate.......................................        2.0% per annum
Class A Scheduled Payment Date...........................           August 2002
Class B Scheduled Payment Date...........................        September 2002
Scheduled Series 1997-2 Termination Date.................            April 2005
Series Issuance Date.....................................    September 24, 1997



Series 1998-1

Initial Investor Interest................................           $370,000,000
Class A Initial Investor Interest........................           $343,000,000
Class B Initial Investor Interest........................            $27,000,000
Initial Collateral Interest..............................            $30,000,000
Current Investor Interest................................           $370,000,000
Class A Certificate Rate.................................       LIBOR plus 0.14%
Class B Certificate Rate.................................       LIBOR plus 0.34%
Controlled Accumulation Amount...........................            $24,500,000
Controlled Accumulation Date.............................        January 1, 2002
Servicing Fee Rate.......................................         2.0% per annum

Class A Scheduled Payment Date...........................            March 2003
Class B Scheduled Payment Date...........................            April 2003
Scheduled Series 1998-1 Termination Date.................         November 2005
Series Issuance Date.....................................         April 1, 1998

                                                           ANNEX II

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered People's Bank Credit Card Master Trust Floating Rate Class A Asset Backed Certificates, Series _________ and Floating Rate Class B Asset Backed Certificates, Series _________ (collectively, the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior People's Bank Credit Card Master Trust issues.

         Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Offered Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as Participants and Indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior People's Bank Credit Master Trust issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.


Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior People's Bank Credit Card Master Trust issues in same-day funds.


                                      AII-1

         Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the accounts of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued to the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360 day year. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

         Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360 day year. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in a debit position in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                                      AII-2

         (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.


Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Offered Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         Exemption for non-U.S.  Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Offered Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Offered Certificate Owner or its agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Offered Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, its agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust whose administration is subject to the primary supervision of a United States court and for which one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, which are generally effective for payments made on or after January 1, 1999, interest or OID paid to a beneficial owner of Global Securities that is a non-U.S. Person would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the beneficial owner complies

                                      AII-3
with the new certification procedures. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.


                                      AII-4

                        PRINCIPAL OFFICE OF PEOPLE'S BANK

                                Bridgeport Center
                                 850 Main Street
                            Bridgeport, CT 06604-4913

                             TRUSTEE AND AGENT BANK

                              Bankers Trust Company
                                 4 Albany Street
                                   10th Floor
                            New York, New York 10005

                         PAYING AGENT AND TRANSFER AGENT

                              Bankers Trust Company
                                 4 Albany Street
                                   10th Floor
                            New York, New York 10005

         LISTING AGENT, PAYING AGENT, CO-TRANSFER AGENT AND CO-REGISTRAR

                         Bankers Trust Luxembourg, S.A.
                           14 Boulevard F.D. Roosevelt
                                 Luxembourg City
                                   Luxembourg

                            LEGAL ADVISER TO THE BANK

                             As to United States Law

                              Mayer, Brown & Platt
                                  1675 Broadway
                          New York, New York 10019-5820

                        LEGAL ADVISER TO THE UNDERWRITERS

                             As to United States Law

                              Skadden, Arps, Slate,
                              Meagher & Flom, LLP
                                919 Third Avenue
                            New York, New York 10022


                             ACCOUNTANTS TO THE BANK

                              KPMG Peat Marwick LLP
                               3001 Summer Street
                               Stamford, CT 06905

--------------------------------------------------------------------------------


         No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by People's Bank or the Underwriters. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein or therein is correct as of any time subsequent to the date of such information. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.


                                TABLE OF CONTENTS


                                                    Page
Reports to Certificate Holders.................       2
Available Information..........................       2
Other Information..............................       3
Prospectus Summary.............................       4
Risk Factors...................................      22
The Trust......................................      28
The Credit Card Business of People's
   Bank........................................      28
The Receivables................................      34
Maturity Considerations........................      37
Receivable Yield Considerations................      40
Use of Proceeds................................      40
People's Bank..................................      41
Description of the Certificates................      41
Certain Legal Aspects of the Receivables.......      80
Certain Federal Income Tax Consequences........      82
State and Local Tax Consequences...............      85
Certain Employee Benefit Plan Considerations...      86
Listing and General Information................      88
Underwriting...................................      88
Legal Matters..................................      90

Index of Key Terms.............................       i
Annex I Prior Series Issued And
   Outstanding.................................    AI-1
Annex II Global Clearance, Settlement and
   Tax Documentation Procedures................   AII-1


          Until _______ (90 days after the date of this Prospectus), all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================




                                   $_________

                            People's Bank Credit Card
                                  Master Trust

                             $_______ Floating Rate
                              Class A Asset Backed
                         Certificates, Series _________

                             $_______ Floating Rate
                              Class B Asset Backed
                         Certificates, Series _________

                                      LOGO

                             Transferor and Servicer

                               __________________


                                   PROSPECTUS


                               __________________


                    Underwriters of the Class A Certificates

                    Underwriters of the Class B Certificates






================================================================================

                                     PART II

Item 13.   Other Expenses of Issuance and Distribution


Registration Fee................................................$     295.00
Printing and Engraving..........................................           *
Legal Fees and Expenses.........................................           *
Blue Sky Fees and Expenses......................................           *
Accountants' Fees and Expenses..................................           *
Rating Agency Fees..............................................           *
Miscellaneous Fees..............................................           *
                                                                   ---------
Total...........................................................$     295.00
                                                                   =========


--------------------------
* To be provided by amendment.


Item 14.   Indemnification of Directors and Officers

         Article X of the Articles of Incorporation of People's Bank provides that the Bank shall indemnify its directors, officers, employees, agents, and all other persons eligible for indemnification by People's Bank, to the fullest extent permitted or required by Section 33-320a of the Connecticut General Statutes and as provided by the Bylaws of the Bank. Furthermore, no director of People's Bank shall be personally liable to People's Bank or its stockholders for monetary damages for breach of duty as a director in any amount in excess of the compensation received by the director for serving People's Bank in that capacity during the year such violation occurred, unless such breach (1)
involves a knowing and culpable violation of law by the director, (2) enables the director or an associate of such director (as defined in subdivision (3) of Section 33-374d of the Connecticut General Statutes), to receive an improper personal economic gain, (3) shows a lack of good faith and a conscious disregard for the duty of the director to People's Bank under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to People's Bank, (4) constitutes a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to People's Bank, or (5) creates liability under Section 36-9 of the Connecticut General Statutes. Furthermore, Article X of the Articles of Incorporation provides that any repeal or modification of Article X by the stockholders of People's Bank shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of People's Bank existing at the time of such repeal or modification.

         Article VI of the By-laws of People's Bank provides that the Bank shall indemnify (a) its currently acting and its former directors, officers, employees or agents to the fullest extent that indemnification of directors is permitted by the Connecticut Stock Corporation Act and (b) its officers to the same extent as its directors (and to such further extent as is consistent with law). In addition, Article VI of such By-Laws provides that People's Bank shall indemnify its directors and officers who, while serving as directors or officers of People's Bank, also serve at the request of People's Bank as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent permitted by the Connecticut Stock Corporation Act.

         Article VI of People's Bank's By-laws also provides that any director or officer seeking indemnification within the foregoing rights of indemnification shall be entitled to advances from People's Bank for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification as authorized by the Board of Directors in accordance with the provisions of and in the manner and to the fullest extent permissible under the Connecticut Stock Corporation Act. Further, such Section provides that the foregoing rights of indemnification shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled and shall inure to the benefit of the heirs, executors and administrators of such director or officer. Furthermore, any such right of indemnification shall be consistent with the laws of the State of Connecticut.

         The Connecticut Stock Corporation Act provides that a corporation may indemnify any person made a party to any proceeding, other than an action by or in the right of the corporation, by reason of the fact that he, or the person whose legal representative he is, is or was a shareholder, director, officer, employee or agent of the corporation, or an eligible outside party, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred by him, and the person whose legal representative he is, in connection with such proceeding such person shall not be entitled to indemnification if (1) it is established that such person, and the person whose legal representative he is, was successful on the merits in the defense of any proceeding referred to in this subsection, or (2) it shall be concluded that such person, and the person whose legal representative he is, acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, either in the best interests of the corporation or in the best interests of the participants and beneficiaries of such employee benefit plan or trust and consistent with the provisions of such employee benefit plan or trust and, with respect to any criminal action or proceeding, that he had no reasonable cause to believe his conduct was unlawful, or (3) the court shall have determined that in view of all the circumstances such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine; except that, in connection with an alleged claim based upon his purchase or sale of securities of the corporation or of another enterprise, which he serves or served at the request of the corporation, the corporation shall only indemnify such person after the court shall have determined that in view of all the circumstances such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine.


Item 15.   Recent Sales of Unregistered Securities

         The Trust has not previously issued any unregistered securities.


Item 16.   Exhibits and Financial Statements

(a)   Exhibits


       1.1       --   Form of Underwriting Agreement.*
       3.2       --   Articles of Incorporation, as amended.*
       3.2       --   By-laws, as amended.*
       4.1       --   Amended and Restated  Pooling and  Servicing  Agreement,
                      and certain other related agreements as Exhibits thereto.*
       4.2       --   Form of Series _________ Supplement,  including forms of
                      the Certificates,  and certain other related agreements as
                      Exhibits thereto.*
       4.3       --   Form of Interest Rate Caps.*
       5.1       --   Opinion of Mayer, Brown & Platt with respect to legality.*
       8.1       --   Opinion of Mayer,  Brown & Platt with  respect  to tax
                      matters.*
       8.2       --   Opinion of Pullman & Comley with respect to tax matters.*
      23.1       --   Consent of Mayer, Brown & Platt (included in its opinions
                      filed as Exhibit  5.1 and  Exhibit  8.1).
      23.2       --   Consent  of  Pullman  &  Comley (included in its opinion
                      filed as an Exhibit to Exhibit 8.2).
      24.1       --   Powers of Attorney.

-------------

*    To be filed by amendment.

(b)   Financial Statements

         All   financial   statements,   schedules  and   historical   financial
information have been omitted as they are not applicable.

Item 17.   Undertakings

         The undersigned registrant hereby undertakes as follows:

         (a) To provide to the Underwriters at the closing specified in the Underwriting Agreement Certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

         (c) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (d) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeport, State of Connecticut, on September 17, 1998.


                                    PEOPLE'S BANK
                                    as originator of the Trust (Registrant)


                                    By  /s/ George W. Morriss
                                       ----------------------------
                                       George W. Morriss
                                       Executive Vice President and
                                       Chief Financial Officer


         Each director and officer of the registrant whose signature appears below hereby appoints David E.A. Carson, George W. Morriss and William T. Kosturko, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the Commission any and all amendments, including post-effective amendments to this registration statement, and the registrant hereby also appoints each such person as its attorney-in-fact with the authority to sign and file any such amendments in its name and behalf. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on September 17, 1998 by the following persons in the capacities indicated


     Signatures                Title
     ----------                -----

 /s/ David E.A. Carson
-------------------------      Chief Executive Officer, Director
  David E.A. Carson

 /s/ James P. Biggs
-------------------------      President, Director
   James P. Biggs

 /s/ Vincent J. Calabrese
-------------------------      First Vice President and Comptroller
Vincent J. Calabrese           (Chief Accounting Officer)

 /s/ George P. Carter
-------------------------      Director
  George P. Carter

 /s/ Joseph E. Clancy
-------------------------      Director
  Joseph E. Clancy

 /s/ Jerry Franklin
-------------------------      Director
   Jerry Franklin


-------------------------      Director
  Samuel W. Hawley

      Signatures               Title
      ----------               -----

 /s/ Betty Ruth Hollander
-------------------------      Director
 Betty Ruth Hollander

 /s/ Eunice S. Groark
-------------------------      Director
   Eunice S. Groark

 /s/ Saul Kwartin
-------------------------      Director
     Saul Kwartin

/s/Jeremiah J. Lowney, Jr.
-------------------------      Director
Jeremiah J. Lowney, Jr.

 /s/ Jack E. McGregor
-------------------------      Director
   Jack E. McGregor

 /s/ James A. Thomas
-------------------------      Director
    James A. Thomas

EXHIBIT INDEX


   1.1   --   Form of Underwriting Agreement.*
   3.2   --   Articles of Incorporation, as amended.*
   3.2   --   By-laws, as amended.*
   4.1   --   Amended and Restated Pooling and Servicing Agreement, and certain other related agreements as Exhibits thereto.*
   4.2   --   Form of Series  _________  Supplement,  including  forms of the
              Certificates,  and certain  other  related  agreements as Exhibits thereto.*
   4.3   --   Form of Interest Rate Caps.*
   5.1   --   Opinion  of Mayer,  Brown & Platt with  respect to  legality.*
   8.1   --   Opinion of Mayer,  Brown & Platt with respect to tax matters.*
   8.2   --   Opinion of Pullman & Comley with respect to tax matters.*
  23.1   --   Consent of Mayer,  Brown & Platt  (included in its opinions filed as Exhibit 5.1 and Exhibit 8.1).
  23.2   --   Consent of Pullman & Comley  (included in its opinion filed as an
              Exhibit to Exhibit 8.2).
  24.1   --   Powers of Attorney.

-----------

*    To be filed by amendment.